Filed Pursuant to Rule 424(b)(3)

Registration No. 333-107486

CNL RETIREMENT PROPERTIES, INC.

Supplement No. Three, dated December 14, 2005

to Prospectus, dated March 21, 2005

This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 21, 2005. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of November 30, 2005, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after November 30, 2005, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between March 1, 2005 and November 30, 2005.

Type and Location	Date Acquired
Retirement Communities
Encore Senior Living
Anaheim Hills, CA	3/31/05
Apple Valley, CA	3/31/05
Clearwater, FL	3/31/05
Fort Myers, FL	3/31/05
Greenacres, FL	3/31/05
Naples, FL	3/31/05
Pensacola, FL (Carpenter's Creek)	3/31/05
Pensacola, FL (Encore Senior Village-Pensacola)	3/31/05
Peoria, AZ	3/31/05
Phoenix, AZ	3/31/05
Portland, OR (Calaroga Terrace)	3/31/05
Portland, OR (Encore Senior Village at Portland)	3/31/05
Riverside, CA	3/31/05
Salt Lake City, UT	3/31/05
Tallahassee, FL	3/31/05
Tucson, AZ	3/31/05
Victorville, CA	6/30/05

Medical Office Buildings
Petersburg, VA (1)	4/28/05
Chattanooga, TN (Memorial Plaza)	6/30/05
Chattanooga, TN (Mission Surgery Center)	6/30/05
Westminster, CO (1)	9/01/05
Coppell, TX	9/30/05
Dallas, TX (Glen Lakes)	9/30/05
Dallas, TX (Park Cities)	9/30/05
Dallas, TX (Valley View)	9/30/05
Oklahoma City, OK (Meridian Center)	9/30/05
Oklahoma City, OK (Meridian Tower)	9/30/05

Type and Location	Date Acquired
Medical Office Buildings - Continued
Trophy Club, TX (Trophy Club Professional Office Building)	9/30/05
Towson, MD (1)	10/01/05
Cypress, TX (1)	11/01/05

Walk-in Clinics
Little Rock, AR (Rodney Parham)	6/30/05
Little Rock, AR (South University)	6/30/05

Specialty Hospital
Trophy Club, TX (Trophy Club Hospital)	09/30/05

(1)	This Property is being developed.

The Encore Properties are independent living/assisted living Properties, which opened between 1968 and 1999. The 17 Properties include 427 independent living units, 379 assisted living units and 638 units for residents with Alzheimer's and related memory disorders. The medical office buildings ("MOBs") represent approximately 629,600 square feet. Six of the MOBs are subject to ground leases. The walk-in clinics represent approximately 39,000 square feet and the specialty hospital represents approximately 57,600 square feet.

As of November 30, 2005, we owned interests in 261 Properties consisting of 188 seniors' housing Properties, 69 MOBs, two walk-in clinics, one specialty hospital and one undeveloped tract of land, and a 55% ownership interest in a development and property management company that either manages or is developing 51 of our MOBs and our two walk-in clinics. In addition, we had a commitment to acquire nine MOBs and one specialty hospital, and are expected to develop four additional MOBs. There can be no assurance that these acquisitions will be completed. Our seniors' housing Properties are or are expected to be leased on a long-term, triple-net basis and are managed by Operators of seniors' housing facilities. Our MOBs are or are expected to be leased on either a gross basis or a triple-net basis for a period of five to 20 years and our walk-in clinics are leased on a triple-net basis for a period of 15 years. The specialty hospitals are expected to be leased on a triple-net basis for a period of 25 years.

As of November 30, 2005, 107 of our 188 seniors' housing Properties are operated by Sunrise Senior Living Services, Inc. Additionally, one of the Properties we owned as of November 30, 2005 is being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living Services, Inc. Upon completion of development, the Property will be operated by Sunrise Senior Living Services, Inc. Seven additional Operators manage our remaining 80 seniors' housing Properties as of November 30, 2005.

In addition, on August 5, 2005, we entered into an agreement with Cirrus to acquire, at our election, additional MOBs and specialty hospitals, some of which have yet to be developed. The acquisitions under this agreement are expected to occur over the five year-term of the agreement or until $1.0 billion is invested in MOBs and specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals, and physicians and other investors associated with Cirrus' principals. On August 11, 2005, we also entered into an agreement to provide a Cirrus affiliate with an $85 million, five year senior secured term loan to finance the acquisition, development, syndication and operations of new and existing surgical partnerships. As of November 30, 2005, the balance outstanding under this loan was $16.0 million. In connection with the senior secured term loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the senior secured term loan and expire in September 2015.

The Board of Directors declared Distributions of $0.0592 to stockholders of record on October 1 and November 1, 2005, payable by December 31, 2005.

On May 2, 2005, we entered into a renewal agreement (the "Renewal Agreement") with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending at 12:00 a.m. on May 3, 2006. On July 13, 2005, we amended the Renewal Agreement (the "First Amendment") to reduce the percentage rate of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement from 4.0% to 3.0%. This reduction is deemed to be effective as of May 3, 2005. All references to Acquisition Fees in other sections of the Prospectus, including the summary and the cover page, are revised to reflect the percentage (as set forth above) applicable to Acquisition Fees paid after May 2, 2005.

THE OFFERINGS

GENERAL

As of November 30, 2005, the Company had received subscriptions from this offering for 39.6 million Shares totaling $392 million in Gross Proceeds. As of November 30, 2005, the Company had received aggregate subscriptions for 258 million Shares totaling $2.58 billion in gross proceeds, including 9.7 million Shares ($93.3 million) issued pursuant to the Reinvestment Plan from its Prior Offerings and this offering. As of November 30, 2005, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses, totaled $2.3 billion. As of November 30, 2005, the Company has used $2.0 billion of net offering proceeds, $166.4 million in advances relating to its line of credit and $1.2 billion in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $3.4 billion in 261 Properties. As of November 30, 2005, the Company had repaid $91.4 million in advances relating to its line of credit, had paid $180.3 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $36.9 million to redeem 3.9 million Shares of Common Stock, leaving $49 million available to invest in Properties, Mortgage Loans, other loans and other Permitted Investments. For a discussion regarding our management strategy with respect to this offering for the remainder of 2005, see the section of this Supplement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources."

Questions and Answers About

CNL Retirement Properties, Inc.’s Public Offering

The third question and answer on page 3 of the Prospectus is updated and replaced with the following question and answer.

Q:	“What type of properties will you invest in?

A:	We intend to purchase primarily independent living facilities, assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics, free standing ambulatory surgery centers, specialty or general hospitals and similar types of health care-related facilities.

Throughout the Prospectus, the description above should replace all descriptions of the types of properties in which we may invest.

PROSPECTUS SUMMARY

CNL RETIREMENT PROPERTIES, INC.

MANAGEMENT COMPENSATION

The following information updates and replaces the corresponding information on page 10 of the Prospectus.

Acquisition Stage.

Acquisition Fees. We will pay the advisor a fee equal to 4.0% of the gross proceeds of this offering prior to May 3, 2005, and beginning May 3, 2005, 3.0% of the gross proceeds of this offering (estimated maximum of $119,125,000), subject to reduction under certain circumstances as described in the "Management Compensation" section of the Prospectus, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, we will pay the advisor a fee equal to 4.0% of loan proceeds from permanent financing prior to May 3, 2005, and beginning May 3, 2005, 3.0% of loan proceeds from permanent financing, and 3.0% of amounts outstanding on the line of credit, if any, at the time of listing. Acquisition fees will also be paid in connection with the development, construction or renovation of a property.

RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

Retirement Facilities and Other Health Care-Related Facilities.

The following paragraphs are inserted before the first full paragraph on page 19 of the Prospectus.

Some of our tenants, operators or borrowers may have physician investors. Some of our borrowers, tenants or operators of health care facilities, including, without limitation, free standing ambulatory surgery centers and specialty or general hospitals, may have physician investors who refer patients to such health care facilities for treatment or services.

The federal Anti-Kickback Statute prohibits an individual or entity from knowingly and willfully offering or paying, or from soliciting or receiving, remuneration in order to induce the referral or the arranging for the referral of business reimbursed under the Medicare Program, Medicaid Program, or certain other state and federal health care programs. The primary concern under the federal Anti-Kickback Statutes for ventures in which physicians are investors is whether the offering of such investment interests, or subsequent distributions to such physician investors based on such investment interests, constitute disguised remuneration for referrals. The Office of Inspector General (“OIG”) has promulgated regulations to clarify that certain investment and payment practices in the health care industry would not violate the Anti-Kickback Statute (the “Safe Harbors”). Certain of the Safe Harbors expressly address physician investment interests in free standing ambulatory surgery centers. Although the Safe Harbors protect certain venture arrangements, the requirements of these Safe Harbors do not always provide viable business options and failure to conform to the provisions of a Safe Harbor does not necessarily mean that the arrangement violates the Anti-Kickback Statute.

In addition, the federal Stark Law prohibits, subject to certain express exceptions, a physician (or immediate family member) who has a financial relationship with an entity from making referrals to that entity for the furnishing of designated health services for which payment may be made under the federal health care programs. The Stark Law is often implicated in ventures in which physicians are investors because physicians make referrals for designated health services to the venture and have an ownership or compensation relationship with the venture. Designated health services do not include free standing ambulatory surgery services and, while hospital services are included within the definition of designated health services, the law includes an express exemption for physicians who have an ownership or investment interest in, and are authorized to perform services in, a so-called whole hospital. The whole hospital exemption, as it is applied to specialty, as opposed to general, hospitals not then under development, was subject to an eighteen month moratorium by certain provisions of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003. The moratorium expired on June 8, 2005 without further legislative action, however there can be no assurance that legislative action to curb or restrict physician investments in health care facilities will not occur in the future.

Violation by our tenants, operators or borrowers of the Anti-Kickback Statute or the Stark Law could result in loss of licensure or certification, the imposition of civil monetary and criminal penalties, and the potential exclusion from the Medicare and Medicaid programs. Such sanctions could adversely effect our tenants’ and borrowers’ ability to make lease and loan payments to us and could result in our having to find another tenant or operator, which could have an adverse effect on our financial condition or results of operations.

Risks of Mortgage Lending.

The following paragraph is inserted after the fourth paragraph on page 22 of the Prospectus.

Our loans may not be secured by real estate. Any security we receive in connection with such loans may not provide us with the protection of loans secured by real estate. Such loans will involve risks particular to the borrowers’ businesses. We may not be as familiar with such businesses as we are with various types of health care-related facilities. Were a borrower to default on such a loan, we may lose the entire amount of the loan and have no recourse against the borrower.

ESTIMATED USE OF PROCEEDS

The following section updates and replaces the corresponding section beginning on page 29 of the Prospectus.

The table set forth below summarizes certain information relating to our anticipated use of offering proceeds, assuming that only 50 million Shares are sold and assuming that the maximum offering amount of 400 million Shares are sold (39.6 million Shares had been sold as of November 30, 2005). It is unlikely that the maximum number of shares will be sold in this offering. It is more likely that a total of 50 million Shares will be sold in this offering.

In addition, assuming that 50 million Shares are sold, we estimate that approximately 250,000 Shares (0.5% of the Shares) will be sold through distribution channels that will not involve the payment of selling commissions ("Selling Commissions") or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.15 per Share. Further, we estimate that 1.5 million Shares (3% of the Shares) will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee ("Acquisition Fee"). Prior to May 3, 2005, approximately one million of such Shares had been sold at a purchase price equal to $8.85 per Share. Beginning May 3, 2005, Shares sold through this distribution channel will be sold at a purchase price equal to $8.95 per Share. We estimate that 12 million Shares (approximately 24%) will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share. We estimate that the remaining 36.25 million Shares (approximately 72.5%) will be sold at the full $10.00 per Share offering price.

These estimates and the figures set forth below represent our best estimates of our intended sales results. There is no limit on the number of Shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of Shares which may be sold at the various purchase prices described. If only 50 million Shares are sold in this offering, we estimate that approximately 86.92% of the offering proceeds, or approximately $8.55 per Share, will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), other loans and other "permitted investments" (as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling Commissions and the marketing support fee, and to pay our Advisor a fee for its services in connection with the selection, acquisition, development and construction of our real estate investments.

Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to an investor for Shares purchased pursuant to this offering, but will not alter the cash available to us resulting from such sale with which we may acquire Properties, make Mortgage Loans, other loans or invest in other permitted investments. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share and no Selling Commissions or marketing support fees will be paid in connection with such purchases.

As used herein, "Permitted Investments" means all investments that we may acquire pursuant to our articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Assuming sale of 50,000,000 Shares (1)		Maximum Offering (1)
	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO THE COMPANY (1)	$492,100,000	100.00%	$3,955,800,000	100.00%
Less:
Selling Commissions to CNL Securities Corp. (1)	23,562,500	4.79%	225,225,000	5.69%
Marketing Support Fee to CNL Securities Corp. (1)	7,250,000	1.47%	69,300,000	1.75%
Due Diligence Reimbursements to CNL Securities Corp. (1)	53,400	0.01%	399,250	0.01%
Offering Expenses (2)	13,350,000	2.71%	25,552,000	0.65%

NET PROCEEDS TO THE COMPANY	447,884,100	91.02%	3,635,323,750	91.90%
Less:
Acquisition Fees to the Advisor (3)	18,920,160	3.85%	119,125,160	3.01%
Acquisition Expenses (4)	1,230,000	0.25%	9,885,000	0.25%
Initial Working Capital Reserve (5)	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS BY THE COMPANY (6)	$427,733,940	86.92%	$3,506,313,590	88.64%

FOOTNOTES:

(1)	As stated above, assuming 50 million Shares are sold, it has been estimated that approximately 67.5% of the Shares will not be sold subject to a discount, approximately 24% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 4.25% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee and approximately 4.25% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% prior to May 3, 2005 and 3.0% beginning May 3, 2005, are applied to approximately 67.5% of the Shares sold; (ii) approximately 24% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% prior to May 3, 2005 and 3.0% beginning May 3, 2005, of Gross Proceeds are applied to approximately 4.25% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 4.25% of the Shares sold. Assuming 400 million Shares are sold, it has been estimated that approximately 86.25% of the Shares will not be sold subject to a discount, approximately 3.75% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee and approximately 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% prior to May 3, 2005 and 3.0% beginning May 3, 2005, are applied to approximately 86.25% of the Shares sold; (ii) approximately 3.75% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% of Gross Proceeds prior to May 3, 2005 and 3.0% beginning May 3, 2005, are applied to approximately 5% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the Shares sold. See the section of the Prospectus entitled "The Offering - Plan of Distribution" for a description of the circumstances under which Selling Commissions and the marketing support fee may not be charged in connection with purchases: by the registered representatives or principals of the Managing Dealer or Soliciting Dealers, directors, officers and employees of ours and of our Affiliates and those persons' Affiliates; and via registered investment advisers. A portion of the Selling Commissions will be reduced in connection with volume discount purchases, which will be reflected by a corresponding reduction in the per Share purchase price. Selling Commissions and the marketing support fee will not be paid in connection with the purchase of Shares pursuant to the Reinvestment Plan.
(2)	Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, including marketing and sales costs, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by us, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by us will not exceed 13% of the proceeds raised in connection with this offering.
(3)

Acquisition Fees include all fees and commissions paid by us to any person or entity in connection with the selection or acquisition of any Property or other Permitted Investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See the section of the Prospectus entitled "The Offering – Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. The amount of Acquisition Fees presented in the table above does not include Acquisition Fees payable on loan proceeds. See "Management Compensation" for a description of such fees. In connection with making investments, if we make an investment subject to existing debt, we will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming we sell 50,000,000 Shares and therefore raise $492,100,000, we expect to have approximately $447,884,000 of cash available to invest and pay Acquisition Fees and Acquisition Expenses. If the Properties acquired are subject to 25% assumed debt, we would be able to acquire Properties totaling approximately $570,700,000 (subject to approximately $143,000,000 of assumed debt). In such event, we would incur Acquisition Fees relating to the assumed debt of approximately $4,300,000 which would be paid from Net Offering Proceeds, thereby decreasing the amount of cash available to invest in Properties by such amount. Assuming we raise the maximum offering amount of $3,955,800,000, we expect to have approximately $3,635,000,000 of cash available to invest and pay Acquisition Fees and Acquisition Expenses. If the Properties acquired are subject to 25% assumed debt, we would be able to acquire Properties totaling approximately $4,675,000,000 (subject to approximately $1,169,000,000 of assumed debt). In such event, we would incur Acquisition Fees relating to the assumed debt of approximately $35,000,000 which would be paid from Net Offering Proceeds, thereby decreasing the amount of cash available to invest in Properties by such amount.

(4)	Represents Acquisition Expenses that are neither reimbursed to us nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by us, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees.
(5)	Generally our leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that we have insufficient funds for such purposes, the Advisor may, but is not required to contribute to us an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to us for maintenance and repairs. As used herein, "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets ("Sale").
(6)	Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See the section of the Prospectus entitled "Redemption of Shares."

MANAGEMENT COMPENSATION

For information concerning compensation paid to the Advisor and Affiliates, see "Certain Relationships and Related Transactions."

The following information updates and replaces the corresponding information on page 32 of the Prospectus.

Type of Compensation And Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage

Acquisition Fee to the Advisor and advisory fee payable to the Advisor or its Affiliates	Up to 4.0% of Gross Proceeds prior to May 3, 2005, and beginning May 3, 2005, up to 3.0% of Gross Proceeds, subject to reduction under certain circumstances described below, 4.0% of loan proceeds from permanent financing ("Permanent Financing") prior to May 3, 2005, and beginning May 3, 2005, 3.0% of loan proceeds from Permanent Financing, and 3.0% of amounts outstanding on the line of credit, if any, at the time of listing our Common Stock on a national exchange or over-the-counter market ("Listing"), but excluding loan proceeds used to finance secured equipment leases (collectively, "Total Proceeds") payable to the Advisor as Acquisition Fees. Acquisition Fees payable to the Advisor on sales of 500,000 Shares or more to a "purchaser" (as such term is defined in the section of this Prospectus titled "The Offering — Plan of Distribution") may be reduced to 1.0% of Gross Proceeds, provided all such Shares are purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer. To the extent the Acquisition Fee payable to the Advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers Shares to will be required to pay an annual 0.40% advisory fee on its Shares to the Advisor or its Affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder. Upon Listing, the advisory fee will no longer be payable to the Advisor or its Affiliates.	Actual amount of the Acquisition Fee is not determinable at this time but is estimated to be approximately $119.1 million if 400 million Shares are sold (approximately $18.2 million if 50 million Shares are sold). Prior to May 3, 2005, Acquisition Fees incurred as a result of Permanent Financing totaled approximately $15.9 million and are estimated to increase to $108.6 million if Permanent Financing equals approximately $3.5 billion (approximately $34.0 million if Permanent Financing equals approximately $1.0 billion). Actual amount of the advisory fee is not determinable at this time.

SUMMARY OF REINVESTMENT PLAN

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

The following paragraph updates and replaces the corresponding paragraph on page 43 of the Prospectus.

Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event that proceeds from the sale of Shares are used to acquire Properties, invest in Mortgage Loans or make other Permitted Investments, we will pay Acquisition Fees of 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan prior to May 3, 2005, and beginning May 3, 2005, 3.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. Assuming 50 million Shares are sold, in addition to Acquisition Fees, we will pay approximately 2.50%, 0.01% and 0.25% of the proceeds of reinvested Distributions to Affiliates as reimbursement for Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. If the maximum numbers of Shares in this offering are sold, in addition to Acquisition fees, we will pay approximately 0.64%, 0.01% and 0.25% of the proceeds of reinvested Distributions to Affiliates as reimbursement for Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to our Affiliates will range from 3.9% to 5.76% of the proceeds of reinvested Distributions, to the extent such proceeds are used to acquire Properties, invest in Mortgage Loans, other loans or make other Permitted Investments.

BUSINESS

INDUSTRY PERFORMANCE

The following paragraph updates and replaces the fourth full paragraph on page 49 of the Prospectus and the two tables below are inserted following such paragraph.

According to Health, United States, 2003, the health care industry represented over $1.4 trillion in annual expenditures in the United States in 2001. This number is expected to reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the forecast period of 2002 through 2012. According to the Centers for Medicare & Medicaid Services, in 2003, national health care expenditures represented approximately 15% of GDP, as compared to 8.8% in 1980, as illustrated below.

National Health Expenditures

as a Percentage of GDP

1980 — 2003

Year	Percentage of GDP
1980	8.8%
1981	9.1%
1982	9.9%
1983	10.0%
1984	9.9%
1985	10.1%
1986	10.2%
1987	10.5%
1988	10.9%
1989	11.4%
1990	12.0%
1991	12.7%
1992	13.0%
1993	13.3%
1994	13.3%
1995	13.4%

Year	Percentage of GDP
1996	13.3%
1997	13.2%
1998	13.2%
1999	13.2%
2000	13.3%
2001	14.1%
2002	14.9%
2003	15.3%

Source: Centers for Medicare & Medicaid, 2003 data

As reported by the American Hospital Association, the demand for quality outpatient care is increasing. As illustrated below, total hospital outpatient visits increased 64% from 1980 to 2003.

Total Hospital Outpatient Visits

in Community Hospitals (in millions)

1980 — 2003

Year	Hospital Outpatient Visits
1980	202
1981	203
1982	206
1983	210
1984	212
1985	219
1986	232
1987	244
1988	268
1989	285
1990	301
1991	321
1992	348
1993	367
1994	383
1995	414
1996	440
1997	450
1998	474
1999	495
2000	521
2001	538
2002	556
2003	563

Source: American Hospital Association, 2003 data

PROPERTY ACQUISITIONS

The following information should be read in conjunction with the "Business — Property Acquisitions" section beginning on page 53 of the Prospectus.

The following table updates and replaces the corresponding table on page 54 of the Prospectus.

The following table summarizes information about our operator and manager concentration, excluding four Properties which are held for sale, as of December 31, 2004 (dollars in thousands):

Operator or Manager	Number of Facilities	Total Investment	Annualized Revenue (1)	Percent of Revenue
Seniors’ Housing:
Sunrise Senior Living Services, Inc.	106	$1,457,580	$146,834	45%
Horizon Bay Management, LLC	26	735,115	77,526	24%
Harbor Assisted Living, LLC	9	117,980	9,021	3%
American Retirement Corporation	8	149,758	17,594	5%
Eby Realty Group, LLC	6	34,976	4,033	1%
Erickson Retirement Communities, LLC (2)	6	131,077	19,247	6%
CateredLife Communities, Inc.	5	32,834	3,833	1%

	166	2,659,320	278,088	85%

Medical Office Buildings:
DASCO	30	236,212	21,336	6%
Nine third-party managers	22	263,704	28,708	9%

	52	499,916	50,044	15%

	218	$3,159,236	$328,132	100%

(1)	For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the term of the lease in accordance with generally accepted accounting principles.
(2)	Land only leases.

The following table updates and replaces the corresponding table beginning on page 55 of the Prospectus.

The following table sets forth the facility type, location, date acquired, capacity (stated in units or square feet), year built and our ownership percentage of each of the Properties we owned as of November 30, 2005. Seniors' housing facilities are apartment-like facilities and are therefore stated in units. MOBs, walk-in -clinics and specialty hospitals are measured in square feet:

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Independent Living Facilities:
American Retirement Corporation
Birmingham, AL	8/25/2003	356	1999	100%
Huntsville, AL	8/25/2003	184	1999	100%
Oak Park, IL	2/11/2002	178	1992	100%
Bickford by Eby Realty Group
Bloomington, IL	8/24/2004	65	2000	100%
EdenTerrace of Sunrise
Middletown, KY	11/25/2003	120	2001	100%
Arlington, TX	11/25/2003	140	2000	100%
Kingwood, TX	11/25/2003	120	2001	100%
Encore Senior Living
Anaheim Hills, CA	3/31/2005	212	1989	100%
Portland, OR (Calaroga Terrace)	3/31/2005	265	1968	100%
Salt Lake City, UT	3/31/2005	75	1996	100%
Horizon Bay Senior Communities
Sun City, AZ	2/6/2004	211	1996	100%
Fresno, CA	2/6/2004	165	1988	100%
Sun City, CA	2/6/2004	181	1987	100%
Boynton Beach, FL	2/6/2004	224	1993	100%
Largo, FL	2/6/2004	435	1988	100%
Palm Beach Gardens, FL	2/6/2004	321	1988	100%
Sarasota, FL	2/6/2004	169	1980	100%
Niles, IL	2/6/2004	290	1989	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Independent Living Facilities:
Horizon Bay Senior Communities - Continued
Olympia Fields, IL	2/6/2004	209	1999	100%
Vernon Hills, IL	2/28/2005	274	1999	100%
East Providence, RI	2/6/2004	101	1992	100%
Greenwich, RI	2/6/2004	103	1980	100%
Smithfield, RI	2/13/2004	108	1989	100%
South Kingston, RI	2/13/2004	97	1988	100%
Tiverton, RI	8/6/2004	173	1998	100%
Warwick, RI	2/6/2004	143	1972	100%
Dallas, TX	2/13/2004	250	1974	100%
Houston, TX	12/30/2004	390	1973	100%
Houston, TX	12/30/2004	518	1992	100%
Houston, TX	12/30/2004	329	1998	100%
Houston, TX	12/30/2004	358	1996	100%
Sugar Land, TX	12/30/2004	267	2000	100%
Webster, TX	12/30/2004	263	2000	100%
Sunrise
Little Rock, AR	12/20/2002	163	1984	100%
Bluemont, VA	9/30/2003	175	1989	100%
Sterling, VA	9/30/2003	100	1945	100%
Other
Vero Beach, FL	8/12/2002	213	2005	99%
Continuing Care:
Sunrise
Haverford, PA	3/28/2003	542	1987	100%
Fort Belvoir, VA	3/28/2003	487	1989	100%
Assisted Living Facilities:
American Retirement Corporation
Greenwood Village, CO	3/22/2002	156	1999	100%
Boca Raton, FL	11/9/2001	72	2000	100%
Coconut Creek, FL	2/11/2002	94	2000	100%
Nashville, TN	11/1/2002	92	1999	100%
Arlington, TX	11/9/2001	95	2000	100%
Brighton Gardens by Sunrise
Camarillo, CA	5/16/2002	161	1999	100%
Carlsbad, CA	11/9/2004	158	1999	100%
Northridge, CA	3/28/2003	159	2001	100%
Rancho Mirage, CA	3/28/2003	143	2000	100%
San Diego, CA	11/9/2004	158	1999	100%
San Dimas, CA	11/9/2004	158	1999	100%
San Juan Capistrano, CA	11/9/2004	160	1999	100%
Santa Rosa, CA	12/20/2002	161	2000	100%
Yorba Linda, CA	3/28/2003	143	2000	100%
Colorado Springs, CO	3/27/2003	160	1999	100%
Denver, CO	3/27/2003	160	1996	100%
Lakewood, CO	3/27/2003	159	1999	100%
Stamford, CT	9/30/2002	114	1997	100%
Woodbridge, CT	11/9/2004	113	1998	100%
Tampa, FL	8/29/2003	150	1998	100%
Atlanta, GA	8/29/2003	113	1998	100%
Atlanta, GA	9/30/2002	112	1997	100%
Vinings, GA	12/20/2002	114	1999	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities –Continued:
Brighton Gardens by Sunrise – Continued:
Hoffman Estates, IL	12/20/2002	104	1999	100%
Orland Park, IL	4/20/2000	104	1999	100%
St. Charles, IL	8/29/2003	106	1999	100%
Wheaton, IL	8/29/2003	119	1998	100%
Prairie Village, KS	8/29/2003	152	1999	100%
Edgewood, KY	3/28/2003	104	2000	100%
Danvers, MA	11/9/2004	114	1998	100%
Dedham, MA	11/9/2004	114	1999	100%
Towson, MD	5/16/2002	89	1999	100%
Pikesville, MD	11/9/2004	114	1999	100%
Chevy Chase, MD	9/30/2002	132	1997	100%
Columbia, MD	8/29/2003	88	1998	100%
North Bethesda, MD	8/29/2003	142	1998	100%
Plymouth, MI	8/29/2003	106	1998	100%
Charlotte, NC	9/30/2002	115	1997	100%
Greensboro, NC	8/29/2003	115	1998	100%
Raleigh, NC	9/30/2002	113	1997	100%
Winston-Salem, NC	9/30/2002	113	1997	100%
Omaha, NE	8/29/2003	150	1999	100%
Florham Park, NJ	8/29/2003	109	1999	100%
Middletown, NJ	9/30/2002	112	1997	100%
Mountainside, NJ	9/30/2002	119	1997	100%
Paramus, NJ	11/9/2004	120	1999	100%
Saddle River, NJ	3/31/2003	112	1998	100%
West Orange, NJ	8/29/2003	112	1998	100%
Dayton, OH	8/29/2003	103	1998	100%
Westlake, OH	8/29/2003	104	1998	100%
Oklahoma City, OK	12/20/2002	106	1999	100%
Tulsa, OK	12/20/2002	106	1999	100%
Greenville, SC	3/28/2003	151	1998	100%
Brentwood, TN	9/30/2002	113	1997	100%
Salt Lake City, UT	3/28/2003	158	1999	100%
Arlington, VA	11/9/2004	147	1999	100%
Richmond, VA	11/9/2004	106	1999	100%
Bellevue, WA	12/20/2002	115	1999	100%
Bickford by Eby Realty Group
Davenport, IA	8/24/2004	42	1999	100%
Marion, IA	8/24/2004	38	1998	100%
Champaign, IL	8/24/2004	28	2003	100%
Macomb, IL	8/24/2004	28	2003	100%
Peoria, IL	8/24/2004	65	2001	100%
EdenBrook and EdenGardens by Sunrise
Alpharetta, GA	11/25/2003	72	2000	100%
Atlanta, GA	11/25/2003	73	2000	100%
Atlanta, GA	11/25/2003	61	1998	100%
Marietta, GA	11/25/2003	56	1998	100%
Middletown, KY	11/25/2003	84	2001	100%
Concord, NC	11/25/2003	56	1998	100%
Aiken, SC	11/25/2003	71	1995	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities –Continued:
EdenBrook and EdenGardens by Sunrise – Continued:
Charleston, SC	11/25/2003	84	2000	100%
Columbia, SC	11/25/2003	48	1996	100%
Rock Hill, SC	11/25/2003	72	1995	100%
Arlington, TX	11/25/2003	78	2000	100%
Houston, TX	11/25/2003	84	2000	100%
Kingwood, TX	11/25/2003	69	2001	100%
Plano, TX	11/25/2003	71	2000	100%
The Woodlands, TX	11/25/2003	93	2000	100%
Encore Senior Living
Apple Valley, CA	3/31/2005	34	1986	100%
Clearwater, FL	3/31/2005	60	1999	100%
Fort Myers, FL	3/31/2005	60	1998	100%
Greenacres, FL	3/31/2005	60	1998	100%
Naples, FL	3/31/2005	60	1999	100%
Pensacola, FL (Carpenter's Creek)	3/31/2005	94	1988	100%
Pensacola, FL (Encore Senior Village-Pensacola)	3/31/2005	60	1997	100%
Peoria, AZ	3/31/2005	72	1997	100%
Phoenix, AZ	3/31/2005	48	1998	100%
Portland, OR (Encore Senior Village at Portland)	3/31/2005	96	1997	100%
Riverside, CA	3/31/2005	40	1997	100%
Tallahassee, FL	3/31/2005	99	1986	100%
Tucson, AZ	3/31/2005	60	1999	100%
Victorville, CA	6/30/2005	49	1990	100%
GreenTree Catered Living for Seniors
Mount Vernon, IL	9/5/2003	84	2001	100%
Indianapolis, IN	9/11/2003	58	1999	100%
Indianapolis, IN	9/5/2003	58	1999	100%
Lafayette, IN	9/5/2003	82	1999	100%
Fairborn, OH	6/29/2004	58	2001	100%
Horizon Bay Senior Communities
Hoover, AL	2/6/2004	110	1997	100%
Boynton Beach, FL	2/6/2004	83	2000	100%
West Palm Beach, FL	2/6/2004	34	1993	100%
Cumberland, RI	2/13/2004	128	1999	100%
Other
Huntsville, AL	11/25/2003	88	2001	100%
Gainesville, FL	11/25/2003	69	2000	100%
Jacksonville, FL	11/25/2003	80	1999	100%
Naples, FL	9/30/2002	133	1997	100%
Palm Harbor, FL	7/8/2003	99	1996	100%
Tallahassee, FL	11/25/2003	84	1999	100%
Venice, FL	9/30/2002	147	1996	100%
Dunwoody, GA	11/25/2003	66	2000	100%
Auburn Hills, MI	4/1/2004	76	1989	100%
Sterling Heights, MI	4/1/2004	80	1999	100%
Sunrise
Beverly Hills, CA	9/30/2003	80	2005	100%
Hemet, CA	12/20/2002	84	1998	100%
Elk Grove, CA	5/16/2002	88	1999	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Units)
Assisted Living Facilities - Continued:
Sunrise – Continued
Palm Springs, CA	3/28/2003	86	1999	100%
Lilburn, GA	9/30/2003	69	2003	100%
Wilmette, IL	3/31/2004	28	2004	100%
Dartmouth, MA	5/16/2002	84	1999	100%
Plymouth, MA	12/20/2002	84	2000	100%
Annapolis, MD	3/31/2003	72	1995	100%
Frederick, MD	9/30/2003	60	1991	100%
Pikesville, MD	3/31/2003	79	1996	100%
Farmington Hills, MI	9/30/2003	68	1999	100%
Des Peres, MO	3/31/2004	78	2004	100%
Richmond Heights, MO	3/31/2004	74	2004	100%
Raleigh, NC	9/30/2003	72	1996	100%
Cresskill, NJ	9/30/2003	(3)	(3)	100%
Madison, NJ	9/30/2003	72	2004	100%
Brooklyn, NY	9/30/2003	98	2002	100%
Sheepshead Bay, NY	9/30/2003	104	2000	100%
Poland, OH	9/30/2003	68	1998	100%
Willoughby, OH	12/20/2002	86	1999	100%
Arlington, VA	9/30/2003	47	1988	100%
Falls Church, VA	9/30/2003	53	1993	100%
Leesburg, VA	9/30/2003	29	1850	100%
Edmonds, WA	9/30/2003	58	2004	100%
Lynnwood, WA	12/20/2002	60	1989	100%
Mercer Island, WA	9/30/2003	50	1990	100%
Snohomish, WA	12/20/2002	84	1992	100%
Land Only Leases:
Erickson Retirement Communities
Lincolnshire, IL	7/8/2004	—	—	100%
Hingham, MA	12/1/2003	—	—	100%
Peabody, MA	10/10/2002	—	—	100%
Novi, MI	2/25/2003	—	—	100%
Warminster, PA	6/2/2003	—	—	100%
Houston, TX	11/18/2004	—	—	100%
Medical Office Buildings:		(Square Feet )
Scottsdale, AZ	11/2/2004	85,946	1999	100%
Tucson, AZ	8/24/2004	87,946	1985	100%
Tucson, AZ	8/24/2004	112,794	1986	100%
Brentwood, CA	8/24/2004	106,952	2005	100%
Encino, CA	4/30/2004	66,973	1973	100%
Sherman Oaks, CA	4/30/2004	70,574	1953	100%
Valencia, CA	4/30/2004	27,887	1983	100%
Aurora, CO	4/30/2004	53,980	1994	100%
Aurora, CO	4/30/2004	43,973	1981	100%
Denver, CO	4/30/2004	34,087	1993	100%
Parker, CO	8/24/2004	83,604	2004	100%
Westminster, CO	9/01/2005	(4)	(4)	70%
Clearwater, FL	4/30/2004	75,000	1988	100%
Largo, FL	4/30/2004	114,756	1972	100%
Longwood, FL	8/24/2004	35,266	1987	100%

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
		(Square Feet)
Medical Office Buildings – Continued:
Longwood, FL	8/24/2004	23,139	1993	100%
Milton, FL	8/24/2004	36,735	2003	100%
Orlando, FL	8/24/2004	17,092	1969	100%
Orlando, FL	8/24/2004	27,957	1963	100%
Orlando, FL	8/24/2004	32,081	1988	100%
Orlando, FL	8/24/2004	13,999	1985	100%
Oviedo, FL	8/24/2004	68,123	1997	100%
Tampa, FL	4/30/2004	106,209	1984	100%
Blue Ridge, GA	8/24/2004	14,680	2002	100%
Aurora, IL	8/24/2004	27,074	1986	100%
Elgin, IL	8/24/2004	45,034	1991	100%
Elgin, IL	8/24/2004	45,897	2001	100%
Marion, IL	8/24/2004	72,245	2002	70%
Oakbrook Terrace, IL	2/3/2005	49,507	1986	100%
Oakbrook Terrace, IL	2/3/2005	34,634	1989	100%
Evansville, IN	2/28/2005	79,762	2005	70%
Lexington, KY	8/24/2004	73,569	2003	95%
Lexington, KY	8/24/2004	42,406	1982	100%
Columbia, MD	4/30/2004	38,081	1988	100%
Rockville, MD	4/30/2004	40,859	1975	100%
Towson, MD	10/01/2005	(5)	(5)	70%
Flowood, MS	8/24/2004	45,704	2003	100%
Jackson, MS	8/24/2004	44,450	2002	100%
Jackson, MS	8/30/2004	42,050	2005	70%
Durham, NC	4/30/2004	16,572	1997	100%
Durham, NC	4/30/2004	48,317	1998	100%
Durham, NC	4/30/2004	20,000	1997	100%
Durham, NC	4/30/2004	20,000	1996	100%
Omaha, NE	11/8/2004	97,262	2005	69%
Durant, OK	8/30/2004	60,565	1997	70%
Oklahoma City, OK (Meridian Center)	9/30/2005	23,224	1984	96.3%
Oklahoma City, OK (Meridian Tower)	9/30/2005	45,121	1982	96.3%
Chattanooga, TN (Memorial Plaza)	6/30/2005	63,098	1995	100%
Chattanooga, TN (Mission Surgery Center)	6/30/2005	44,979	2003	100%
Baytown, TX	8/24/2004	38,796	1972	100%
Coppell, TX	9/30/2005	29,474	2004	96.3%
Corpus Christi, TX	4/30/2004	34,079	1999	100%
Cypress, TX	11/01/2005	(6)	(6)	63.2%
Dallas, TX (Glen Lakes)	9/30/2005	49,678	1981	96.3%
Dallas, TX (Park Cities)	9/30/2005	38,674	2002	96.3%
Dallas, TX (Valley View)	9/30/2005	30,057	1973	96.3%
Granbury, TX	8/24/2004	33,840	2001	100%
Houston, TX	4/30/2004	150,275	1984	100%
Irving, TX	4/30/2004	62,738	1997	100%
Irving, TX	4/30/2004	51,591	2001	100%
Lancaster, TX	8/24/2004	56,226	1991	70%
Nassau Bay, TX	8/24/2004	48,200	2002	88%
Plano, TX	4/30/2004	86,878	1984	100%
San Antonio, TX	8/24/2004	34,080	1994	100%
Texarkana, TX	1/06/2005	77,732	1978	47%
Trophy Club, TX (Trophy Club POB)	9/30/2005	63,037	2004	96.3%

Facility and Location (1)	Date Acquired	Capacity (2)		Year Built	Percentage Owned
		(Square Feet)
Medical Office Buildings – Continued:
Chesapeake, VA	4/30/2004	51,315		1988	100%
Fairfax, VA	4/30/2004	96,477		1974	100%
Petersburg, VA	4/28/2005	(7)		(7)	70%
Walk-in Clinics
Little Rock, AR (Rodney Parham)	6/30/2005	7,280		1972	100%
Little Rock, AR (South University)	6/30/2005	35,501		1983	100%
Specialty Hospital:
Trophy Club, TX (Trophy Club Hospital)	9/30/2005	57,584		2004	96.3%
Held for Sale:		(Units	)
EdenBrook and EdenGardens by Sunrise
Atlanta, GA	11/25/2003	55		1997	100%
Greenwood, SC	11/25/2003	48		1997	100%
Roswell, GA	11/25/2003	42		1998	100%
Horizon Bay Senior Communities
Austin, TX (Land only)	2/24/2005	—		—	100%
Sunrise
Clayton, OH	5/16/2002	89		1999	100%

(1)	Certain seniors' housing facilities consist of both independent living units and assisted living units in which case the Property is listed under the facility type representing the majority of the units and reflects the total of all units combined.
(2)	Independent living facilities, assisted living facilities and continuing care retirement communities ("CCRCs") are stated in units, and MOBs, walk-in-clinics and specialty hospitals are measured in square feet.
(3)	Property is under construction and is expected to be completed in January 2006. Upon completion, the Property will have 158 units.
(4)	Property is under construction and is expected to be completed in June 2006. Upon completion, the Property is expected to consist of approximately 62,000 square feet.
(5)	Property is under construction and is expected to be completed in October 2006. Upon completion, the Property is expected to consist of approximately 80,000 square feet.
(6)	Property is under construction and is expected to be completed in July 2006. Upon completion, the Property is expected to consist of approximately 61,000 square feet.
(7)	Property is under construction and is expected to be completed in August 2006. Upon completion, the Property is expected to consist of approximately 39,000 square feet.

OTHER INVESTMENTS

In addition, on August 5, 2005, we entered into an agreement with Cirrus to acquire, at our election, additional MOBs and specialty hospitals, some of which have yet to be developed. The acquisitions under this agreement are expected to occur over the five year-term of the agreement or until $1.0 billion is invested in MOBs and specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals, physicians and other investors associated with Cirrus' principals. On August 11, 2005, we also entered into an agreement to provide a Cirrus affiliate with an $85 million, five year senior secured term loan to finance the acquisition, development, syndication and operations of new and existing surgical partnerships. A significant portion of the proceeds from the initial draw downs under the loan are expected to be used by the borrower to acquire interests in ambulatory surgery centers and a specialty hospital from affiliates of Cirrus. During the first 48 months of the loan, interest will accrue at the rate of 14.0%, 9.5% of which is payable monthly with the balance, or 4.5%, being capitalized. Thereafter, interest at the rate of 14.0% (or more, depending upon the then prevailing LIBOR) will be payable in full monthly. Principal is payable only at maturity. The loan will be subject to equity contribution requirements and borrower financial covenants that will dictate the draw down availability. As of November 30, 2005, $16.0 million was outstanding under this loan. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.

SENIORS' HOUSING COMMUNITY BRANDS

Encore Brand. According to www.encoresl.com, Encore Senior Living ("Encore") operates 31 senior housing communities located in Arizona, California, Florida, Oklahoma, Oregon, Utah and Wisconsin. Encore offers several types of communities, including assisted living and independent living. Encore is recognized for their progressive approach to Alzheimer's care; known as the Rediscovery™ program. With Rediscovery, Encore replaces the clinical setting of a skilled nursing facility with the comforts of home, providing warmth and familiarity needed to help residents feel at ease. The specialized Rediscovery program encourages the use of residents' remaining skills, which ensures each individual is able to function as independently as possible. As of July 1, 2005, the American Seniors Housing Association ranked Encore as the nation's 43rd largest manager of seniors' housing.

PENDING INVESTMENTS

As of November 30, 2005, we had an initial commitment to acquire nine MOBs and one specialty hospital, and to develop four additional MOBs, for an aggregate price of $149.9 million. The Properties include 13 MOBs (two in each of Phoenix, Arizona and Denton, Texas; and one in each of Tulsa, Oklahoma; Dallas, Grand Prairie, Houston, McKinney, Midlothian, Pearland, Victoria and Wylie, Texas) and one specialty hospital located in Denton, Texas.

Twelve of the MOBs and the specialty hospital are expected to be acquired from Cirrus. We have posted a non-refundable $8.6 million deposit on these Properties. We will have minority interest partners, including Cirrus and Cirrus principals, in connection with the ownership of the MOBs and the specialty hospital that we acquire from Cirrus. The remaining MOB is expected to be developed on the future campus of Memorial Hermann at Pearland in Texas, and although we do not expect to own the land, we expect to sign a ground lease with Memorial Hermann at Pearland.

The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us. The MOBs are expected to be leased on either a triple-net or a gross basis with lease terms expected to range from 5 to 20 years and are expected to have multiple tenants. The specialty hospital is expected to be leased on a triple-net basis for a period of 25 years. Twelve of the MOBs and the specialty hospital are expected to be managed by Cirrus and the Pearland, Texas MOB is expected to be managed by DASCO, in which we own a 55% interest.

The following table sets forth the facility type, location, capacity (stated in square feet), year built and our expected ownership percentage for each of the investments.

Facility and Location	Capacity (1)	Year Built	Expected Ownership
	(Square Feet)
Medical Office Buildings:
Phoenix, AZ (Osborn MOB)	50,778	1986	96.3%
Phoenix, AZ (Osborn Surgery Center)	13,307	1986	96.3%
Tulsa, OK	30,780	1980	96.3%
Dallas, TX (North Central Medical Center)	105,653	2005	96.3%
Denton, TX (North Texas MOB)	42,137	2005	96.3%
Denton, TX (North Texas Rehab)	(2)	(2)	96.3%
Grand Prairie, TX	36,168	2005	96.3%
Houston, TX	(3)	(3)	96.3%
McKinney, TX	50,140	2005	96.3%
Midlothian, TX	35,192	2005	96.3%
Pearland, TX	(4)	(4)	63.6%
Victoria, TX	24,830	1986	96.3%
Wylie, TX	(5)	(5)	96.3%
Specialty Hospital:			96.3%
Denton, TX (North Texas Hospital)	59,980	2005	96.3%

(1)	MOBs and the specialty hospital are measured in square feet.
(2)	Property is under construction and is expected to be completed in late December 2005. Upon completion, the building is expected to consist of 39,430 square feet.
(3)	Property is under construction and is expected to be completed in late December 2005. Upon completion, the building is expected to consist of 22,377 square feet.
(4)	Property is under construction and is expected to be completed in October 2006. Upon completion, the building is expected to consist of 79,900 square feet.
(5)	Property is under construction and is expected to be completed in late December 2005. Upon completion, the building is expected to consist of 20,400 square feet.

MORTGAGE LOANS AND OTHER LOANS

The following paragraph updates and replaces the second paragraph on page 73 of the Prospectus:

We may also provide loans to entities and businesses which are not secured by real estate, including loans to entities in which we own an interest. Such loans may be secured by, among other things, the interests in an entity held by co-venturers. Because such loans may not be secured by real estate, in addition to the risks applicable to mortgage lending (see the "Risk Factors — Risks of Mortgage Lending" section of the Prospectus), please also see the section of the Prospectus entitled, "Risk Factors — Risks of Loans Not Secured by Real Estate."

BORROWING

The following information should be read in conjunction with the "Business — Borrowing" section beginning on page 73 of the Prospectus.

On May 5, 2005, we entered into two interest rate swap agreements effective June 1, 2005 with Wachovia Bank, N.A. and Bank of America, N.A., and one interest rate swap agreement effective July 1, 2005 with JPMorgan Chase Bank, N.A., for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in the LIBOR and Freddie Mac Reference Bill rates of our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.26% weighted average spread resulting in an all-in fixed interest rate of 5.45% until 2010.

In July 2005, we prepaid a $10.5 million mortgage note payable using available cash at June 30, 2005. In August 2005, we repaid $47.8 million in mortgage notes payable using available cash and proceeds from our line of credit.

On August 23, 2005, we amended and restated our $85.0 million credit agreement dated March 17, 2003, and closed on a $320.0 million amended and restated senior secured revolving credit facility. The amended facility permits us to expand our borrowing capacity to a total of $400.0 million and has an initial maturity date of August 23, 2007. The credit facility requires interest only payments varying from monthly to quarterly through maturity. Pricing was reduced at closing from LIBOR plus 300 basis points to LIBOR plus 150 basis points. The Company’s LIBOR margin under the credit facility will adjust as the Company’s leverage changes. The amended facility is currently secured by 36 seniors' housing Properties that in the aggregate only allow us to draw up to $280.0 million. The Company and certain of its subsidiaries and Affiliates have entered into the amended and restated credit agreement with the following lenders: Bank of America, N.A., JPMorgan Chase Bank, N.A., General Electric Capital Corp., Wachovia Bank, N.A., Key Bank, N.A., HSH Nordbank, Regions Bank and LaSalle Bank, N.A. As of November 30, 2005, $75.0 million was outstanding on the line of credit. Of this amount, $20.0 million was used to repay the balance on the previous $85.0 million line of credit, $48.3 was used to repay existing debt and the remainder was or will be used for general corporate purposes.

On October 3, 2005, we exercised an extension option available under $140.4 million of the mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility, all to mature in October 2013. The facility contains provisions that will allow us to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% through maturity. We have the option to convert the variable rate debt to fixed rate debt.

In October 2005, we entered into a $57.7 million mortgage loan agreement collateralized by a pool of seven MOBs and one specialty hospital. The loan has a ten-year term with a fixed interest rate and requires monthly interest only payments until November 2010, with monthly payments of principal and interest due thereafter until maturity in November 2015. Loan proceeds were used to repay borrowings under the Company's line of credit. In October 2005, the Company committed to enter into two additional mortgage loan facilities with the same commercial lender. One is a $40.0 million note payable ($30.0 million of which has been locked into a 5.61% fixed rate 10-year mortgage loan and $10.0 million of which the interest rate has not yet been determined), that will be collateralized by five MOBs and one specialty hospital. The other is a $51.8 million, 10-year mortgage loan that will be collateralized by seven MOBs and for which the interest rate has not yet been determined. There can be no assurances that we will complete these loan transactions.

SELECTED FINANCIAL DATA

The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 77 of the Prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Revenues	$285,199	$188,340	$262,770	$93,007	$16,416	$1,764	$982
Income from continuing operations	111,785	86,406	118,350	57,863	11,041	916	225
Income (loss) from discontinued operations	(7,383)	—	(432)	597	331	—	—
Net income (1)	104,402	86,406	117,918	58,460	11,372	916	225
Cash flows from operating activities	148,895	107,424	139,398	60,658	16,785	2,173	1,096
Cash flows used in investing activities	(399,532)	(915,805)	(1,309,694)	(1,012,600)	(358,090)	(22,931)	(14,429)
Cash flows provided by financing activities	238,821	791,049	1,054,987	1,078,232	355,384	47,301	8,766
Cash distributions declared and paid (2)	131,000	105,939	147,156	59,784	14,379	1,507	502
Net income from continuing operations per Share	0.45	0.43	0.56	0.65	0.50	0.38	0.27
Net loss from discontinued operations per Share	(0.03)	—	—	0.01	0.01	—	—
Net income per Share (Basic and Diluted)	0.42	0.43	0.56	0.66	0.52	0.38	0.27
Funds from operations (3)	176,069	128,648	181,186	76,256	14,610	1,440	528
Cash distributions declared and paid per Share	0.53	0.53	0.71	0.71	0.70	0.70	0.58
Weighted average number of Shares outstanding: (Basic and Diluted)	246,527	202,812	210,343	88,840	22,035	2,391	846

	September 30,		December 31,
	2005	2004	2004	2003	2002	2001	2000
Real estate investment properties	$3,514,764	$2,774,263	$3,159,236	$1,512,998	$371,722	$35,233	$14,418
Total assets	3,769,980	3,058,462	3,369,641	1,761,899	441,765	64,447	14,689
Debt obligations	1,489,377	948,442	1,193,548	392,583	45,327	–	3,795
Total liabilities	1,557,117	1,014,502	1,263,923	415,958	51,970	3,537	5,485
Minority interests	4,306	1,966	2,361	—	—	—	—
Total stockholders' equity	2,208,557	2,041,994	2,103,357	1,345,941	389,795	60,910	9,204

Properties owned at end of period	259	202	222	119	37	3	1
Properties acquired during period	37	83	103	82	34	2	1

(1)	To the extent that Operating Expenses payable or reimbursable by us in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap. During the Expense Year ended September 30, 2005, Operating Expenses did not exceed the Expense Cap. During the Expense Years ended June 30, 2001 and 2000, the Advisor reimbursed us $0.1 million and $0.2 million, respectively, in Operating Expenses. No such amounts were reimbursed in 2004, 2003 or 2002.
(2)

Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001 and 2000, approximately 20%, 18%, 20%, 2%, 21%, 39% and

55% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. We have not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3)	We consider funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net income determined in accordance with GAAP includes the non-cash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001 and 2000, net income included approximately $36.0 million, $28.0 million, $40.6 million, $10.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts.) We believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make Distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus.

The following is a reconciliation of net income to FFO for the nine months ended September 30, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001, and 2000:

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Net income	$104,402	$86,406	$117,918	$58,460	$11,372	$916	$225

Adjustments:
Depreciation of real estate assets
Continuing operations	61,294	36,411	53,839	16,106	3,068	524	303
Discontinued operations	219	397	512	261	—	—	—

Amortization of lease intangibles
Continuing operations	10,324	5,442	8,563	1,139	254	—	—
Discontinued operations	21	37	50	29	—	—	—

Amortization of deferred leasing costs
Continuing operations	150	—	32	—	—	—	—
Discontinued operations	—	—	—	—	—	—	—

Effect of unconsolidated entity	191	6	428	261	150	—	—

Effect of minority interests	(532)	(51)	(156)	—	(234)	—	—

	$176,069	$128,648	$181,186	$76,256	$14,610	$1,440	$528

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, which relates to the year ended December 31, 2004, updates and replaces the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 79 of the Prospectus.

OVERVIEW

Our focus during 2004 was the acquisition of Properties using the proceeds received from our public offerings and loan facilities and the management of our existing portfolio of Properties. During the year ended December 31, 2004, we received gross offering proceeds of $880.3 million and invested $1.7 billion in 103 Properties, including 52 medical office buildings ("MOBs") and 51 seniors' housing Properties consisting primarily of assisted living and independent living facilities. We also acquired a 55% ownership interest in a development and property management company that manages 30 of our MOBs. We obtained or assumed $690.8 million of permanent financing, drew $74.0 million under our construction loan facilities and drew $60.0 million under a term loan.

As of December 31, 2004, we held real estate assets located in 32 states consisting of (dollars in thousands):

	Number of Properties	Investment at December 31, 2004
Seniors’ housing facilities:
Operating	163	$2,579,323
Under development	3	79,997
MOBs:
Operating	49	473,501
Under development	3	26,415

	218	$3,159,236

Real estate held for sale	4	$17,182

During 2005, our primary focus will be stabilizing the operating performance of our Properties and developing and enhancing relationships with our tenants, operators, managers and lenders. In addition, we expect to continue to raise capital through equity offerings and the placement of Permanent Financing on new or unencumbered Properties, and we expect to invest these proceeds in Properties and other Permitted Investments.

LIQUIDITY AND CAPITAL RESOURCES

We primarily acquire or develop Properties. We may also provide Mortgage Loans to operators of seniors' housing or other health care-related facilities, however, we have not entered into any Mortgage Loans as of December 31, 2004. We rely on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other Permitted Investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit. We are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications.

Common Stock Offerings

Upon formation in December 1997, we received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. Since our inception through December 31, 2004, we have made five public offerings and received subscriptions as follows (in thousands):

		Offering		Subscriptions
Offering	Date Completed	Shares (a)	Amount	Shares (b)	Amount
Initial Offering	September 2000	15,500	$155,000	972	$9,719
2000 Offering	May 2002	15,500	155,000	15,500	155,000
2002 Offering	April 2003	45,000	450,000	45,000	450,000
2003 Offering	April 2004	175,000	1,750,000	156,793	1,567,925
This offering	Open	400,000	4,000,000	20,201	202,014

		651,000	$6,510,000	238,466	$2,384,658

(a)	Includes Distribution Reinvestment Plan Shares of 500 in each of the Initial and 2000 Offerings, 5,000 in the 2002 Offering, 25,000 in the 2003 Offering and 15,000 in this offering.
(b)	Includes Distribution Reinvestment Plan Shares of five in the Initial Offering, 42 in the 2000 Offering, 129 in the 2002 Offering, 1,728 in the 2003 Offering and 3,964 in this offering.

In July 2004, at our 2004 annual meeting, the stockholders approved a resolution to amend our Amended and Restated Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion.

The price per Share of all of our equity offerings has been $10 per Share. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses have not and will not exceed 13% of gross proceeds.

As of December 31, 2004, net proceeds from our offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $2.1 billion. We have used net offering proceeds, proceeds from permanent and construction financing and advances from our revolving line of credit to invest in 222 Properties located in 32 states.

During the period January 1, 2005 through February 28, 2005, we received additional net offering proceeds of approximately $35.9 million, proceeds from new Permanent Financing of $143.7 million and incurred Acquisition Fees and costs of approximately $7.2 million, including $5.5 million related to Acquisition Fees on the new Permanent Financing. We also used $81.7 million in connection with the acquisition of three MOBs, one seniors' housing facility and a parcel of land which we will hold for sale.

The number of Properties to be acquired and Mortgage Loans and other Permitted Investments in which we may invest will depend on the amount of net offering proceeds and loan proceeds available to us and the availability of reasonably priced Properties. During 2005, we expect to have access to capital through this offering and the leveraging of our unencumbered or newly acquired Properties that will be sufficient to take advantage of acquisition opportunities.

Under our Amended and Restated Articles of Incorporation, if we do not List by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as a Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25% of their Shares to us for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, we may, at our option, redeem the Shares for cash, subject to certain conditions and limitations. Redemptions are limited to the extent sufficient funds are available, however, at no time during any 12-month period may the number of Shares we redeem exceed 5% of the number of Shares of our outstanding Common Stock at the beginning of the 12-month period. The full amount of proceeds from our Distribution Reinvestment Plan is available for redemptions. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our Common Stock for redemptions. In the second quarter of 2004, we amended our redemption plan to change our redemption price from $9.20 per Share to $9.50 per Share. During the years ended December 31, 2004, 2003 and 2002, 685,396 Shares, 131,781 Shares and 37,306 Shares, respectively, were redeemed and retired for $6.5 million, $1.2 million and $0.3 million, respectively.

Property Acquisitions

At December 31, 2004, our investment portfolio consisted of 222 Properties located in 32 states with an aggregate investment amount of approximately $3.2 billion compared to 119 Properties located in 27 states with an aggregate investment amount of approximately $1.5 billion at December 31, 2003. During the year ended December 31, 2004, we invested $1.7 billion in 103 Properties. The Properties acquired were 51 seniors' housing Properties, consisting primarily of assisted living and independent living facilities, including three facilities in various stages of development, and 52 MOBs containing approximately 2.6 million square feet, including two parcels of land on which MOBs are being constructed. With the exception of one seniors' housing Property under development, we, as lessor, have entered into long-term, triple-net lease agreements relating to the seniors' housing Properties and shorter-term, gross or triple-net lease agreements relating to the MOBs.

Of the Properties acquired during the year ended December 31, 2004, 101 Properties are subject to operating leases. Operating leases related to seniors' housing facilities generally provide for initial terms of 15 years with options that allow the tenants to renew the leases for five to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, substantially all of the seniors' housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Operating leases related to MOBs include both triple-net and gross basis leases and have initial terms of five to 15 years, provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the MOB operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

Twenty of the MOBs acquired during 2004 are subject to ground leases with initial terms ranging from 41 to 80 years, and 16 of the ground leases contain renewal options for terms of 30 to 50 years.

During the year ended December 31, 2004, we also acquired two parcels of land through direct financing transactions and entered into 10-year lease agreements relating to the Properties. Each lease contains a bargain purchase option that may be exercised by the tenant at the beginning of the fifth lease year. Minimum lease payments related to the direct financing leases are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

In accordance with SFAS 141, we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the years ended December 31, 2004 and 2003, we allocated $69.6 million and $31.6 million, respectively, of acquired real estate value to in-place lease origination costs and customer relationships, which are amortized over the remaining terms of the leases acquired with each Property. In addition, for the year ended December 31, 2004, we allocated $8.5 million to an intangible lease asset related to above market lease values and $4.5 million to an intangible lease liability related to below market lease values. These components are amortized to rental income from operating leases over the remaining terms of the leases acquired with each Property.

During the year ended December 31, 2004, three Properties that were under construction at December 31, 2003, and three Properties that were under construction when acquired in March 2004, commenced operations.

At December 31, 2004, our restricted cash balance included $2.0 million being held in escrow to fund the acquisition of Properties that we had entered into initial commitments to acquire. In January and February 2005, we used the entire escrowed amount to acquire three MOBs and a parcel of vacant land.

Other Investments

On May 30, 2002, we acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which our Advisor and its Affiliates lease office space. Our equity investment in the partnership was $300,000. Our share in the limited partnership's distributions is equivalent to our equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, we have has severally guaranteed our 16.67% share of a $15.5 million unsecured promissory note of the limited partnership. At December 31, 2004, the note had an outstanding balance of $14.2 million.

In August 2004, we acquired a 55% interest in DASCO for $6.0 million including closing costs. We allocated $5.8 million to goodwill which represents the excess of the purchase price paid plus closing costs over the fair market value of the tangible assets (office furniture and equipment) acquired in the business acquisition. The purchase of the 55% interest in DASCO has provided and may continue to provide opportunities for us to participate in new medical office development and acquisition opportunities as well as enter the business of managing MOBs. DASCO operated 27 and is developing three of our MOBs at December 31, 2004.

Investments Subsequent to December 31, 2004 and Pending Investments

In January and February 2005, we acquired equity interests in three entities that own MOBs for an aggregate purchase price of $28.6 million and assumed a $7.1 million mortgage loan in connection with the purchases. One of the MOBs is currently under construction. The MOBs are located in Illinois, Indiana and Texas, contain approximately 161,900 square feet and are managed or being developed by DASCO. In February 2005, we also acquired a seniors' housing facility located in Illinois for $50 million, consisting of 274 independent and assisted living units, and an undeveloped parcel of land located in Texas for $3.1 million which we intend to hold for sale. The seniors' housing facility is leased to and operated by Horizon Bay. In connection with the acquisition of the seniors' housing facility, we borrowed $30 million in new Permanent Financing. We used cash available at December 31, 2004, plus additional offering and debt proceeds received in January and February 2005 to purchase these Properties.

As of February 28, 2005, we had commitments to acquire 17 seniors' housing facilities for $139 million and four MOBs for $18.1 million, subject to the fulfillment of certain conditions. It is expected that the seniors' housing facilities, consisting primarily of independent and assisted living units, will be leased to and managed by Encore Senior Living. Three of the MOBs contain an aggregate of 118,000 square feet and are leased to various third-party physicians and health care providers. The remaining MOB is under construction, and we expect to obtain construction funding or use our revolving line of credit to fund construction costs. The MOBs are expected to be managed by DASCO.

Borrowings

Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased to $125.0 million. Eleven Properties with an aggregate real estate value of $121.6 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires payments of interest only at LIBOR plus a percentage that fluctuates until maturity (4.84% at December 31, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make Distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of December 31, 2004, we had an outstanding balance of $20.0 million on the line of credit, which matures in September 2005. We are able to extend the September 2005 maturity date for an additional six month period with comparable terms as permitted under the loan agreement.

Term Loan. On December 30, 2004, we borrowed $60.0 million on a 14-day term loan to purchase Properties for which Permanent Financing was obtained in January 2005. This facility bore interest at 5.02% at December 31, 2004, and was repaid and terminated on January 13, 2005.

As of May 1, 2004, we elected to terminate a $50.0 million unused credit facility which we had entered into in September 2003.

Permanent Financing. During the year ended December 31, 2004, we obtained $690.8 million in Permanent Financing by assuming existing debt on various Properties acquired and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of December 31, 2004, our aggregate Permanent Financing was $937.6 million and was collateralized by Properties with an aggregate net book value of $1.8 billion. We have approximately $118.2 million in principal amortization due in 2005. Several loans that mature in 2005 contain extension options that we expect to exercise. We also expect to refinance certain loans and, to a lesser extent, use offering proceeds to repay the maturing loans.

Approximately 46% of our mortgage notes payable at December 31, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in "Market Risk" below. Fixed interest rates range from 4.91% to 8.42% with a weighted average rate of 6.18%. Certain fixed rate loans we assumed contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

During the year ended December 31, 2004, we incurred $10.1 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

The table below summarizes Permanent Financing that we obtained during the year ended December 31, 2004 (dollars in thousands):

Funded or Assumed	Amount	Maturity Date	Interest Rate
Fixed Rate Debt:
January - December 2004	$130,000	January 2009	5.79%
January 2004	74,645	February 2011	5.96%
February 2004	33,139	May 2010	8.17%
April 2004	84,247	August 2008 – February 2013	5.09% - 8.35%
August 2004	6,361	July 2010 – September 2011	7.21% - 8.42%
November 2004 (1)	10,561	July 2007	4.91%

	338,953

Funded or Assumed	Amount	Maturity Date	Interest Rate
Variable Rate
Debt:
February 2004	48,740	June 2008	30-day LIBOR plus 3.70%; 5.95% floor
February 2004	192,680	October 2005 – April 2008	Fannie Mae Discount MBS rate plus .90% to 1.04%
March 2004	20,400	March 2007	30-day commercial paper rate plus 3.15%
December 2004	90,000	January 2010	Freddie Mac Reference Bill Index plus 1.12%

	351,820

	$690,773

(1)	The stated interest rate of 7.42% on this loan was greater than that available to us in the open capital market for comparable debt at the time of assumption. Consequently, we recognized $0.8 million in debt premium that will be amortized over the period of the loan which reduces the effective interest rate to 4.91%. During the year ended December 31, 2004, we recognized $47,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Construction Financing. During the year ended December 31, 2004, we drew $74.0 million under our construction loan facilities related to Properties under various stages of development. Total construction loans outstanding at December 31, 2004, were $81.5 million, and total liquidity remaining was $63.9 million. The loans are variable interest rate loans and mature from November 2006 to July 2009. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the year ended December 31, 2004, we issued new bonds to new residents of these retirement facilities totaling $12.1 million, and used the proceeds from the new bonds to retire $7.7 million of the existing bonds. As of December 31, 2004, the bonds payable had an outstanding balance of $94.5 million.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$118,160	$129,626	$414,799	$275,004	$937,589
Revolving line of credit	20,000	—	—	—	20,000
Term loan	60,000	—	—	—	60,000
Bonds payable (1)	—	—	—	94,451	94,451
Construction loans payable	—	79,486	2,022	—	81,508
Ground leases	320	765	771	19,225	21,081
Security deposits and rent support	—	—	—	26,253	26,253

	$198,480	$209,877	$417,592	$414,933	$1,240,882

(1)	It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

The following table presents our commitments, contingencies and guarantees, and related expiration periods as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,366	$—	$—	$—	$2,366
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties (3)	78,003	3,152	—	—	81,155
Pending investments (4)	47,370	—	—	—	47,370

	$161,218	$5,152	$—	$—	$166,370

(1)	In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures April 2005. As of December 31, 2004, the unsecured promissory note had an outstanding balance of $14.2 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, we may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at December 31, 2004, and are not included in the table above.

(3)	Commitments for the funding of Properties under development are expected to be funded with draws from construction loan facilities.
(4)	As of December 31, 2004, we had commitments to acquire five MOBs and a parcel of undeveloped land subject to the fulfillment of certain conditions.

Market Risk

Approximately 46% of our mortgage notes payable and all of our construction loans payable at December 31, 2004 were subject to variable interest rates, therefore, we are exposed to market changes in interest rates. At December 31, 2004, a hypothetical 100 basis point increase in the US Treasury and LIBOR rates would have resulted in additional interest costs of approximately $5.1 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at December 31, 2004.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially and offering proceeds be available. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

Following is a summary of our Permanent Financing, construction loans, line of credit and term loan obligations at December 31, 2004 (in thousands):

	Expected Maturities
	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value
Fixed Rate Debt:	$—	$—	$10,543	$82,194	$143,875	$269,722	$506,334	$507,058
Average Interest Rate	—	—	7.42%	6.98%	6.02%	6.07%	6.23%	6.18%

Variable Rate Debt:	190,445	92,079	86,877	130,617	2,021	90,000	592,039
Average Interest Rate	4.24%	4.79%	6.04%	4.63%	4.17%	3.39%	4.55%

Cash and Cash Equivalents

Until Properties are acquired or developed or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financing. The cash is held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At December 31, 2004, we had $51.8 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The decrease was primarily attributable to the cash used to purchase 103 Properties, offset by offering proceeds received from the sale of Shares of Common Stock and placement of Permanent Financing during the year ended December 31, 2004.

Accounts and Other Receivables

Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $20.5 million as of December 31, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $21.8 million at December 31, 2004, offset by a $3.9 million reserve for doubtful accounts. Past due amounts aggregated $10.7 million at December 31, 2004. We have experienced delays in receiving current rent amounts due on certain seniors' housing facilities as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the net operating income generated from the seniors' housing facilities to fund rent obligations under their leases. Based on our analysis of estimated future cash flows to be generated by the facilities, we anticipate that certain delinquent amounts will be collected in the upcoming year. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to enhance cash flow generated from the Properties to fund current and past due rent obligations under the leases. In addition, we are evaluating strategic alternatives for certain facilities. The results of actual facility operations or implementation of one or more of these alternatives could result in additional reserves for doubtful accounts or impairment losses that may impact our results of operations in future periods.

Loan Costs

Net loan costs increased from $7.4 million at December 31, 2003 to $12.6 million at December 31, 2004, as a result of us borrowing or assuming $690.8 million in mortgage loans. Loan costs of $1.1 million were written off due to the early termination of debt. Loan cost amortization was $5.1 million and $1.4 million for the years ended December 31, 2004 and 2003, respectively.

Distributions

During the years ended December 31, 2004, 2003 and 2002, we generated cash from operations of $139.4 million, $60.7 million and $16.8 million, respectively, which included the draw on operator rent guarantees of $21.6 million, $5.6 million and $2.9 million, respectively, and unrestricted security deposits received from tenants of $8.7 million, $3.1 million and $3.5 million, respectively. We declared and paid Distributions to our stockholders of $147.1 million, $59.8 million and $14.4 million during the years ended December 31, 2004, 2003 and 2002, respectively. In addition, on January 1, February 1 and March 1, 2005, we declared Distributions to stockholders of record on those dates of $0.0592 per Share of Common Stock (aggregating $42.9 million) which are payable by March 31, 2005.

During the year ended December 31, 2004, $7.7 million of Distributions paid to stockholders was supported by borrowings on our line of credit. Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. During the year ended December 31, 2004, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred primarily because of a build up in accounts receivable due to several of our tenants experiencing higher than expected property operating expenses, as described above under "Accounts and Other Receivables." In addition, our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, large cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during 2005, and may borrow funds from the revolving line of credit to make Distributions to stockholders.

For the years ended December 31, 2004, 2003 and 2002, approximately 60%, 71% and 65%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 40%, 29% and 35%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003 and 2002, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, the investment in Mortgage Loans and other Permitted Investments, and the scheduled maturities of Permanent Financings with proceeds from our offerings, advances under our revolving line of credit and new Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized debt financing or equity financing.

Seniors' housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, these tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. The MOBs are leased on either a triple-net or gross basis. With respect to the gross leases, we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreements.

RESULTS OF OPERATIONS

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003

Net income for the year ended December 31, 2004 totaled $117.9 million or $0.56 per Share of Common Stock ($118.4 million or $0.56 per Share of Common Stock from continuing operations), as compared to net income of $58.5 million or $0.66 per Share of Common Stock ($57.9 million or $0.65 per Share of Common Stock from continuing operations) for 2003. The increase in net income is primarily due to an increase in rental income from the Properties that we acquired during the latter part of 2003 and in 2004 offset by increases in interest expense and loan cost amortization as a result of an increase in our average outstanding debt, provisions for accounts receivable reserves and an impairment charge related to the proposed sale of a seniors' housing facility. These changes are discussed in further detail below. Although net income increased significantly for the year ended December 31, 2004, it decreased on a per Share basis primarily due to a larger average accumulated amount of cash during 2004. This cash was invested in short-term, highly liquid investments that earned a lower return than if the cash had been invested in Properties.

Revenues

At December 31, 2004, we owned 222 Properties, including 103 Properties that were acquired in 2004, compared to owning 119 Properties at December 31, 2003. As a result of the increase in the number and value of owned Properties, we earned rental and earned income from our leases from continuing operations of $253.3 million, including $40.4 million as a result of straight-lining rent increases throughout the lease terms, for the year ended December 31, 2004, compared to $90.4 million, including $10.3 million of straight-line rent revenue, for the year ended December 31, 2003. We also earned $4.6 million and $2.6 million in FF&E Reserve income from Properties from continuing operations during the years ended December 31, 2004 and 2003, respectively. Because 103 Properties were owned for only a portion of 2004 and we expect to acquire additional Properties during 2005, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During the years ended December 31, 2004 and 2003, rental income included draws on operator rent guarantees of $21.6 million and $5.6 million, respectively. To mitigate credit risk, certain seniors' housing leases are combined into portfolios that contain cross-default and pooling terms. In addition, as of December 31, 2004, we held $26.3 million in security deposits and rent support related to certain Properties. We also have limited guarantees from certain tenants and operators that aggregate $10.7 million as of December 31, 2004, related to 12 of our Properties.

In connection with three and 19 of our Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving certain specified performance thresholds. Based on our review of the 2005 projected, pooled net operating cash flow generated from these

Properties, we do not believe that the performance thresholds will be achieved prior to the expiration of the Sunrise guarantees. We identified three Properties within the 22-Property portfolio that we determined would be held for sale. In conjunction with this decision, we recognized a $1.9 million impairment loss on one of the Properties as of December 31, 2004. We are working with the tenant and operator of the 22-Property portfolio to implement a plan to enhance cash flow generated from the Properties. Failure of these Properties to enhance cash flow from operations may result in the non-payment of a portion of our rent, after the guarantees expire, and as a result, the recognition of additional provisions for doubtful accounts beginning in the third quarter of 2005.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five seniors' housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2006) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional seniors' housing facilities for which construction was completed in 2004, until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

There are six seniors' housing Properties that are experiencing operating performance deficiencies. These Properties are included in various portfolios that contain cross-default and pooling terms. Some of these portfolios do not have tenant guarantees or security deposits. We are evaluating strategic alternatives for these facilities. These alternatives include the transition of the facility's management to another operator, lease restructure and sale. If it is determined that any of these Properties should be sold, we may incur impairment losses. In addition, the failure of these Properties to generate cash flow sufficient to pay all or a portion of our rent may result in additional provisions for doubtful accounts in 2005. We determined to hold one of these Properties for sale.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of our operations.

We recorded $4.7 million in tenant expense reimbursement revenue, representing contractual recoveries from tenants of 42% of our MOB operating expenses.

During the years ended December 31, 2004 and 2003, we also earned $3.0 million and $1.6 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase in interest income is due to an increase in the average amount invested in short-term investments during the year ended December 31, 2004, as compared to the year ended December 31, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

During the year ended December 31, 2004, interest and other income also included $1.5 million in development, marketing and property management fees.

Expenses

Interest and loan cost amortization expense was $42.8 million and $9.6 million for the years ended December 31, 2004 and 2003, respectively. The increase was a result of our increasing the average amount of debt outstanding from $151.4 million for the year ended December 31, 2003, to $722.2 million for the year ended December 31, 2004. The weighted average interest rate was approximately 5.1% for the year ended December 31, 2004 and 5.8% for the year ended December 31, 2003. In addition, we wrote off $1.1 million in loan costs during the year ended December 31, 2004, as a result of the early extinguishment of debt and capitalized $0.7 million in interest to Properties under development during 2004.

General and administrative expenses and Asset Management Fees were $27.2 million and $9.8 million for the years ended December 31, 2004 and 2003, respectively, representing 10.4% and 10.5% of net revenues, respectively. The increase in expenses is directly related to the increased number and value of Properties owned as well as the general and administrative expenses related to DASCO. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans; however, expenses as a percentage of net revenues are expected to decrease.

Total property-related operating expenses for the years ended December 31, 2004 and 2003, were $12.9 million and $136,000, respectively. The increase was primarily due to the acquisition of the MOBs in the second and third quarters of 2004, where we are generally responsible for property operating expenses; however, under the terms of the leases, we recover a portion of the expenses from the tenants. Property operating expenses related to MOBs were $11.2 million for the year ended December 31, 2004. Property expenses related to seniors' housing facilities increased proportionately to the increase in the number of seniors' housing facilities owned during the year ended December 31, 2004.

During the year ended December 31, 2004, we recognized a provision for loss of $3.9 million related to doubtful accounts receivable as discussed in the "Accounts and Other Receivables" section above.

We determined that four of our seniors' housing facilities would be held for sale. In conjunction with this decision, we recognized a loss from discontinued operations of $0.5 million for the year ended December 31, 2004, representing $1.3 million in net operating income, offset by an approximate $1.9 million impairment loss for the write-down of one of the Properties to its estimated fair value less selling costs. To conform with the December 31, 2004 presentation, $0.5 million in net operating income was reclassified to income from discontinued operations for the year ended December 31, 2003.

Depreciation and amortization expense was $62.5 million for the year ended December 31, 2004, compared to $17.3 million for the year ended December 31, 2003, as a result of our owning 96 additional operating Properties subject to operating leases during 2004.

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Net income for the year ended December 31, 2003 totaled $58.5 million or $0.66 per Share of Common Stock ($57.9 million or $0.65 per Share of Common Stock from continuing operations). This compares to net income of $11.4 million or $0.52 per Share of Common Stock ($11.0 million or $0.50 per Share of Common Stock from continuing operations) in 2002. The increase in net income and net income per Share was the result of the various factors described below.

For the years ended December 31, 2003 and 2002, we earned $90.4 million and $16.3 million, respectively, in rental income from our Properties under operating leases and earned income from our Properties subject to direct financing leases from continuing operations. We also earned $2.6 million and $0.1 million in FF&E Reserve income from continuing operations during the years ended December 31, 2003 and 2002, respectively. The increase in rental and FF&E Reserve income was due to our owning 118 Properties subject to lease agreements during the year ended December 31, 2003, as compared to 36 Properties during the year ended December 31, 2002. Since 82 Properties were owned for only a portion of 2003 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During the years ended December 31, 2003 and 2002, we also earned $1.6 million and $1.9 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Although the average amount invested in short-term investments increased during the year ended December 31, 2003, as compared to the year ended December 31, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the years ended December 31, 2003 and 2002, was $0.1 million and $0.2 million, respectively, in interest income related to accounts and other receivables.

Operating expenses, excluding depreciation expense, were $9.9 million and $2.1 million for the years ended December 31, 2003 and 2002, respectively (10.7% and 13.0%, respectively, of total revenues). The increase in operating expenses for the year ended December 31, 2003, as compared to the year ended December 31, 2002, was the result of incurring Asset Management Fees and general and administrative expenses relating to our acquiring 82 additional Properties during 2003. Interest and loan amortization expense increased from $1.5 million for the year ended December 31, 2002 to $9.5 million for the year ended December 31, 2003, as a result of increasing the average amount of debt outstanding during 2003, offset partially by a decrease in interest rates. Depreciation and amortization increased from $3.2 million for the year ended December 31, 2002 to $17.3 million for the year ended December 31, 2003, as a result of our acquiring 82 additional Properties during 2003. The dollar amount of operating expenses is expected to increase as we acquire additional Properties, invest in Mortgage Loans, obtain Permanent Financing and draw funds on our revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans.

To conform with the December 31, 2004 presentation, $0.5 million and $0.3 million was reclassified to income from discontinued operations for the years ended December 31, 2003 and 2002, respectively.

OTHER

Inflation and Trends

Our seniors' housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in MOBs, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

We believe that changes and trends in the health care industry will continue to create opportunities for growth of seniors' housing and other health care facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance. Additionally, we believe that demographic trends are significant when looking at the potential for future growth in the health care industry. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the age 65 plus population is projected to more than double between now and the year 2050, to 82 million. Most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

We believe that during 2004, the seniors' housing industry experienced increased occupancies and average daily rates, and generally the facilities operated at a higher level of efficiency. The success of the future operations of our Properties will depend largely on each tenant's and operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics.

We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financings.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the years ended December 31, 2004, 2003 and 2002, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Years ended December 31,
	2004	2003	2002
Acquisition Fees (1):
From offering proceeds	$38,286	$47,644	$16,685
From debt proceeds	29,952	11,277	2,052

	68,238	58,921	18,737

Asset Management Fees (2)	13,047	4,372	771

Reimbursable expenses (3):
Acquisition Expenses	331	403	228
General and administrative expenses	4,313	2,255	987

	4,644	2,658	1,215

	$85,929	$65,951	$20,723

(1)	Acquisition Fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds under this offering and loan proceeds from Permanent Financing (4.5% under the Prior Offerings gross offering proceeds and loan proceeds), excluding that portion of the Permanent Financing used to finance Secured Equipment Leases.

If we List , the Advisor will receive an Acquisition Fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual Stockholders 8% Return on Invested Capital.

(2)	Monthly Asset Management Fee of 0.05% of our Real Estate Asset Value, as defined in the Advisory Agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.
(3)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating expenses for the Expense Years ended December 31, 2004, 2003 and 2002, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) Selling Commissions of 6.5% of gross proceeds under this offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the years ended December 31, 2004, 2003 and 2002, we incurred the following fees and costs (in thousands):

	Years ended December 31,
	2004	2003	2002
Selling Commissions	$61,830	$79,499	$27,835
Marketing support fee	6,648	5,300	1,856
Offering and due diligence costs	18,328	16,190	9,208
Soliciting dealer service fee	310	310	—

	$87,116	$101,299	$38,899

Amounts due to related parties consisted of the following at December 31 (in thousands):

	2004	2003
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$21	$372
Accounting and administrative services	761	304
Acquisition Fees and expenses	656	815

	1,438	1,491

Due to CNL Securities Corp.:
Selling Commissions	149	1,366
Marketing support fees and due diligence expense reimbursements	45	91
Soliciting dealer servicing fee	—	310

	194	1,767

	$1,632	$3,258

CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10 to the Notes to the Consolidated Financial Statements included in the Financial Information commencing on page F-1. During the years ended December 31, 2004 and 2003, CCM was paid $0.2 million and $0.5 million in structuring fees, respectively. These amounts are included in deferred costs as of December 31, 2004 and 2003, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the years ended December 31, 2004, 2003 and 2002, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services.

During the year ended December 31, 2003, we also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.

We maintain bank accounts in a bank in which certain of our officers and Directors serve as directors and are majority stockholders. The amounts deposited with this bank were $22.9 million and $15.8 million at December 31, 2004 and 2003, respectively.

We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the years ended December 31, 2004 and 2003, we received $0.2 million and $0.1 million, respectively, in distributions from the partnership.

On September 1, 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 30% and 35% of our total revenues for the years ended December 31, 2004 and 2003, respectively.

Our Chairman of the Board is also a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of our total revenues.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, "Business Combinations." For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid over the fair market value of the tangible and identifiable intangible assets acquired in a business combination accounted for as a purchase to goodwill. Goodwill is not subject to amortization but is subject to quarterly impairment analysis. If quoted market prices are not available for our impairment analysis, we use other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit.

REIT Qualification

We made an election under Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect our net income. However, we believe that we are organized and have operated in such a manner as to qualify for treatment as a REIT since our formation in 1997 and specifically for the years ended December 31, 2004, 2003 and 2002. In addition, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Statement Regarding Forward Looking Information

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about future events, including but not limited to the closing of pending investments and financings and the sale of certain Properties. These statements concern events that are not historical facts, and/or contain words such as "believe," "intend," "expect" "will" and "may." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks are discussed in our SEC filings, including the "Risk Factors" section of the Prospectus and our annual report on Form 10-K for the year ended December 31, 2004. In addition, certain factors that might cause such a difference in actual results, performance or achievements include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our revolving line of credit and availability of an on-going line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, the ability of certain of our tenants and operators to enhance cash flow from operations at our Properties that are experiencing operating performance deficiencies, our ability to close on pending acquisitions, our ability to sell the Properties currently held for sale, our ability to continue to locate suitable Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. We disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although we believe our current expectations are based upon reasonable assumptions, we can give no assurance that expectations will be attained.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information, which relates to the nine months ended September 30, 2005, should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 22 of this Prospectus Supplement.

OVERVIEW

We primarily acquire real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC") and life care communities (collectively "Seniors' Housing"), medical office buildings, specialty clinics, walk-in clinics, free standing ambulatory surgery centers, specialty or general hospitals and other types of health care-related facilities (collectively "MOBs"). Our continuing focus during 2005 is stabilizing the operating performance of our Properties, developing new relationships and strengthening existing relationships with our tenants, operators, managers and lenders. We have raised capital through our equity offering, placed permanent or construction financing on new or unencumbered Properties and invested these proceeds in Properties and other Permitted Investments. During the nine months ended September 30, 2005, we received gross offering proceeds of $173.0 million, obtained or assumed $271.6 million of Permanent Financing, entered into interest rate swap agreements tied to debt with an aggregate notional amount of $233.8 million that reduced our aggregate variable interest-rate debt, drew $52.0 million under our construction loan facilities and amended our revolving line of credit (the “Revolving LOC”) to increase the borrowing capacity to up to $400.0 million under more favorable terms. Additionally, we prepaid $58.3 million of above-market variable interest-rate mortgage debt and repaid $60.0 million under a term loan. We also invested $422.3 million in the acquisition of 37 Properties and the funding of our development projects and ongoing capital improvements of our Properties. In addition, we funded a $12.0 million loan advance under a five-year $85.0 million, senior secured term loan to finance the acquisition, development, syndication and operation of new and existing surgical partnerships which bears interest at 14.0% ("Senior Secured Term Loan") to an affiliate of the Cirrus Group, LLC ("Cirrus").

As of September 30, 2005, we held real estate assets located in 33 states consisting of (dollars in thousands):

	Number of Properties	Investment at September 30, 2005
Seniors' Housing facilities:
Operating	182	$2,831,548
Under development	2	42,097
Medical Office Buildings:
Operating	67	630,735
Under development	3	10,384

	254	$3,514,764

Real estate held for sale	5	$12,628

LIQUIDITY AND CAPITAL RESOURCES

We primarily acquire or develop Properties. We may also provide Mortgage Loans and other loans to operators or developers of Seniors' Housing or other health care-related facilities or make other Permitted Investments, however, we have not entered into any Mortgage Loans as of September 30, 2005. We have relied on the sale of our Common Stock to fund a portion of our Property acquisitions. We also obtained funds through borrowings under permanent or construction financing, operating activities and draws on our Revolving LOC. We expect to continue to be able to pay Distributions to maintain our REIT status in accordance with the Internal Revenue Code of 1986, as amended, which requires that we distribute at least 90% of our taxable income to stockholders. During the remainder of 2005, we expect to continue to take measures to monitor and manage the amount of proceeds raised through our public offering to more closely align offering proceeds with our actual capital requirements in order to avoid amassing additional capital that greatly exceeds our capital requirements. Excess offering proceeds would be placed in short-term accounts which would likely earn interest at lower rates than the return which would be expected if such capital had been invested in Properties, other loans or other Permitted Investments. Due to this management strategy, we do not anticipate raising additional proceeds through our public offering at volumes comparable to that of prior years. We believe that borrowings under permanent or construction financing, operating activities, draws on our Revolving LOC and offering proceeds, to the extent available, will be sufficient to meet our capital requirements.

Common Stock Offerings

As of September 30, 2005, we have made five best efforts public offerings and received aggregate subscriptions of $2.6 billion representing 252.1 million Shares outstanding. The price per Share of all of our equity offerings has been $10 per Share with the exception of Shares purchased through our Reinvestment Plan which are currently priced at $9.50 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13% of gross proceeds.

During the nine months ended September 30, 2005, net proceeds received from our offering of Shares, after deduction of incurred Selling Commissions, marketing support fees, due diligence expense reimbursements, offering expenses and redemptions, totaled approximately $128.8 million.

During the period October 1, 2005 through November 30, 2005, we received additional net offering proceeds of $16.4 million, proceeds from new Permanent Financing of $77.0 million and incurred Acquisition Fees and costs of $3.1 million, including $2.3 million related to Acquisition Fees on the new Permanent Financing.

The number of Properties to be acquired and Mortgage Loans, other loans and other Permitted Investments in which we may invest will depend on the amount of net offering proceeds and loan proceeds available to us and the availability of reasonably priced Properties and other Permitted Investments. During the remainder of 2005, we expect to have access to capital through the proceeds that have already been raised from this offering and the leveraging of our unencumbered or newly acquired Properties that will be sufficient to take advantage of acquisition opportunities. Under our Amended and Restated Articles of Incorporation, if we do not list our shares on a national securities exchange or over-the-counter market by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2005, 3,029,267 Shares were redeemed and retired at $9.50 per Share for $28.8 million.

Property Acquisitions

At September 30, 2005, our investment portfolio consisted of 259 Properties located in 33 states with an aggregate investment amount of approximately $3.5 billion compared to 222 Properties located in 32 states with an aggregate investment amount of approximately $3.2 billion at December 31, 2004. During the nine months ended September 30, 2005, we invested $422.3 million in 37 Properties, including the payout of $9.5 million in earnouts to the seller of two Properties acquired in 2003. The Properties acquired were 18 Seniors' Housing facilities, consisting primarily of assisted living and independent living facilities, 16 MOBs, two MOBs under construction and a 10.4 acre parcel of land which we intend to sell. We, as lessor, have entered into long-term, triple-net lease agreements relating to the Seniors' Housing Properties and shorter -term, gross or triple-net lease agreements relating to the MOBs. As of September 30, 2005, four of our Seniors' Housing facilities and a parcel of land were held for sale.

Thirty-six Properties acquired during the nine months ended September 30, 2005, are subject to operating leases. Operating leases related to our Seniors' Housing facilities generally provide for initial terms of 15 years with options that allow the tenants to renew the leases for 5 to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, a number of the Seniors' Housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved. The leases generally also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Operating leases related to our MOBs include both triple-net and gross basis leases and generally have initial terms of 5 to 15 years. These leases provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the MOB operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and to increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the nine months ended September 30, 2005, we allocated $15.0 million of acquired real estate value to in-place lease origination costs and customer relationships which are amortized over the remaining terms of the leases acquired with each Property, $1.3 million to an intangible lease asset related to above-market lease values which are amortized to rental income from operating leases. We also allocated $1.9 million to an intangible lease liability acquired with each Property related to below-market lease values which are accreted to rental income from operating leases over the remaining terms of the leases, including below-market rent lease extension, if any.

Other Investments

We own a 9.90% interest in a limited partnership that owns an office building located in Orlando, Florida in which the Advisor and its Affiliates lease office space. Our initial equity investment in the partnership was $300,000. Our share in the limited partnership's distributions is equivalent to our equity interest in the limited partnership. The remaining interests in the limited partnership are owned by several entities with present or former affiliations with the Advisor's parent company. We also own a 9.90% interest in a limited partnership which is the general partner of the limited partnership that owns the Orlando office building (the "General Partner"). On September 30, 2005, we severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the General Partner that matures December 31, 2010. As of September 30, 2005, the uncollateralized promissory note had an outstanding balance of $14.0 million.

On August 5, 2005, we entered into an agreement with Cirrus to acquire, at our election, additional MOBs and specialty hospitals, some of which have yet to be developed. The acquisitions under this agreement are expected to occur over the five -year term of the agreement or until $1.0 billion is invested in MOBs and specialty hospitals. We will have minority interest partners in connection with the ownership of each of these Properties, including Cirrus principals and physicians and other investors associated with Cirrus' principals. As of September 30, 2005, we have not acquired any properties under this agreement. On August 11, 2005, we also entered into an agreement to provide a Cirrus affiliate with an $85.0 million, five-year Senior Secured Term Loan to finance the acquisition, development, syndication and operations of new and existing surgical partnerships. As of September 30, 2005, the balance outstanding under this loan was $12.0 million. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.

Transactions Subsequent to September 30, 2005 and Pending Investments

Transactions Subsequent to September 30, 2005. In October 2005, we acquired a 70% equity interest in an entity that is expected to develop an approximate 67,000-square-foot MOB subject to a ground lease which was entered into by the entity in October 2005. The MOB will be developed by The DASCO Companies, LLC ("DASCO") for an estimated $12.7 million commencing in November 2005 with an estimated completion date in the third quarter of 2006.

Pending Investments. As of September 30, 2005, we had initial commitments to acquire four MOBs and two specialty hospitals, and to develop seven additional MOBs for which we had posted a non-refundable $8.6 million deposit. These acquisitions are expected to occur in the first quarter of 2006. In addition, we had an initial commitment to acquire an interest in an entity that is expected to develop one MOB. The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us.

Borrowings

Line of Credit. On August 23, 2005, we amended and restated our $85.0 million credit agreement and closed on a $320.0 million amended and restated senior secured Revolving LOC, which permits us to expand the borrowing capacity up to $400.0 million and extended the initial maturity date to August 23, 2007. The Revolving LOC is collateralized by 36 Properties with a carrying value of approximately $391.4 million at September 30, 2005, that in the aggregate, currently allows us to draw up to $280.0 million. The Revolving LOC contains two one-year extension options and may be used to fund the acquisition and development of Properties, purchase other Permitted Investments and for general corporate purposes. Pricing was reduced from LIBOR plus 300 basis points to LIBOR plus 150 basis points. The Revolving LOC requires interest only payments at LIBOR plus a percentage that fluctuates depending on our aggregate amount of debt outstanding in relation to our total assets (5.42% all-in rate at September 30, 2005). At September 30, 2005, $115.0 million was outstanding under the Revolving LOC. Of this amount $20.0 million was used to repay the balance on the previous $85.0 million line of credit, $47.8 million was used to repay existing debt and the remainder was used for general corporate purposes.

Term Loan. In January, 2005, we repaid and terminated a $60.0 million, 14-day term loan used for the acquisition of certain Properties until Permanent Financing was obtained in January 2005.

Permanent Financing. During the nine months ended September 30, 2005, we obtained $271.6 million in Permanent Financing by assuming existing debt or securing new debt on various Properties acquired during the period and by encumbering certain existing Properties with new debt. As of September 30, 2005, our aggregate Permanent Financing was $1.1 billion and was collateralized by Properties with an aggregate net book value of $2.1 billion.

At September 30, 2005, we had approximately $142.4 million in mortgage note maturities and principal amortization due during the remainder of 2005. On October 3, 2005, we exercised an extension option available under $140.4 million of the mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility, all to mature in October 2013. The facility contains provisions that will allow us to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% through maturity. We have the option to convert the variable rate debt to fixed rate debt.

In July 2005, we prepaid a $10.5 million mortgage note payable using available cash at June 30, 2005. In August 2005, we repaid $47.8 million in mortgage notes payable using available cash and proceeds from our Revolving LOC.

On October 3, 2005, we exercised an extension option available under $140.4 million of the mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility, all to mature in October 2013. The facility contains provisions that will allow us to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% through maturity. We have the option to convert the variable rate debt to fixed rate debt.

In October 2005, we entered into a $57.7 million mortgage loan agreement collateralized by a pool of seven MOBs and one specialty hospital. The loan has a ten-year term with a fixed interest rate and requires monthly interest only payments until November 2010, with monthly payments of principal and interest due thereafter until maturity in November 2015. Loan proceeds were used to repay borrowings under the Company's line of credit. In October 2005, the Company committed to enter into two additional mortgage loan facilities with the same commercial lender. One is a $40.0 million note payable, ($30.0 million of which has been locked into a 5.61% fixed rate 10-year mortgage loan and $10.0 million of which the interest rate has not yet been determined) that will be collateralized by five MOBs and one specialty hospital. The other is a $51.8 million, 10-year mortgage loan that will be collateralized by seven MOBs and for which the interest rate has not yet been determined. There can be no assurances that we will complete these loan transactions.

Interest Rate Swaps. On May 5, 2005, we entered into two interest rate swap agreements effective June 1, 2005, and one interest rate swap agreement effective July 1, 2005, for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in interest rates on our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.26% weighted average spread resulting in an all-in fixed interest rate of 5.45% until 2010.

Approximately 28% of our unhedged mortgage notes payable at September 30, 2005, were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Market Risk" below. Some of our variable-rate loans contain provisions that allow us to convert the variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised. Fixed interest rates range from 4.85% to 8.42% with a weighted average rate of 6.09%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may make it economically unfavorable to prepay the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms.

During the nine months ended September 30, 2005, we incurred $9.8 million in loan costs in connection with the placement and assumption of Permanent Financing facilities and the amended Revolving LOC.

The table below summarizes Permanent Financing that we obtained during the nine months ended September 30, 2005 (dollars in thousands):

Date Funded/Assumed	Mortgage Payable	Maturity Date	Interest Rate
Fixed-Rate Debt:
January 2005	$7,108	June 2010	8.41%(1)
March 2005	39,010	April 2012	4.85%
March 2005	34,299	January 2011-April 2013	5.69% - 7.15%
June 2005	9,500	September 2012	5.67%
June 2005	1,669	May 2008	7.51%

	91,586

Variable-Rate Debt:
January 2005	100,000	January 2010	LIBOR + 1.25%
February 2005	30,000	October 2005 (2)	Fannie Mae Discount MBS rate plus .90%
March 2005	50,000	March 2010	LIBOR + 1.50%

	180,000

	$271,586

(1)	The stated interest rate of 8.41% on this loan was greater than that available to us in the open capital market for comparable debt at the time of assumption. Consequently, we recognized $0.7 million in debt premium that will be amortized over the period of the loan which reduces the effective interest rate to 5.67%. During the nine months ended September 30, 2005, we recognized $94,000 in debt premium amortization related to this loan that is included in interest and loan cost amortization expense in the accompanying unaudited condensed consolidated statements of income.
(2)	In October 2005, we exercised an option available under this mortgage note to extend the maturity date to October 2013.

Construction Financing. During the nine months ended September 30, 2005, we entered into new construction loan facilities of $17.9 million and collectively drew $52.0 million under all of our construction loans related to certain Properties under various stages of development. Total construction loans outstanding at September 30, 2005 were $133.5 million, and total liquidity remaining was $29.8 million. The loans are variable interest rate loans and mature from November 2006 through December 2013. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings (to the extent available) to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. At September 30, 2005, $95.5 million was outstanding in bonds payable of which $43.2 million are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death and $52.3 million are not refunded until the unit has been successfully remarketed to a new resident. During the nine months ended September 30, 2005, the tenant of the two CCRCs issued new bonds to new residents totaling $8.2 million, and used the proceeds from the bonds issued in the current and prior periods to retire $7.1 million of existing bonds on our behalf. Excess bond redemptions over bond issuance, if any, are expected to be funded from prior net bond issuance reserves, to the extent available, or available operating cash flow.

At September 30, 2005, we were in compliance with all of our financial covenants.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of September 30, 2005 (in thousands):

	Less than 1 Year		2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$150,418	(1)	$218,570	$547,349	$227,960	$1,144,297
Revolving LOC	—		115,000	—	—	115,000
Bonds payable	—		—	—	95,524	95,524	(2)
Construction loans payable	—		113,700	10,434	9,335	133,469
Security deposits and rent support	—		—	—	24,932	24,932

	$150,418		$447,270	$557,783	$357,751	$1,513,222

(1)	Includes $140.4 million that was due to mature in October 2005. In October 2005, we exercised an option available under this mortgage note to extend the maturity date to October 2013.
(2)	Of this amount, $43.2 million is due upon the resident moving out or the resident's death and $52.3 million is due upon the unit being successfully remarketed to a new resident. It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

The following table presents our commitments, contingencies and guarantees, and related expiration periods as of September 30, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$—	$—	$—	$2,334	$2,334
Earnout provisions (2)	23,979	2,000	—	—	25,979
Capital improvements to investment Properties (3)	42,071	—	—	—	42,071
Unfunded Senior Secured Term Loan (4)	73,000	—	—	—	73,000
Ground leases	426	880	886	21,125	23,317
Pending investments (5)	154,025	—	—	—	154,025

	$293,501	$2,880	$886	$23,459	$320,726

(1)	In connection with our ownership of a 9.90% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the general partner of the limited partnership that matures December 31, 2010. As of September 30, 2005, the uncollateralized promissory note had an outstanding balance of $14.0 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, we may be required to make additional payments to the seller if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional properties are subject to future values and events which are not quantifiable at September 30, 2005, and are not included in the table above.

(3)	Commitments for the funding of Properties under development are expected to be funded with draws from construction loan facilities.
(4)	On August 11, 2005, we entered into an agreement to provide a Cirrus affiliate with an $85.0 million, Senior Secured Term Loan. Interest on the facility will accrue at the rate of 14.0% per annum. During the first 48 months of the term, interest of 9.5% will be payable monthly and the balance of 4.5% will be capitalized to the loan; thereafter, interest in full at the rate of the greater of 14.0% or LIBOR plus 9.0% will be payable monthly. Principal is payable at maturity. The loan will be subject to equity contribution requirements and borrower financial covenants that will dictate the draw down availability. As of September 30, 2005, there was $12.0 million outstanding under this facility. In connection with the Senior Secured Term Loan, we received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.
(5)	As of September 30, 2005, we had an initial commitment to acquire four MOBs and two specialty hospitals, and to develop seven additional MOBs for which we had posted a non-refundable $8.6 million deposit. These acquisitions are expected to occur in the first quarter of 2006. In addition, we had an initial commitment to acquire an interest in an entity that is expected to develop one MOB. The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us.

Market Risk

At September 30, 2005, 41% of our unhedged mortgages payable, construction loans payable and Revolving LOC were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. During the nine months ended September 30, 2005, a hypothetical 100 basis point increase in the LIBOR rates would have resulted in additional interest costs of approximately $4.2 million ($0.02 per Share of Common Stock). This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds (to the extent available) should interest rates rise substantially. In May 2005, we implemented a policy to further mitigate interest rate risk. Our primary strategy is to protect against this risk by using derivative transactions as appropriate to minimize the effect that variable interest rate fluctuations could have on cash flow. In May 2005, we entered into two interest rate swap agreements effective June 1, 2005, and one interest rate swap agreement effective July 1, 2005, for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in interest rates on our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.26% weighted average spread resulting in an all-in fixed interest rate of 5.45% until 2010. At September 30, 2005, these interest rate swaps had a fair value of $3.0 million. A hypothetical 100 basis point increase or decrease in LIBOR rates would cause the fair value of these swaps to be $11.4 million or $ (6.1) million, respectively.

Certain fixed rate loans contain substantial prepayment penalties and/or defeasance provisions that may make it economically unfavorable to repay the loans prior to their maturity dates.

Following is a summary of our mortgages payable, construction loans payable and Revolving LOC obligations at September 30, 2005 (in thousands):

	Expected Maturities
	2005		2006	2007	2008	2009	Thereafter	Total	Fair Value
Debt Obligations:
Fixed-rate debt:	$—		$—	$10,456	$50,697	$142,158	$390,074	$593,385	$594,472
Average interest rate	—		—	7.42%	6.24%	6.02%	6.17%	6.17%	6.09%
Variable-rate debt:	$140,445	(1)	$114,492	$202,440	$82,235	$10,434	$249,335	$799,381
Average interest rate	4.53%		6.15%	6.27%	4.67%	5.58%	4.89%	5.34%

Interest Rate Derivatives:
Variable to fixed swaps:	$—		$—	$—	$—	$—	$233,750	$233,750	$2,954
Average pay rate	—		—	—	—	—	4.19%	4.19%	—
Average receive rate	—		—	—	—	—	3.62%	3.62%	—

(1)	Includes $140.4 million that was due to mature in October 2005. In October 2005, we exercised an option available under this mortgage note to extend the maturity date to October 2013.

Cash and Cash Equivalents

Until Properties are acquired or until Mortgage Loans, other loans or other investments are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financings. The cash is held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans, other loans or other Permitted Investments and take advantage of favorable capital market conditions. At September 30, 2005, we had $40.0 million invested in short-term investments as compared to $51.8 million at December 31, 2004. The decrease was primarily due to the fact that cash used to purchase 37 Properties more than offset offering proceeds received from the sale of Shares of Common Stock and proceeds received from the placement of new Permanent Financing during the nine months ended September 30, 2005.

Accounts and Other Receivables

Our accounts and other receivables balance was $25.8 million at September 30, 2005 and $20.5 million at December 31, 2004. The change was primarily due to an increase in rental revenues receivable to $27.6 million at September 30, 2005 from $21.8 million at December 31, 2004, and a $2.3 million increase in other receivables offset by a $2.9 million increase in the reserve for doubtful accounts. Past due amounts aggregated $15.6 million and $10.7 million at September 30, 2005 and December 31, 2004, respectively. We are experiencing delays in receiving current rent amounts due on certain Seniors' Housing facilities as a result of adverse market or operating conditions. These tenants are thinly capitalized and rely on the net operating income generated from the Seniors' Housing facilities to fund rent obligations under their leases. At September 30, 2005, $6.3 million of the $6.8 million allowance for doubtful accounts pertained to HRA Tenants.

Based on our analysis of estimated future cash flows to be generated by the facilities, we anticipate that certain delinquent amounts will be collected in the remainder of 2005 and 2006. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to enhance cash flow generated from the Properties to fund current and past due rent obligations under the leases. In addition, we are evaluating strategic alternatives for certain facilities. The results of actual facility operations or implementation of one or more of these alternatives could result in additional reserves for doubtful accounts or impairment losses that may impact our results of operations and ability to pay Distributions in future periods.

Distributions

During the nine months ended September 30, 2005 and 2004, we generated cash from operations of $148.9 million and $107.4 million, respectively, which included unrestricted security deposits received from tenants of $4.0 million and $7.3 million for the nine months ended September 30, 2005 and 2004, respectively. Our Board of Directors declared Distributions to our stockholders of $131.0 million and $105.9 million during the nine months ended September 30, 2005 and 2004, respectively. In addition, on October 1 and November 1, 2005, our Board of Directors declared Distributions to stockholders of record on those dates, of $0.0592 per Share of Common Stock which are payable by December 31, 2005. Effective July 1, 2005, the Board of Directors amended our distribution policy to discontinue the monthly payment of stockholder Distributions, such that all Distributions will be paid solely on a quarterly basis.

Our distribution policy is based on a balanced analysis of value creation reflective of both current and long-term stabilized cash flows of our Properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter and anticipated operating results for the coming year, economic conditions, other operating trends, our financial condition, loan restrictions, capital requirements and avoidance of volatility of Distributions. Our acquisition strategy is focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock, to the extent available, and proceeds available from the placement of Permanent Financing. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during the remainder of 2005, and may borrow funds from our Revolving LOC to make Distributions to stockholders in future quarters.

For the nine months ended September 30, 2005 and 2004, approximately 70% and 61%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 30% and 39%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2005 and 2004, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our Revolving LOC. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, the investment in Mortgage Loans, other loans and other Permitted Investments, and the scheduled maturities of Permanent Financings, with proceeds from our offerings (to the extent available), advances under our Revolving LOC and new Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized financing or equity financing.

Seniors' Housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen material FF&E repairs. The MOBs are leased on either a triple-net or gross basis. We are responsible to fund capital improvements to MOBs. With respect to MOB gross leases, we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreement.

Advisory Services

On May 2, 2005, we renewed the Advisory Agreement, pursuant to a Renewal Agreement, for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. On July 13, 2005, we amended the Advisory Agreement, by an amendment to the Renewal Agreement, effective May 3, 2005, to reduce from 4% to 3% the percentage rate of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement.

Executive Officer Changes

On September 23, 2005, Thomas J. Hutchison, III resigned as our Chief Executive Officer and President, effective as of September 23, 2005. Mr. Hutchison also resigned as Director, Chief Executive Officer and President of the Advisor, effective as of September 23, 2005. Effective as of September 23, 2005, Stuart J. Beebe was appointed as our Chief Executive Officer and President and relinquished his position as our Executive Vice President of Acquisitions and Finance. Mr. Beebe will serve as our Chief Executive Officer and President until, as with all other officers, his successor is elected and qualifies or until his death, resignation or removal in the manner provided in the bylaws. In addition, effective as of September 23, 2005, Mr. Beebe was appointed Chief Executive Officer and President of the Advisor.

RESULTS OF OPERATIONS

Comparison of the quarter and nine months ended September 30, 2005 to the quarter and nine months ended September 30, 2004.

Net income for the nine months ended September 30, 2005 totaled $104.4 million or $0.42 per Share of Common Stock ($111.8 million or $0.45 per Share of Common Stock from continuing operations), as compared to net income of $86.4 million or $0.43 per Share of Common Stock ($87.3 million or $0.43 per Share of Common Stock from continuing operations) for the nine months ended September 30, 2004. Net income for the quarter ended September 30, 2005 was $33.8 million or $0.14 per Share of Common Stock ($34.1 million or $0.14 per Share of Common Stock from continuing operations), as compared to $28.9 million or $0.13 per Share of Common Stock ($30.5 million or $0.14 per Share of Common Stock from continuing operations), for the quarter ended September 30, 2004. The increase in net income was primarily due to the rental income from the Properties that we acquired during the latter part of 2004 and in the first nine months of 2005, offset by increases in operating expenses related to the acquired Properties, the recognition of a provision for doubtful accounts and impairment charges on three Properties in 2005 as compared to one Property in 2004. These changes are discussed in further detail below. Although net income increased for the quarter and nine months ended September 30, 2005, on a per Share basis it increased to a lesser extent for the quarter and decreased for the nine months ended September 30, 2005, primarily due to the increased number of weighted average Shares outstanding in 2005.

Revenues

At September 30, 2005, we owned 259 Properties, including 37 Properties that were acquired in 2005, compared to 202 Properties at September 30, 2004. As a result of the increase in the number of Properties, we earned rental and earned income from our leases from Properties from continuing operations of $264.6 million, including $36.0 million as a result of straight-lining rent escalations throughout the lease terms, for the nine months ended September 30, 2005, compared to $177.7 million, including $28.0 million of straight-line rent revenue, for the nine months ended September 30, 2004. For the quarter ended September 30, 2005, we earned rental and earned income from our leases from Properties from continuing operations of $91.2 million, including $12.4 million as a result of straight-lining rent escalations throughout the lease terms, compared to $67.6 million, including $10.4 million of straight-line rent revenue, for the quarter ended September 30, 2004. We also earned $5.6 million and $3.4 million in FF&E Reserve income from Properties from continuing operations during the nine months ended September 30, 2005 and 2004, respectively ($2.1 million and $1.2 million for the quarters ended September 30, 2005 and 2004, respectively). Because 37 Properties were owned for only a portion of the first nine months of 2005 and we expect to acquire additional Properties during the remainder of 2005, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income from Properties from continuing operations are expected to increase in subsequent periods.

During the nine months ended September 30, 2005 and 2004, rental income included draws on operator rent guarantees of $5.8 million and $11.4 million, respectively ($3.3 million and $4.2 million for the quarters ended September 30, 2005 and 2004, respectively). To mitigate credit risk, certain Seniors' Housing leases are combined into portfolios that contain cross-default (where we may pursue remedies under the lease with respect to any of the Properties in the portfolio) and pooling (whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease) terms. In addition, as of September 30, 2005, we held $24.9 million in security deposits and rent support related to certain Properties. We also have remaining limited guarantees from certain tenants and operators that aggregate $8.8 million as of September 30, 2005, related to 12 of our Properties.

In connection with 19 of our Properties, Sunrise, the operator, has guaranteed rent payments until the earlier of December 31, 2005, or the date upon which the Properties achieve certain specified performance thresholds. Based on our review of the 2005 and 2006 projected pooled net operating cash flow generated from these Properties, we do not believe that the performance thresholds will be achieved prior to the expiration of the Sunrise guarantees. We are working with the HRA Tenants and Sunrise to implement a plan to enhance cash flow generated from these Properties. Three additional Properties had guarantees which expired on June 30, 2005. During 2004, we determined to hold one of the Properties for sale. In June 2005, we recognized a $1.5 million impairment charge against the remaining two Properties to reduce the Properties' carrying values to their estimated fair values less the estimated costs of disposal. In July 2005, we determined to hold these properties for sale and entered into an agreement to sell the Properties for an expected aggregate sales price of approximately $6.0 million. This transaction is subject to customary closing conditions and there can be no assurance that such conditions will be met, or if met, that the transaction will occur. Failure of these Properties to enhance cash flow from operations or our ability to sell the three Properties may result in the non-payment of a portion of our rent after the guarantees expire, and as a result, the recognition of additional provisions for doubtful accounts during the remainder of 2005 and in 2006.

In addition to the three Properties noted above, there are two Seniors' Housing Properties that are experiencing operating performance deficiencies. These Properties are included in various portfolios that contain cross-default and pooling terms. Some of these portfolios do not have tenant guarantees or security deposits. We are evaluating strategic alternatives for these facilities. These alternatives include the transition of the facility's management to another operator, lease restructure and sale. Our evaluation, which included the analysis of undiscounted cash flows related to these Properties, indicated impairment of one of the facilities primarily due to adverse market conditions. In June 2005, we determined to hold the Property for sale and recognized a $6.2 million impairment charge from discontinued operations to reduce the Property's carrying value to its estimated fair value less the estimated costs of disposal.

We will continue to evaluate the operating performance of our Properties. Upon the occurrence of significant changes in their operations or if it is determined that any Property should be sold, we may incur additional impairment losses. In addition, the failure of any Property to generate cash flow sufficient to pay all or a portion of our rent may result in additional provisions for doubtful accounts during the remainder of 2005.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent. In addition, in connection with 17 Properties leased by Encore, Encore has unconditionally guaranteed all the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five Seniors' Housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases until the later of (i) March 2006 or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenants' rent obligations related to three additional Seniors' Housing facilities for which construction was completed in 2004, until the later of (i) September 2006 or (ii) the Properties achieving predetermined rent coverage thresholds.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of our operations.

In addition to minimum base rent, certain Seniors’ Housing Property leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the nine months ended September 30, 2005, we recognized $2.0 million of contingent rent ($24,000 for the quarter ended September 30, 2005), primarily from the operating performance of two Properties. During the nine months ended September 30, 2004, we recognized $79,000 of contingent rent ($30,000 for the quarter ended September 30, 2004).

Tenant expense reimbursement revenue increased to $9.6 million for the nine months ended September 30, 2005 from $2.2 million for the nine months ended September 30, 2004, ($3.1 million and $1.5 million for the quarters ended September 30, 2005 and 2004 respectively) as a result of our owning additional MOBs during the nine months ended September 30, 2005. Contractual recoveries from tenants represented 52% of our MOB operating expenses for the nine months ended September 30, 2005.

During the nine months ended September 30, 2005 and 2004, we earned $3.4 million and $0.5 million respectively ($1.0 million and $0.5 million for the quarters ended September 30, 2005 and 2004, respectively) in development, marketing and property management fees from DASCO.

During the nine months ended September 30, 2005 and 2004, we earned $2.4 million and $2.8 million, respectively, in interest and other income, primarily from investments in money market accounts and other short-term, highly liquid investments ($0.9 million and $1.3 million for the quarters ended September 30, 2005 and 2004, respectively).

Expenses

General and administrative expenses and Asset Management Fees were $28.9 million and $18.5 million for the nine months ended September 30, 2005 and 2004, respectively, representing 10.1% of revenues in both periods ($11.4 million and $7.7 million for the quarters ended September 30, 2005 and 2004, respectively). The increase in expenses is related to the increased number of Properties owned, the general and administrative expenses related to DASCO and increased legal and consulting fees. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans and other loans; however, general and administrative expenses as a percentage of revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans and other loans.

Total property-related operating expenses for the nine months ended September 30, 2005 and 2004, were $19.0 million and $6.4 million, respectively ($6.9 million and $4.2 million for the quarters ended September 30, 2005 and 2004, respectively). Seniors' Housing Properties' operating expenses were $0.6 million and $0.9 million for the nine months ended September 30, 2005 and 2004, respectively ($0.2 million and $0.5 million for the quarters ended September 30, 2005 and 2004, respectively). MOBs' operating expenses were $18.4 million and $5.5 million for the nine months ended September 30, 2005 and 2004, respectively ($6.7 million and $3.7 million for the quarters ended September 30, 2005 and 2004, respectively). The increase was primarily due to the acquisition of the MOBs in the second and third quarters of 2004. We are generally responsible for the MOBs' property operating expenses; however, under the terms of the leases, we recover a portion of the expenses from the tenants.

We recognized a provision for doubtful accounts for the nine months ended September 30, 2005 and 2004, of $2.9 million and $2.3 million, respectively, as discussed in the "Accounts and Other Receivables" section above, which included $2.3 million from continuing operations in both periods and $0.6 million and $0, respectively, from discontinued operations. The provision for doubtful accounts for the quarters ended September 30, 2005 and 2004 was $1.3 million and $1.0 million, respectively, which included $0.7 million and $1.0 million, respectively, from continuing operations and $0.6 million and $0, respectively, from discontinued operations.

Depreciation and amortization expense increased to $71.8 million for the nine months ended September 30, 2005 ($25.3 million for the quarter ended September 30, 2005), from $41.9 million for the nine months ended September 30, 2004 ($17.8 million for the quarter ended September 30, 2004), as a result of additional operating Properties subject to operating leases owned during the nine months ended September 30, 2005.

Interest and loan cost amortization expense was $53.7 million and $30.3 million for the nine months ended September 30, 2005 and 2004, respectively ($20.0 million and $10.8 million for the quarters ended September 30, 2005 and 2004, respectively). The increase was a result of an increase in the average amount of debt outstanding to $1.2 billion for the nine months ended September 30, 2005, from $682.4 million for the nine months ended September 30, 2004. The weighted average interest rate was approximately 5.5% for the nine months ended September 30, 2005 and 5.1% for the nine months ended September 30, 2004.

Loss from discontinued operations for four Properties that we determined to hold for sale included operating revenues of $1.4 million and $1.7 million for the nine months ended September 30, 2005 and 2004, respectively ($0.4 million and $0.6 million for the quarters ended September 30, 2005 and 2004, respectively) and expenses of $1.1 million and $0.6 million for the nine months ended September 30, 2005 and 2004, respectively, ($0.7 million and $0.2 million for the quarters ended September 30, 2005 and 2004, respectively). Expenses for both the quarter and nine month periods ended September 30, 2005 and 2004, included a provision for doubtful accounts of $0.6 million and $0, respectively. Loss from discontinued operations also included impairment charges of $7.7 million and $1.9 million for the nine months ended September 30, 2005 and 2004, respectively ($0 and $1.9 million for the quarters ended September 30, 2005 and 2004, respectively), related to these Properties as discussed in the "Revenues" section above.

OTHER

Inflation and Trends

Our Seniors' Housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in MOBs, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

We believe that changes and trends in the health care industry will continue to create opportunities for growth of seniors' housing and other health care facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance. Additionally, we believe that demographic trends are significant when looking at the potential for future growth in the health care industry. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the age 65 plus population is projected to more than double between now and the year 2050, to 82 million. Most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

We believe that during 2004 and 2005, the seniors' housing industry experienced increased occupancies and average daily rates, and generally the facilities operated at a higher level of efficiency. The success of the future operations of our Properties will depend largely on each tenant's and operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics.

We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financings.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor and CNL Securities Corp. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

Pursuant to the Advisory Agreement, the Advisor and its Affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters and nine months ended September 30, 2005 and 2004, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Acquisition Fees (1):
Acquisition Fees from offering proceeds	$824	$3,262	$4,849	$34,992
Acquisition Fees from debt proceeds	—	255	11,102	25,358

	824	3,517	15,951	60,350

Asset Management Fees (2)	4,881	3,635	14,190	9,142

Reimbursement of expenses (3):
Acquisition Expenses	88	89	154	322
General and administrative expenses	1,562	1,027	4,153	3,334

	1,650	1,116	4,307	3,656

	$7,355	$8,268	$34,448	$73,148

(1)	For the period from May 3, 2005 through September 30, 2005, Acquisition Fees for, among other things, identifying Properties and structuring the terms of the leases were equal to 3% of gross offering proceeds and loan proceeds from Permanent Financing under this offering (4% of gross offering and loan proceeds for the period from May, 14, 2004 through May 2, 2005 and 4.5% of gross offering and loan proceeds under the Prior Offerings). These fees are included in other assets in the accompanying unaudited condensed consolidated balance sheets prior to being allocated to individual Properties or intangible lease costs.

If we List, the Advisor will receive an Acquisition Fee equal to 3% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, the orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual Stockholders' 8% Return on Invested Capital.

(2)	Monthly Asset Management Fee of 0.05% of our real estate asset value, as defined in the Advisory Agreement, and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month.
(3)	Reimbursement of administrative services, including, but not limited to, accounting, financial, tax, insurance administration and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended September 30, 2005 and 2004, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) Selling Commissions of 6.5% of gross proceeds under this offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2% of gross proceeds under this offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company's second public offering. The majority of these fees were reallowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the nine months ended September 30, 2005 and 2004, we incurred the following fees and costs (in thousands):

	Nine months ended September 30,
	2005	2004
Selling Commissions	$8,901	$57,449
Marketing support fees	2,729	5,056
Offering and due diligence costs	3,721	16,411

	$15,351	$78,916

Amounts due to related parties consisted of the following at (in thousands):

	September 30, 2005	December 31, 2004
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$12	$21
Accounting and administrative services	542	761
Acquisition Fees and expenses	135	656

	689	1,438

Due to CNL Securities Corp.:
Selling Commissions	233	149
Marketing support fees and due diligence expense reimbursements	72	45

	305	194

	$994	$1,632

Century Capital Markets, LLC ("CCM"), an entity in which CNL Capital Corp., an Affiliate of the Advisor, was formerly a non-voting Class C member, made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 11 of the Notes to the Unaudited Condensed Consolidated Financial Statements included in the Financial Information commencing on page F-1. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the nine months ended September 30, 2005 and 2004, $115,600 and $82,000, respectively, was paid to CCM related to these services. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, we now pay the monthly services fee directly to the non-affiliated third party.

We own a 9.90% interest in CNL Plaza, Ltd. (the “Owner”), a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain Affiliates of CNL Financial Group (“CFG”) lease office space. CFG owns a controlling interest in the parent company of the Advisor and is indirectly wholly owned by James M. Seneff, Jr., our Chairman of the Board, and his wife. Robert A. Bourne, our Vice-Chairman of the Board and Treasurer, is an officer of CFG. The remaining interests in the Owner are held by several entities with present or former affiliations with CFG, including: CNL Plaza Venture, Ltd., which has a 1% interest as general partner of the Owner and whose general partner is indirectly wholly owned by Mr. Seneff and his wife; CNL Corporate Investors, Ltd., which is indirectly wholly owned by Messrs. Seneff and Bourne, and which has a 49.50% interest, as a limited partner, in the Owner; CNL Hotels & Resorts, Inc. which has a 9.90% interest, as a limited partner, in the Owner; Commercial Net Lease Realty, Inc., which has a 24.75% interest, as a limited partner, in the Owner; and CNL APF Partners, LP, which has a 4.95% interest, as a limited partner, in the Owner. We also own a 9.90% interest in CNL Plaza Venture, Ltd. (the “Borrower”), a Florida limited partnership, which is the general partner of the Owner. The remaining interests in the Borrower are held by the same entities in the same proportion described above with respect to the Owner.

In 2004, the Owner conveyed a small portion of the premises underlying the parking structure adjacent to its office building, valued by the parties at approximately $600,000, to CNL Plaza II, Ltd., a limited partnership in which Messrs. Seneff and Bourne own a 60% interest and 40% interest, respectively, as part of the development of the premises surrounding the building. The purpose of the conveyance was to adjust the percentage fee simple ownership under the parking structure so as to allow joint parking privileges for a new tower being developed and owned by CNL Plaza II, Ltd. In connection with this transaction, the Owner will receive an ownership interest in a cross-bridge that has not been constructed yet and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. In addition, the Owner may be entitled to additional consideration pursuant to a purchase price adjustment.

On September 30, 2005, we executed a pro rata, several guarantee limited to 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the Borrower that matures December 31, 2010. During the nine months ended September 30, 2005 and 2004, we received approximately $158,000 and $99,000, respectively, in distributions from the Owner.

We maintain bank accounts in a bank in which certain of our officers and Directors, including Messrs. Seneff and Bourne, serve as directors and are principal stockholders. The amounts deposited with this bank were $3.2 million and $22.9 million at September 30, 2005 and December 31, 2004, respectively.

In September 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 27% and 31% of our total revenues for the quarter and nine months ended September 30, 2004, respectively.

Our Chairman of the Board is a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the quarter and nine months ended September 30, 2005, these tenants contributed less than 1% of our total revenues.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141. For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standards No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid over the fair market value of the tangible and identifiable intangible assets acquired in a business combination accounted for as a purchase to goodwill. Goodwill is not subject to amortization but is subject to quarterly impairment analysis. If quoted market prices are not available for our impairment analysis, we use other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit.

Derivative Instruments. The valuation of derivatives under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended and interpreted, requires us to make estimates and judgments that affect the fair value of those instruments. We use standard market conventions to determine the fair values of derivative instruments; and techniques such as discounted cash flow analysis, option pricing models, and termination cost are used to determine fair value at each balance sheet date. All methods of assessing fair value result in a general approximation of value and such value may never actually be realized.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about future events, including but not limited to the closing of pending investments and financings and the sale of certain Properties. These statements concern events that are not historical facts, and/or contain words such as "believe," "intend," "expect" "will" and "may." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks are discussed in our SEC filings, including the "Risk Factors" section of the Prospectus and our annual report on Form 10-K for the year ended December 31, 2004. In addition, certain factors that might cause such a difference in actual results, performance or achievements include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our Revolving LOC and availability of an on-going line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, the ability of certain of our tenants and operators to enhance cash flow from operations at our Properties that are experiencing operating performance deficiencies, our ability to close on pending acquisitions, our ability to sell the Properties currently held for sale, our ability to continue to locate suitable Properties and borrowers for our Mortgage Loans, other loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, or the Senior Secured Term Loan. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. We disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although we believe our current expectations are based upon reasonable assumptions, we can give no assurance that expectations will be attained.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following information updates and replaces the corresponding information beginning on page 95 of the Prospectus.

Effective as of May 13, 2005, Kimberly P. Ross resigned as Secretary of the Company and effective May 13, 2005, Lynn Gutierrez was appointed Secretary of the Company.

Effective as of September 23, 2005, Thomas J. Hutchison III resigned as Chief Executive Officer and President of the Company. Effective as of September 23, 2005, Stuart J. Beebe was appointed Chief Executive Officer and President of the Company and relinquished his position as Executive Vice President of Acquisitions and Finance of the Company. Accordingly, the biography of Thomas J. Hutchison III, beginning on page 97 of the Prospectus, is deleted and all references in the Prospectus to Mr. Hutchison being Chief Executive Officer and President of the Company are replaced with references to Stuart J. Beebe.

The following biography replaces the biography of Stuart J. Beebe on page 98 of the Prospectus.

Stuart J. Beebe, age 47. From December 31, 2004 until September 23, 2005, Mr. Beebe served as Executive Vice President of Acquisitions & Finance of the Company and the Advisor. In those roles, Mr. Beebe coordinated all new business development and investment activities and oversaw the financing of projects and structuring of corporate debt. He also worked closely with other senior management in the development and execution of the Company’s and the Advisor’s strategic business plan. Mr. Beebe served as Chief Financial Officer of the Company and the Advisor from July 2002 through December 2004. From December 1997 through July 2002, Mr. Beebe served as Chief Financial Officer of CNL Real Estate Group, Inc. and CNL Realty & Development Corp. and was responsible for executing their financial and capital structuring initiatives. He also coordinated their investment and development activities focused on commercial office buildings and master planned communities. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln’s Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B. A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT), the National Association of Industrial Office Properties (NAIOP) and the Urban Land Institute (ULI).

The following biography replaces the biography of Kimberly P. Ross on page 99 of the Prospectus.

Lynn Gutierrez, age 52, serves as Secretary of the Company. In addition, Ms. Gutierrez serves as the Director of Regulatory Reporting for CNL Retirement Corp., the Advisor to the Company. Prior to joining CNL Retirement Corp., Ms. Gutierrez was the manager of SEC reporting for CNL Investment Company, where she was responsible for facilitating the preparation and filing of the Securities Act filings for CNL Retirement Properties, Inc. and other entities. Before joining CNL in November 1990, Ms. Gutierrez was a staff accountant for Coopers & Lybrand, Certified Public Accountants. Ms. Gutierrez holds a B.S. in Accounting from the University of Central Florida and is a Certified Public Accountant in the State of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

The Company has entered into indemnification agreements with Clark Hettinga and Lynn Gutierrez effective as of December 31, 2004 and May 13, 2005, respectively.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following paragraph updates and replaces the corresponding paragraph on page 99 of the Prospectus.

Each Director is entitled to receive $35,000 annually for serving on our Board of Directors, as well as a fee of $1,500 per board meeting attended (including any telephonic meeting) of the Board of Directors, or any committee of our Board of Directors at which such Director is present or in which the Director participates by telephone. In addition, the Chairman of the Audit Committee is entitled to receive a retainer in the amount of $5,000 annually for serving as Chair, as well as a fee of $1,500 per meeting at which such Chairman is present or in which such Chairman participates by telephone with our independent accountants as a representative of the Audit Committee. Directors that are members of a committee of our Board of Directors are entitled to receive fees of $1,500 per day for service as representatives of such committee in lieu of the above per meeting compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such committee). Our Board of Directors, from time to time, may change the compensation to be paid to Directors in connection with service on our Board of Directors and any committee of our Board of Directors. We will not pay any compensation to our officers and Directors who also serve as officers and directors of our Advisor.

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

The following information updates and replaces the corresponding information on page 100 of the Prospectus.

Effective as of September 23, 2005, Thomas J. Hutchison III resigned as Director, Chief Executive Officer and President of the Advisor and Stuart J. Beebe was appointed Chief Executive Officer and President of the Advisor.

THE ADVISORY AGREEMENT

The following paragraph is inserted following the third full paragraph on page 102 of the Prospectus.

On May 2, 2005, we entered into the Renewal Agreement with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. On July 13, 2005, we entered into the First Amendment to the Renewal Agreement to reduce the percentage rate of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement from 4.0% to 3.0%. This reduction is deemed to be effective as of May 3, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 103 of the Prospectus.

The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2005 through November 30, 2005, we incurred approximately $9.4 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2005 through November 30, 2005, we incurred approximately $3.7 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

Pursuant to the Advisory Agreement, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans, or the purchase, development, or construction of a Property or other Permitted Investment. Prior to May 3, 2005, the Advisor was entitled to 4.0% of Gross Proceeds and loan proceeds from Permanent Financing, but excluding loan proceeds used to finance Secured Equipment Leases. Beginning May 3, 2005, the Advisor is entitled to 3.0% of Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the line of credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. During the period January 1, 2005 through November 30, 2005, we incurred approximately $7.3 million of such fees in connection with this offering. For the period January 1, 2005 through November 30, 2005, we incurred Acquisition Fees totaling approximately $13.4 million as a result of Permanent Financing used to acquire certain Properties.

The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the period January 1, 2005 through November 30, 2005, we incurred approximately $17.5 million of such fees.

We incur operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended September 30, 2005, our Operating Expenses did not exceed the Expense Cap.

The Advisor and its Affiliates provide various administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2005, we incurred approximately $5.6 million for these services, approximately $1.3 million representing stock issuance costs, approximately $0.2 million representing acquisition-related costs and approximately $4.1 million in general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

During the nine months ended September 30, 2005, Affiliates of the Advisor incurred on our behalf $2.4 million for certain Offering Expenses.

We maintain bank accounts in a bank in which certain of our officers and Directors, including Messrs. Seneff and Bourne, serve as directors and are principal stockholders. The amount deposited with this bank at September 30, 2005 was approximately $3.2 million.

Century Capital Markets, LLC ("CCM"), an entity in which CNL Capital Corp., an Affiliate of the Advisor, was formerly a non-voting Class C member, made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 11 to the Notes to the Condensed Consolidated Financial Statements commencing on page F-1. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the nine months ended September 30, 2005, $115,600 was paid to CCM related to these services. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, we now pay the monthly services fee directly to the non-affiliated third party.

We own a 9.90% interest in the Owner, a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain Affiliates of CFG lease office space. CFG owns a controlling interest in the parent company of the Advisor and is indirectly wholly owned by James M. Seneff, Jr., our Chairman of the Board, and his wife. Robert A. Bourne, our Vice-Chairman of the Board and Treasurer, is an officer of CFG. The remaining interests in the Owner are held by several entities with present or former affiliations with CFG, including: CNL Plaza Venture, Ltd., which has a 1% interest as general partner of the Owner and whose general partner is indirectly wholly owned by Mr. Seneff and his wife; CNL Corporate Investors, Ltd., which is indirectly wholly owned by Messrs. Seneff and Bourne, and which has a 49.50% interest, as a limited partner, in the Owner; CNL Hotels & Resorts, Inc. which has a 9.90% interest, as a limited partner, in the Owner; Commercial Net Lease Realty, Inc., which has a 24.75% interest, as a limited partner, in the Owner; and CNL APF Partners, LP, which has a 4.95% interest, as a limited partner, in the Owner. We also own a 9.90% interest in the Borrower, a Florida limited partnership, which is the general partner of the Owner. The remaining interests in the Borrower are held by the same entities in the same proportion described above with respect to the Owner.

In 2004, the Owner conveyed a small portion of the premises underlying the parking structure adjacent to its office building, valued by the parties at approximately $600,000, to CNL Plaza II, Ltd., a limited partnership in which Messrs. Seneff and Bourne own a 60% interest and 40% interest, respectively, as part of the development of the premises surrounding the building. The purpose of the conveyance was to adjust the percentage fee simple ownership under the parking structure so as to allow joint parking privileges for a new tower being developed and owned by CNL Plaza II, Ltd. In connection with this transaction, the Owner will receive an ownership interest in a cross-bridge that has not been constructed yet and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. In addition, the Owner may be entitled to additional consideration pursuant to a purchase price adjustment.

On September 30, 2005, we executed a pro rata, several guarantee limited to 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the Borrower that matures December 31, 2010. During the nine months ended September 30, 2005 and 2004, we received approximately $158,000 and $99,000, respectively, in distributions from the Owner.

In September 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 27% of our total revenues for nine months ended September 30, 2005.

Our Chairman of the Board is a director in a hospital that leases office space in seven of our MOBs that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our MOBs that was acquired in April 2004. During the nine months ended September 30, 2005, these tenants contributed less than 1% of our total revenues.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following information updates and replaces the table and footnotes on page 114 of the Prospectus.

The following table presents total Distributions declared (in thousands) and Distributions per Share:

	Quarter							Year
	First		Second		Third	Fourth
2005:
Total Distributions declared	$42,593		$44,003		$44,404		(1)
Distributions per Share	0.1776		0.1776		0.1776		(1)

2004:
Total Distributions declared	$28,841		$37,344		$39,755	$41,216		$147,156
Distributions per Share	0.1776		0.1776		0.1776	0.1776		0.7104

2003:
Total Distributions declared	$8,689		$12,031		$16,591	$22,473		$59,784
Distributions per Share	0.1767		0.1767		0.1767	0.1770		0.7071

2002:
Total Distributions declared	$1,552		$2,587		$4,097	$6,143		$14,379
Distributions per Share	0.1749		0.1749		0.1749	0.1755		0.7002

2001:
Total Distributions declared	$220		$248		$312	$727		$1,507
Distributions per Share	0.1749		0.1749		0.1749	0.1749		0.6996

2000:
Total Distributions declared	$43		$109		$161	$189		$502
Distributions per Share	0.0750		0.1537		0.1749	0.1749		0.5785

1999:
Total Distributions declared		(2)		(2)	$16	$34		$50
Distributions per Share		(2)		(2)	0.0500	0.0750		0.1250

(1)	In October and November 2005, the Board declared Distributions totaling $14.9 million and $15.0 million, respectively (representing $0.0592 per Share), payable by December 31, 2005.

(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, we did not make any cash Distributions because operations had not commenced.
(3)	For the nine months ended September 30, 2005, the years ended December 31, 2004, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date our operations commenced) through December 31, 1999, approximately 70%, 60%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 30%, 40%, 29%, 35%, 35%, 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by us as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that we had not yet acquired all of our Properties and were still in the offering stage as of September 30, 2005, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the nine months ended September 30, 2005, may not be indicative of the results that may be expected for the year ended December 31, 2005.
(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2005, and the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 20%, 20%, 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.
(5)	Distributions declared and paid for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.104%, 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

The following paragraph updates and replaces the paragraph following footnote paragraph (5) on page 115 of the Prospectus.

We intend to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Directors. Our Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, our Board of Directors, in its discretion, may determine to declare Distributions on another basis. During the year ended December 31, 2004, $7.7 million of Distributions paid to stockholders was supported by borrowings on our line of credit.

The second, third and fourth paragraphs following footnote paragraph (5) on page 115 of the Prospectus are deleted in their entirety.

THE OFFERING

PLAN OF DISTRIBUTION

The following paragraphs update and replace the last paragraph on page 136 and the fifth paragraph on page 137 of the Prospectus.

In order to encourage purchases in excess of 500,000 Shares, by the categories of investors described above, in addition to a discount equal to the 6.5% Selling Commissions and the 2.0% marketing support fee discount described above, if the investor is a "purchaser" (as defined below) and buys in excess of 500,000 Shares, and all such Shares were purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 4.0% prior to May 3, 2005, and 3.0% beginning May 3, 2005). In such instance, the initial purchase price per Share was $8.85 prior to May 3, 2005, and beginning May 3, 2005, the initial purchase price per Share will be $8.95; provided, however, such purchaser and any person to whom the Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

*Further, in order to encourage purchases in excess of 500,000 Shares, in addition to the volume discounts described above, if the investor is a "purchaser" and buys in excess of 500,000 Shares, and all such Shares were purchased through the same Soliciting Dealer or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% of the Gross Proceeds from such sale (as opposed to 4.0% prior to May 3, 2005, and 3.0 % beginning May 3, 2005). In such instance, such purchaser and any person to whom such Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

EXPERTS

The combined financial statements of Horizon Bay Senior Communities Twenty Communities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in the Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DEFINITIONS

"Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.0% of any Permanent Financing prior to May 3, 2005, and beginning May 3, 2005, to pay a fee of 3.0% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) the receipt of $19.8 million in gross offering proceeds from the sale of 2.0 million additional shares for the period October 1, 2005 through November 30, 2005, the payment of related offering expenses, and borrowings of $91.5 million under mortgage notes payable and (ii) the application of these funds and cash on hand as of December 31, 2004, to purchase six Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, and the payment of $40.0 million toward the outstanding balance on the Company’s line of credit, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2005.

The Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2005 and the year ended December 31, 2004, include the following items: (a) the historical operating results of the Company, (b) for Properties (including DASCO) acquired during the period January 1, 2004 through September 30, 2005; the Properties’ operating results from the later of January 1, 2004 or the date the Property became operational through the acquisition date and (c) for Properties acquired after September 30, 2005, the Properties’ operating results from the later of January 1, 2004 or the date the Property became operational through the end of the pro forma period presented.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of our financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of our financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2005

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,924,763	$51,967	(b)	$2,976,730
Accounted for using the direct financing method	486,381	—		486,381
Intangible lease costs, net	103,620	3,786	(c)	107,406

	3,514,764	55,753		3,570,517
Cash and cash equivalents	39,965	17,533	(a)	54,434
		(3,064	)(b)
Restricted cash	27,511	—		27,511
Accounts and other receivables, net	25,761	—		25,761
Deferred costs, net	23,826	418	(b)	24,244
Accrued rental income	88,130	—		88,130
Other assets	31,604	594	(a)	32,078
		(2,866	)(b)
		2,746	(b)
Real estate held for sale	12,628	—		12,628
Goodwill	5,791	—		5,791

	$3,769,980	$71,114		$3,841,094

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,145,384	$91,520	(b)	$1,236,904
Bonds payable	95,524	—		95,524
Construction loans payable	133,469	—		133,469
Line of credit	115,000	(40,000	)(b)	75,000
Due to related parties	994	—		994
Accounts payable and other liabilities	31,260	—		31,260
Intangible lease liability, net	4,811	787	(c)	5,598
Deferred income	5,743	—		5,743
Security deposits	24,932	—		24,932

Total liabilities	1,557,117	52,307		1,609,424

Commitments and contingencies

Minority interests	4,306	680	(b)	4,986

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares		—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares		—
Common stock, $.01 par value per share Authorized one billion shares, issued 255,976 and 257,957 shares, respectively, outstanding 252,086 and 254,067 shares, respectively	2,521	20	(a)	2,541
Capital in excess of par value	2,264,197	18,107	(a)	2,282,304
Accumulated distributions in excess of net income	(61,115)	—		(61,115)
Accumulated other comprehensive income	2,954	—		2,954

Total stockholders’ equity	2,208,557	18,127		2,226,684

	$3,769,980	$71,114		$3,841,094

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2005

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors’ Housing:
Rental income from operating leases	$177,425	$4,714	(1)	$182,139
Earned income from direct financing leases	45,688	—		45,688
Furniture, fixture and equipment reserve income	5,634	—		5,634
Contingent rent	2,035	—		2,035
Medical Office Buildings:
Rental income from operating leases	41,459	9,967	(1)	51,539
		113	(4)
Tenant expense reimbursements	9,588	1,489	(5)	11,077
Property management and development fees	3,370	—		3,370

	285,199	16,283		301,482

Expenses:
Seniors’ Housing property expenses	582	—		582
Medical Office Buildings’ operating expenses	18,370	3,495	(6)	21,865
General and administrative	15,220	—		15,220
Asset management fees to related party	13,688	966	(8)	14,654
Provision for doubtful accounts	2,326	—		2,326
Depreciation and amortization	71,774	7,036	(9)	78,810

	121,960	11,497		133,457

Operating income	163,239	4,786		168,025

Interest and other income	2,439	201	(11)	2,640
Interest and loan cost amortization expense	(53,663)	(5,765	)(12)	(59,428)

Income before equity in earnings of unconsolidated entity, minority interests in loss (income) of consolidated subsidiaries and loss from discontinued operations	112,015	(778)		111,237

Equity in earnings of unconsolidated entity	165	—		165
Minority interests in loss (income) of consolidated Subsidiaries	(395)	(15	)(13)	(410)

Income from continuing operations, net	$111,785	$(793)		$110,992

Income per share of common stock (basic and diluted) from continuing operations (14)	$0.45			$0.45

Weighted average number of shares of common stock outstanding (basic and diluted) (14)	246,527			246,534

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

	Historical	Historical Portfolio of 22 Medical Office Buildings	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors’ Housing:
Rental income from operating leases	$172,246	$—	$64,659	(1)	$236,905
Earned income from direct financing leases	54,873	—	5,262	(1)	60,135
FF&E reserve income	4,601	—	20	(2)	4,621
Contingent rent	90	—	—		90
Medical Office Buildings:
Rental income from operating leases	26,225	9,107	27,392	(1)	62,870
			58	(3)
			88	(4)
Tenant expense reimbursements	4,735	1,617	4,519	(5)	10,871

	262,770	10,724	101,998		375,492

Expenses:
Seniors’ Housing property expenses	1,639	—	—		1,639
Medical Office Buildings operating expenses	11,234	3,421	10,743	(6)	25,398
General and administrative	14,743	—	3,289	(7)	18,032
Asset management fees to related party	12,462	—	6,358	(8)	18,820
Provision for doubtful accounts	3,900	—	—		3,900
Depreciation and amortization	62,512	—	40,074	(9)	102,586

	106,490	3,421	60,464		170,375

Operating income	156,280	7,303	41,534		205,117

Interest and other income	4,768	401	(2,815	)(10)	2,896
			542	(11)
Interest and loan cost amortization	(42,783)	—	(26,369	)(12)	(69,152)

Income before equity in earnings of unconsolidated entity, minority interests in (income) loss of consolidated subsidiaries and discontinued operations	118,265	7,704	12,892		138,861
Equity in earnings of unconsolidated entity	178	—	—		178

Minority interests in (income) loss of consolidated subsidiaries	(93)	—	107	(13)	14

Income from continuing operations, net	$118,350	$7,704	$12,999		$139,053

Income per share of common stock from continuing operations (basic and diluted) (14)	$0.56				$0.60

Weighted average number of shares of common stock outstanding (basic and diluted) (14)	210,343				232,759

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $19,811 from the sale of 1,981 shares during the period October 1, 2005 through November 30, 2005 and the payment of $2,278 for (i) related acquisition fees of $594 (3.0% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $1,288 (6.5% of gross proceeds) and (iii) marketing support fees of $396 (2.0% of gross proceeds), both of which have been netted against stockholders’ equity.

(b)	Represents the use of $3,064 and borrowings of $91,520 under mortgage notes payable (i) to purchase six Properties for $52,100 (ii) to pay loan costs of $418 (iii) to pay acquisition fees on permanent financing (3.0% of permanent financing) of $2,746 and (iv) to make a $40.0 million principal payment against the Company’s line of credit. Also represents the reclassification of $2,866 in miscellaneous acquisition costs and acquisition fees to investment properties and intangible lease costs (see Note (c) below). In addition, the purchase price amount includes $680 which is funded by minority interest partners. The allocation of the purchase price is preliminary and will be finalized upon the receipt of third-party reports.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Portfolio of five medical office buildings and one specialty hospital	$52,100	$2,866	$54,966

Properties subject to operating leases	$52,100	$2,866	$54,966

(c)	We allocate the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or liability considering factors associated with lease origination costs, above or below market leases and the value of customer relationships, if any. Amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability and are amortized or accreted to rental income over the remaining terms of the leases acquired with each Property. All other intangible lease costs are amortized on a straight-line basis over the remaining terms of the leases acquired with each Property.

The following presents the preliminary allocation of the purchase price to intangibles for the acquisition of five medical office buildings and one specialty hospital, along with the respective amortization periods and methods:

	Purchase Price Allocation	Average Amortization Period	Amortization Method
Intangible lease costs	$3,469	8.5 years	Straight-line
Above market leases	317	8.5 years	Straight-line
Below market leases	(787)	8.5 years	Straight-line

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the acquisitions we considered probable as of November 30, 2005 (collectively, the “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by us as compared to January 1, 2004, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Income as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Properties subject to operating leases:
Acquired Seniors’ Housing:
Portfolio of 19 Properties	February 6 & 13, 2004	$537,321	$6,137	$—
Portfolio of two Properties	April 1, 2004	17,790	542	—
Property in Fairborn, OH	June 29, 2004	6,200	404	—
Property in Tiverton, RI	August 6, 2004	24,679	1,643	—
Portfolio of six Properties	August 24, 2004	33,000	2,602	—
Portfolio of 11 Properties	November 9, 2004	180,000	17,430	—
Portfolio of six Properties	December 30, 2004	148,000	15,446	—
Property in Chicago, IL	February 28, 2005	50,000	5,298	867
Portfolio of 16 Properties	March 31, 2005	136,897	14,928	3,732
Property in Victorville, CA	June 30, 2005	2,103	229	115

		$1,135,990	$64,659	$4,714

Acquired Medical Office Buildings:
Portfolio of 28 Properties	August 24 & 30, 2004	$192,559	$11,883	$—
Property in Scottsdale, AZ	November 2, 2004	16,822	1,849	—
Property in Texarkana, TX	January 6, 2005	8,500	1,185	16
Two Properties in Oakbrook Terrace, IL	February 3, 2005	20,070	2,321	192
Two Properties in Chattanooga, TN	June 30, 2005	15,491	2,228	1,114
Two Properties in Little Rock, AR	June 30, 2005	4,200	560	280
Portfolio of eight Properties	September 30, 2005	88,700	5,294	5,259
Probable Medical Office Buildings:
Portfolio of six Properties	August 12, 2005	52,100	2,072	3,106

		$398,442	$27,392	$9,967

Investment in direct financing leases:
Acquired Seniors’ Housing:
Property in Lincolnshire, IL	July 8, 2004	$27,000	$2,053	$—
Property in Houston, TX	November 18, 2004	23,000	3,209	—

		$50,000	$5,262	$—

Historical amounts for a portfolio of 22 medical office buildings that were acquired on April 30, 2004 are presented separately based on historical results of operations from January 1, 2004 to April 30, 2004.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income – Continued:

(2)	Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(3)	Represents our straight-line rent adjustment to the historical rental income of a portfolio of 22 medical office buildings.

(4)	Represents the net amount of amortization and accretion of intangible lease costs and liabilities related to the allocated value associated with above and below market leases at the date of each Property’s acquisition. The intangible lease costs and liabilities are amortized or accreted to rental income over the remaining terms of the acquired leases of each Property.

(5)	Represents the recovery of a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements.

(6)	Represents operating expenses related to the medical office buildings for the Pro Forma Period.

(7)	Represents general and administrative expenses related to DASCO, including payroll costs, occupancy expenses and professional fees for the Pro Forma Period.

(8)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in our Prospectus.

(9)	Represents increase in depreciation expense of the buildings, tenant improvements, site improvements and the furniture, fixtures and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $5,810 and $32,743 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively. The buildings, site improvements, and FF&E are depreciated over useful lives of 40, 15 and seven years, respectively. The tenant improvements are depreciated over the remaining term of each respective lease. Also represents amortization of lease intangible costs of $1,226 and $7,331 for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively, related to the amounts associated with having in-place leases at the date of each Property’s acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining terms of the acquired leases of each Property.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

The following tables summarize the pro forma adjustments to depreciation and amortization expense for Pro Forma Properties acquired or probable subsequent to December 31, 2003 which are operational and subject to operating leases.

	Pro Forma Depreciation and Amortization Expense for the Pro Forma Properties for the Year Ended December 31, 2004	Historical Depreciation and Amortization Expense for the Pro Forma Properties for the Year Ended December 31, 2004	Pro Forma Adjustment for the Year Ended December 31, 2004
Building	$36,137	$16,642	$19,495
FF&E	2,846	953	1,893
Tenant improvements	17,491	6,691	10,800
Site improvements	906	351	555
Intangible lease costs	13,132	5,801	7,331

	$70,512	$30,438	$40,074

	Pro Forma Depreciation and Amortization Expense for the Pro Forma Properties for the Nine Months Ended September 30, 2005	Historical Depreciation and Amortization Expense for the Pro Forma Properties for the Nine Months Ended September 30, 2005	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Building	$5,559	$3,208	$2,938
FF&E	295	203	92
Tenant improvements	3,375	698	2,677
Site improvements	146	43	103
Intangible lease costs	2,106	880	1,226

	$11,481	$5,032	$7,036

(10)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that we earned interest income from interest bearing accounts at a rate of approximately 2% per annum during the year ended December 31, 2004.

(11)	Represents other miscellaneous tenant income from certain medical office buildings.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

(12)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Periods based on the following terms (the Pro Forma interest rate used for variable rate loans was the interest rate in effect at the time of funding):

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Various mortgage loans maturing January 2011	$74,645	Fixed interest rate of 5.96%. Monthly interest only payments for first two years with principal and interest payable monthly for the remaining term of the loan.	$346	$—

Various mortgage loans maturing between October 2005 and April 2008	222,680	Floating at 0.9% to 1.04% over the 3 to 9 month Fannie Mae Discount MBS and interest only payable monthly. The Pro Forma interest rate ranged from 2.02% to 2.94%.	1,195	134

Various mortgage loans maturing June 2008	48,740	Floating at 3.70% over the 30-day LIBOR with a minimum interest rate of 5.95%. Monthly interest only payments through either July 2004 or January 2005 and with monthly principal and interest payments thereafter until maturity. The Pro Forma interest rate was 5.95%.	199	—

Various mortgage loans maturing between July 2007 and March 2013	162,483	Fixed interest rates ranging from 5.09% to 8.42% with principal and interest payable monthly.	5,571	627

Various mortgage loans maturing between October 2008 and January 2009	144,900	Fixed interest rates ranging from 5.15% to 5.79% with interest only payable monthly for the first year and with principal and interest payable monthly for the remaining term of the loan.	3,915	—

Various mortgage loans maturing January 2010	90,000	Floating at 1.12% over the Freddie Mac Reference Bill Index and interest only payable monthly. The Pro Forma interest rate was 3.39%.	3,055	—

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND

THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income – Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Nine Months Ended September 30, 2005
Various mortgage loans maturing between January 2010 and March 2010	$150,000	Floating at 1.25% to 1.50% over LIBOR and interest only payable monthly. The Pro Forma weighted average interest rate was 4.12%.	$6,180	$704

Various mortgage loans maturing March 2012	39,010	Fixed interest rate of 4.85% with interest only payable for the first 30 months and with principal and interest payable monthly for the remaining term of the loans.	1,892	315

Various mortgage loans with a 10 year term	91,520	Fixed interest rate of 5.06% and 5.16% with interest only payments for first five years with principal and interest payable monthly for the remaining term of the loan. For properties developed in 2004, interest is capitalized and not expensed.	3,285	3,756

			$25,638	$5,536

In addition, loan cost amortization was $1,070 and $235 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively, and debt premium amortization was $339 and $6 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively. Loan costs and debt premiums are amortized using the effective interest method over the life of the loan.

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, the interest expense adjustment would have increased by $360 and $26 for the year ended December 31, 2004 and the nine months ended September 30, 2005, respectively.

(13)	Represents the minority interest in the net income which was generated by DASCO and certain consolidated entities that own medical office buildings.

(14)	Historical earnings per share from continuing operations were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2005 and the year ended December 31, 2004. As a result of receipts of gross proceeds from the sale of shares during the period October 1, 2005 through November 30, 2005, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding for the nine months ended September 30, 2005 and the year ended December 31, 2004, as adjusted for the subsequent sale of shares as needed to fund the purchase of the Pro Forma Properties.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except per share data)

	September 30, 2005	December 31, 2004
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,924,763	$2,580,948
Accounted for using the direct financing method	486,381	480,051
Intangible lease costs, net	103,620	98,237

	3,514,764	3,159,236
Cash and cash equivalents	39,965	51,781
Restricted cash	27,511	34,430
Accounts and other receivables, net	25,761	20,545
Deferred costs, net	23,826	17,469
Accrued rental income	88,130	51,795
Other assets	31,604	11,412
Real estate held for sale	12,628	17,182
Goodwill	5,791	5,791

	$3,769,980	$3,369,641

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,145,384	$937,589
Bonds payable	95,524	94,451
Construction loans payable	133,469	81,508
Line of credit	115,000	20,000
Term loan	—	60,000
Due to related parties	994	1,632
Accounts payable and other liabilities	31,260	33,937
Intangible lease liability, net	4,811	3,742
Deferred income	5,743	4,811
Security deposits	24,932	26,253

Total liabilities	1,557,117	1,263,923

Commitments and contingencies

Minority interests	4,306	2,361

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion shares, issued 255,976 and 238,485 shares, respectively, outstanding 252,086 and 237,547 shares, respectively	2,521	2,376
Capital in excess of par value	2,264,197	2,135,498
Accumulated distributions in excess of net income	(61,115)	(34,517)
Accumulated other comprehensive income	2,954	—

Total stockholders’ equity	2,208,557	2,103,357

	$3,769,980	$3,369,641

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Quarter Ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Seniors’ Housing:
Rental income from operating leases	$61,649	$44,078	$177,425	$123,340
Earned income from direct financing leases	14,999	14,162	45,688	40,303
Furniture, fixture and equipment reserve income	2,125	1,200	5,634	3,425
Contingent rent	24	30	2,035	79
Medical Office Buildings:
Rental income from operating leases	14,535	9,315	41,459	14,065
Tenant expense reimbursements	3,084	1,495	9,588	2,215
Property management and development fees	1,030	489	3,370	489

	97,446	70,769	285,199	183,916

Expenses:
Seniors’ Housing property expenses	215	456	582	895
Medical Office Buildings’ operating expenses	6,712	3,694	18,370	5,469
General and administrative	6,675	4,329	15,220	9,853
Asset management fees to related party	4,713	3,358	13,688	8,644
Provision for doubtful accounts	676	1,001	2,326	2,251
Depreciation and amortization	25,269	17,830	71,774	41,948

	44,260	30,668	121,960	69,060

Operating income	53,186	40,101	163,239	114,856

Interest and other income	876	1,283	2,439	2,762
Interest and loan cost amortization expense	(20,028)	(10,822)	(53,663)	(30,292)

Income before equity in earnings of unconsolidated entity, minority interests in loss (income) of consolidated subsidiaries and loss from discontinued operations	34,034	30,562	112,015	87,326

Equity in earnings of unconsolidated entity	82	50	165	97
Minority interests in loss (income) of consolidated subsidiaries	2	(157)	(395)	(157)

Income from continuing operations, net	34,118	30,455	111,785	87,266

Loss from discontinued operations	(308)	(1,541)	(7,383)	(860)

Net income	$33,810	$28,914	$104,402	$86,406

Net income (loss) per share of common stock (basic and diluted)
From continuing operations	$0.14	$0.14	$0.45	$0.43
From discontinued operations	—	(0.01)	(0.03)	—

	$0.14	$0.13	$0.42	$0.43

Weighted average number of shares of common stock outstanding (basic and diluted)	250,372	224,139	246,527	202,812

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

Nine months ended September 30, 2005 and Year Ended December 31, 2004

(in thousands, except per share data)

			Capital in excess of par value	Accumulated distributions in excess of net income	Accumulated other comprehensive income	Total
	Common stock
	Number of shares	Par value
Balance at December 31, 2003	150,077	$1,501	$1,349,719	$(5,279)	$—	$1,345,941
Net income	—	—	—	117,918	—	117,918
Subscriptions received for common stock through public offerings and reinvestment plan	88,155	882	879,386	—	—	880,268
Retirement of common stock	(685)	(7)	(6,491)	—	—	(6,498)
Stock issuance costs	—	—	(87,116)	—	—	(87,116)
Distributions declared and paid ($0.7104 per share)	—	—	—	(147,156)	—	(147,156)

Balance at December 31, 2004	237,547	2,376	2,135,498	(34,517)	—	2,103,357

Net income	—	—	—	104,402	—	104,402
Change in fair value of cash flow hedges	—	—	—	—	2,954	2,954

Total comprehensive income	—	—	—	104,402	2,954	107,356

Subscriptions received for common stock through public offerings and reinvestment plan	17,568	175	172,794	—	—	172,969
Retirement of common stock	(3,029)	(30)	(28,744)	—	—	(28,774)
Stock issuance costs			(15,351)	—	—	(15,351)
Distributions declared and paid ($0.5328 per share)	—	—	—	(131,000)	—	(131,000)

Balance at September 30, 2005	252,086	$2,521	$2,264,197	$(61,115)	$2,954	$2,208,557

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2005	2004
Increase (decrease) in cash and cash equivalents:
Net cash provided by operating activities	$148,895	$107,424

Investing activities:
Investment in land, buildings and equipment	(355,248)	(746,389)
Investment in direct financing leases	(278)	(28,717)
Investment in intangible lease costs	(14,417)	(64,260)
Investment in The DASCO Companies, LLC	—	(5,791)
Investment in Senior Secured Term Loan	(12,000)	—
Payment of acquisition fees and costs	(18,595)	(60,609)
Payment of deferred leasing costs	(798)	—
Distributions from unconsolidated entity	158	99
Decrease (increase) in restricted cash	1,646	(10,138)

Net cash used in investing activities	(399,532)	(915,805)

Financing activities:
Proceeds from borrowings on mortgages payable	228,510	155,045
Principal payments on mortgages payable	(64,153)	(27,689)
Proceeds from issuance of life care bonds	8,189	8,611
Retirement of life care bonds	(7,116)	(5,633)
Proceeds from construction loans payable	51,961	60,358
Proceeds from line of credit	115,000	—
Repayment of line of credit	(20,000)	—
Payment on term loan	(60,000)	—
Payment of loan costs	(9,825)	(10,160)
Contributions from minority interests	1,782	503
Distributions to minority interests	(233)	(11)
Subscriptions received from stockholders	172,969	797,924
Distributions to stockholders	(130,942)	(105,939)
Retirement of common stock	(32,071)	(1,919)
Payment of stock issuance costs	(15,250)	(80,041)

Net cash provided by financing activities	238,821	791,049

Net decrease in cash and cash equivalents	(11,816)	(17,332)
Cash and cash equivalents at beginning of period	51,781	167,090

Cash and cash equivalents at end of period	$39,965	$149,758

Supplemental schedule of non-cash financing activities:
Mortgages assumed on properties purchased	$43,076	$365,167

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

1.	Organization and Basis of Presentation:

Organization – CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. The term “Company” includes CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing real estate properties and holding other permitted investments.

The Company acquires real estate properties related to seniors’ housing and health care facilities (the “Properties”) located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities (“CCRC”) and life care communities (collectively “Seniors’ Housing”), medical office buildings, specialty clinics, walk-in clinics, free standing ambulatory surgery centers, specialty or general hospitals and other types of health care-related facilities (collectively “MOBs”). Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and MOBs are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans (“Mortgage Loans”), furniture, fixture and equipment financing (“Secured Equipment Leases”) and other loans to operators or developers of Seniors’ Housing and other health care-related facilities. In addition, the Company may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. The Company operates in one business segment, which is the ownership, development, management and leasing of health care-related real estate. As of September 30, 2005, the Company owned 188 Seniors’ Housing facilities, 70 MOBs and a parcel of land.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company that manages thirty-seven of the Company’s MOBs and is developing three of the Company’s MOBs as of September 30, 2005. DASCO also provides development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services relating to its Properties, Mortgage Loans, Secured Equipment Lease program, other loans and other permitted investments pursuant to an advisory agreement that was renewed pursuant to a Renewal Agreement effective May 3, 2005 for a one-year term and was amended by an amendment to the Renewal Agreement on July 13, 2005 (the “Advisory Agreement”).

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the nine months ended September 30, 2005, may not be indicative of the results that may be expected for the year ending December 31, 2005. Amounts included in the financial statements as of December 31, 2004, have been derived from the audited financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2004. The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries, DASCO and other entities in which the Company owns a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications – Certain items in the prior periods’ financial statements have been reclassified to conform to the 2005 presentation, including those related to our discontinued operations (see Note 10). These reclassifications had no effect on reported equity or net income.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

2.	Summary of Significant Accounting Policies:

Derivative Instruments and Hedging Activities – Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During 2005, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt (see Note 12).

As of September 30, 2005, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

3.	Public Offerings:

During the nine months ended September 30, 2005, the Company received subscription proceeds of $173.0 million from its fifth public offering (the “2004 Offering”). Total gross proceeds received from the 2004 Offering and the four prior public offerings (“Prior Offerings”) amount to $2.6 billion at September 30, 2005.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the nine months ended September 30, 2005 and 2004, the Company incurred $15.4 million and $78.9 million, respectively, in offering costs, including $11.6 million and $62.5 million, respectively, in selling commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

Under the terms of the Advisory Agreement, the acquisition fees to which the Advisor and its affiliates are entitled was reduced from 4% to 3% of Total Proceeds (as defined in the Advisory Agreement), effective May 3, 2005.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

4.	Investment Properties:

Accounted for Using the Operating Method – Properties subject to operating leases consisted of the following at (dollars in thousands):

	September 30, 2005	December 31, 2004
Land and land improvements	$345,681	$311,198
Buildings and building improvements	2,494,780	2,118,086
Tenant improvements	93,194	62,641
Equipment	73,766	65,936

	3,007,421	2,557,861
Less accumulated depreciation	(134,770)	(73,716)

	2,872,651	2,484,145
Construction in progress	52,112	96,803

	$2,924,763	$2,580,948

Number of Properties (1)(2):
Seniors’ Housing:
Operating	149	130
Under construction	2	3

	151	133

Medical Office Buildings:
Operating	67	49
Under construction	3	3

	70	52

	221	185

(1)	At September 30, 2005, excludes four Seniors’ Housing facilities and a parcel of land held for sale. At December 31, 2004, excludes four Seniors’ Housing facilities held for sale.
(2)	Includes twenty-four MOBs and one Seniors’ Housing facility subject to long-term ground lease agreements.

Revenue recognized from the straight-lining of lease revenues over current contractually due amounts was $36.0 million and $28.0 million for the nine months ended September 30, 2005 and 2004, respectively ($12.4 million and $10.4 million for the quarters ended September 30, 2005 and 2004, respectively). These amounts are included in rental income from operating leases in the accompanying unaudited condensed consolidated statements of income.

Future minimum lease payments contractually due under the noncancellable operating leases at September 30, 2005, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2005	$65,106
2006	266,884
2007	269,657
2008	272,302
2009	273,271
Thereafter	2,598,472

$3,745,692

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

4.	Investment Properties – Continued:

Accounted for Using the Direct Financing Method – Components of net investment in direct financing leases consisted of the following at (dollars in thousands):

	September 30, 2005	December 31, 2004
Minimum lease payments receivable	$1,487,130	$1,529,171
Estimated residual values	449,099	449,099
Less unearned income	(1,449,848)	(1,498,219)

Net investment in direct financing leases	$486,381	$480,051

Number of Properties	33	33

Lease payments due to the Company relating to six direct financing leases with a carrying value of $131.7 million are subordinate to first mortgage construction loans with third parties entered into by the tenants to fund development costs related to the Properties.

Future minimum lease payments contractually due under direct financing leases at September 30, 2005, were as follows (in thousands):

2005	$13,114
2006	54,179
2007	55,167
2008	56,255
2009	58,066
Thereafter	1,250,349

$1,487,130

5.	Intangible Lease Costs:

Intangible lease costs included the following at (in thousands):

	September 30, 2005	December 31, 2004
Intangible lease origination costs:
In-place lease costs	$103,736	$88,740
Customer relationship values	12,152	11,698

	115,888	100,438
Less accumulated amortization	(20,057)	(9,934)

	95,831	90,504

Above market lease values	9,744	8,475
Less accumulated amortization	(1,955)	(742)

	7,789	7,733

	$103,620	$98,237

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. Above market lease amortization charged against rental income from operating leases in the accompanying unaudited condensed consolidated statements of income was $1.2 million and $0.4 million, for the nine months ended September 30, 2005 and 2004, respectively ($0.4 million and $0.3 million for the quarters ended September 30, 2005 and 2004, respectively).

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

6.	Restricted Cash:

Restricted cash included the following at (in thousands):

	September 30, 2005	December 31, 2004
Property acquisition deposits	$8,601	$1,950
Lender escrow reserves	6,957	3,808
Horizon Bay tenant rent deposit	4,263	9,537
Furniture, fixture and equipment reserves	5,741	4,894
Transfer agent escrows	899	13,214
Other	1,050	1,027

	$27,511	$34,430

7.	Accounts and Other Receivables:

Accounts and other receivables included the following at (in thousands):

	September 30, 2005	December 31, 2004
Rental revenues receivable	$27,601	$21,790
Other receivables	4,960	2,655

	32,561	24,445
Less allowance for doubtful accounts	(6,800)	(3,900)

	$25,761	$20,545

At September 30, 2005 and December 31, 2004, rental revenues receivable included past due rents aggregating $15.6 million and $10.7 million, respectively. The provision for doubtful accounts for the nine months ended September 30, 2005 and 2004, was $2.9 million and $2.3 million, respectively, which included $2.3 million from continuing operations in both periods and $0.6 million and $0, respectively, from discontinued operations. The provision for doubtful accounts for the quarters ended September 30, 2005 and 2004 was $1.3 million and $1.0 million, respectively, which included $0.7 million and $1.0 million, respectively, from continuing operations and $0.6 million and $0, respectively, from discontinued operations.

8.	Deferred Costs:

Deferred costs included the following at (in thousands):

	September 30, 2005	December 31, 2004
Financing costs	$25,249	$17,989
Leasing commissions	989	523
Other lease costs	757	341

	26,995	18,853
Less accumulated amortization	(7,779)	(5,408)

	19,216	13,445

Lease incentives	4,912	4,114
Less accumulated amortization	(302)	(90)

	4,610	4,024

	$23,826	$17,469

Lease incentive costs are amortized to rental income over the terms of the leases. Lease incentive costs amortization charged against rental income for the nine months ended September 30, 2005 and 2004, was $0.2 million and $0, respectively ($0.1 million and $0 for the quarters ended September 30, 2005 and 2004, respectively).

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

9.	Other Assets:

Other assets as of September 30, 2005 were $31.6 million and consisted of a $12.0 million loan advance under a five-year $85.0 million, senior secured term loan to finance the acquisition, development, syndication and operation of new and existing surgical partnerships which bears interest at 14.0% (“Senior Secured Term Loan”) to an affiliate of the Cirrus Group, LLC (“Cirrus”), the fair value of derivative assets of $3.0 million, miscellaneous prepaid expenses, office equipment and prepaid acquisition costs of $16.6 million. Other assets as of December 31, 2004, were $11.4 million and consisted of miscellaneous prepaid expenses, office equipment and prepaid acquisition costs.

10.	Real Estate Held For Sale:

As of September 30, 2005, real estate held for sale included four Seniors’ Housing facilities with an aggregate net carrying value of $9.4 million and a 10.4 acre parcel of land that was acquired in 2005 for $3.2 million as part of a portfolio of Seniors’ Housing Properties. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” we have reclassified the assets and operating results from the Seniors’ Housing Properties, restating previously reported results to reflect the reclassification on a comparable basis.

The assets of the real estate held for sale were presented separately in the accompanying unaudited condensed consolidated balance sheets and consist of the following at (in thousands):

	September 30, 2005	December 31, 2004
Real estate investment properties accounted for using the operating method, net	$12,423	$16,599
Accrued rental income	205	583

	$12,628	$17,182

The operational results associated with the Properties were presented as loss from discontinued operations in the accompanying unaudited condensed consolidated statements of income. Summarized financial information is as follows (in thousands):

	Quarter Ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Rental income from operating leases	$392	$550	$1,448	$1,661
Provision for doubtful accounts	(616)	—	(616)	—
Impairment provisions	—	(1,883)	(7,740)	(1,883)
Loss from discontinued operations	(308)	(1,541)	(7,383)	(860)

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

11.	Indebtedness:

Mortgages Payable – Mortgage notes payable and the net book value (“NBV”) of the associated collateral consisted of the following at (in thousands):

	September 30, 2005			December 31, 2004
	Mortgages Payable		NBV of Collateral	Mortgages Payable	NBV of Collateral
Various mortgages payable, interest only payments at variable rates based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% (4.53% weighted average interest rate at September 30, 2005), maturing October 2005	$140,445	(1)	$276,927	$110,445	$229,244

Various mortgages payable, interest only payments at variable rates ranging from LIBOR plus 1.0% to 3.0% (5.01% weighted average interest rate at September 30, 2005), maturing from November 2006 to March 2010	366,547	(2)	671,697	276,166	508,381

Two mortgages payable, interest only payments at a 30-day commercial paper rate plus 1.82% or 2.15% (5.80% weighted average interest rate at September 30, 2005), maturing March 2007 and May 2007	43,920		100,890	43,920	109,116

Various fixed rate mortgages, interest only payments, bearing interest at rates ranging from 4.85% to 6.06%, (5.79% weighted average interest rate at September 30, 2005), maturing September 2010 through April 2012	206,155		426,467	167,145	355,145

Various fixed rate mortgages payable, principal and interest payments, including net premiums of $1.1 million and $0.7 million, respectively, bearing interest at rates ranging from 4.91% to 8.42% (6.25% weighted average interest rate at September 30, 2005), maturing July 2007 through November 2038	388,317		634,525	339,913	567,336

	$1,145,384		$2,110,506	$937,589	$1,769,222

(1)	On October 3, 2005, the Company exercised an extension option available under the $140.4 million mortgage notes that were to mature in October 2005 and negotiated the inclusion of an $82.2 million variable rate mortgage loan due to mature in April 2008 and drew an additional $19.4 million under the facility all to mature in October 2013. The facility contains provisions that will allow the Company to draw an additional $58.0 million upon providing additional collateral. Of the new $242.0 million mortgage note payable, $121.0 million will bear fixed rate interest at 5.63% requiring principal and interest payments through maturity and $121.0 million will bear variable rate interest based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.95% requiring interest only payments through maturity. The Company also has the option to convert the variable rate debt component to fixed rate debt.
(2)	The Company entered into interest rate swap agreements tied to debt with an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in LIBOR rates.

Certain fixed rate loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

11.	Indebtedness – Continued:

The following is a schedule of maturities for all mortgage notes payable, excluding loan premiums, at September 30, 2005 (in thousands):

2005	$142,387
2006	54,196
2007	65,303
2008	141,931
2009	141,566
Thereafter	598,914

$1,144,297

Bonds Payable – The Company has non-interest bearing life care bonds payable to certain residents of its two CCRCs. At September 30, 2005, $95.5 million was outstanding in bonds payable of which, $43.2 million of the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death and $53.2 million of the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the nine months ended September 30, 2005, the tenant of the Company’s two CCRCs issued new bonds to new residents totaling $8.2 million and used the proceeds from the bonds issued in the current period and prior periods to retire $7.1 million of existing bonds on the Company’s behalf.

Construction Loans Payable – Construction loans payable consisted of the following at (in thousands):

	Total Facility	September 30, 2005	December 31, 2004
Five construction loans payable, each bearing interest at 30-day LIBOR plus 2.25% (6.02% weighted average interest rate at September 30, 2005), with monthly interest only payments, maturing November 2006	$83,100	$70,180	$47,148

Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (9.00% at September 30, 2005), with monthly interest only payments, maturing December 2007	48,000	43,520	32,339

Construction loan payable bearing interest at 30-day LIBOR plus 1.75% (5.58% at September 30, 2005), with monthly interest only payments, maturing July 2009	14,287	10,434	2,021

Construction loan payable bearing interest at 30-day LIBOR plus 1.70% (5.39% at September 30, 2005), with monthly interest only payments, maturing April 2012	11,280	5,164	—

Construction loan payable bearing interest at 30-day LIBOR plus 1.80% (5.49% at September 30, 2005), with monthly interest only payments, maturing December 2013	6,600	4,171	—

	$163,267	$133,469	$81,508

Line of Credit – On August 23, 2005, the Company amended and restated its $85.0 million credit agreement and closed on a $320.0 million amended and restated senior secured revolving line of credit, which permits the Company to expand the borrowing capacity up to $400.0 million and extended the initial maturity date to August 23, 2007 (the “Revolving LOC”). The Revolving LOC is collateralized by 36 Properties with a carrying value of approximately

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

11.	Indebtedness – Continued:

$391.4 million at September 30, 2005, that in the aggregate, currently allows the Company to draw up to $280.0 million. The Revolving LOC contains two one-year extension options and may be used to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. The Revolving LOC requires interest only payments at LIBOR plus a percentage that fluctuates depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets (5.42% all-in rate at September 30, 2005). At September 30, 2005, $115.0 million was outstanding under the Revolving LOC.

Term Loan – On January 13, 2005, the Company repaid and terminated a $60.0 million 14-day term loan used for the acquisition of Properties for which permanent financing was obtained in January 2005.

Interest and loan cost amortization expense was $53.7 million and $30.3 million for the nine months ended September 30, 2005 and 2004, respectively ($20.0 million and $10.8 million for the quarters ended September 30, 2005 and 2004, respectively). Interest capitalized to construction in progress in the accompanying unaudited condensed consolidated balance sheets was $1.1 million and $0.7 million, for the nine months ended September 30, 2005 and 2004, respectively ($0.4 million and $0.5 million for the quarters ended September 30, 2005 and 2004, respectively).

The fair market value of the Company’s outstanding mortgage notes and construction loans payable was $1.3 billion at September 30, 2005.

12.	Financial Instruments: Derivatives and Hedging:

At September 30, 2005, derivatives with a fair value of $3.0 million were included in other assets in the accompanying unaudited condensed consolidated balance sheets. The change in net unrealized gain of $3.0 million as of September 30, 2005, for derivatives designated as cash flow hedges is disclosed separately in the accompanying unaudited condensed consolidated statements of stockholders’ equity as the change in fair value of cash flow hedges. No hedge ineffectiveness was recognized during the nine months ended September 30, 2005.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable rate debt. The change in net unrealized income on cash flow hedges reflects a reclassification of $0.6 million of net unrealized gain from accumulated other comprehensive income to interest expense during the nine months ended September 30, 2005. During the next twelve months, the Company expects to reclassify approximately $0.4 million of the current balance held in accumulated other comprehensive income related to the interest rate swaps to earnings.

Hedge Type	Notional Amount (in thousands)	Rate	Maturity	Fair Value (in thousands)
Swap, Cash Flow	$100,000	4.1840%	January 12, 2010	$1,261
Swap, Cash Flow	83,750	4.1764%	January 1, 2010	1,072
Swap, Cash Flow	50,000	4.2085%	March 31, 2010	621

13.	Intangible Lease Liability:

Intangible lease liability at September 30, 2005 and December 31, 2004, was $4.8 million and $3.7 million, respectively, consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. Intangible lease liability is amortized over the remaining term of the associated lease, including below market rent lease extension, if any. Intangible lease liability accreted to rental income from operating leases in the accompanying unaudited condensed consolidated statements of income was $0.8 million and $0.4 million, for the nine months ended September 30, 2005 and 2004, respectively ($0.2 million and $0.3 million for the quarters ended September 30, 2005 and 2004, respectively).

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

14.	Commitments and Contingencies:

The following table presents the Company’s commitments, contingencies and guarantees by expiration period as of September 30, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$—	$—	$—	$2,334	$2,334
Earnout provisions (2)	23,979	2,000	—	—	25,979
Capital improvements to investment Properties	42,071	—	—	—	42,071
Unfunded Senior Secured Term Loan (3)	73,000	—	—	—	73,000
Ground leases	426	880	886	21,125	23,317
Pending investments (4)	154,025	—	—	—	154,025

	$293,501	$2,880	$886	$23,459	$320,726

(1)	In connection with the ownership of a 9.90% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the general partner of the limited partnership that matures December 31, 2010. As of September 30, 2005, the uncollateralized promissory note had an outstanding balance of $14.0 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, the Company may be required to make additional payments to the seller if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at September 30, 2005, and are not included in the table above.
(3)	On August 11, 2005, the Company entered into an agreement to provide a Cirrus affiliate with an $85.0 million, Senior Secured Term Loan. Interest on the facility will accrue at the rate of 14.0% per annum. During the first 48 months of the term, interest of 9.5% will be payable monthly and the balance of 4.5% will be capitalized to the loan; thereafter, interest in full at the rate of the greater of 14.0% or LIBOR plus 9.0% will be payable monthly. Principal is payable at maturity. The loan will be subject to equity contribution requirements and borrower financial covenants that will dictate the draw down availability. As of September 30, 2005, there was $12.0 million outstanding under this facility which was included in other assets in the accompanying unaudited condensed consolidated balance sheets. In connection with the Senior Secured Term Loan, the Company received stock warrants which are exercisable into a 10% to 15% ownership interest of the borrower. The stock warrants are exercisable at the earlier of an event of default or the full repayment of the Senior Secured Term Loan and expire in September 2015.
(4)	As of September 30, 2005, the Company had initial commitments to acquire four MOBs and two specialty hospitals, and to develop seven additional MOBs for which it had posted a non-refundable $8.6 million deposit. These acquisitions are expected to occur in the first quarter of 2006.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

14.	Commitments and Contingencies – Continued:

In addition, the Company had an initial commitment to acquire an interest in an entity that is expected to develop one MOB. The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by the Company.

Ground Leases – Twenty-four of the Company’s Properties are subject to ground leases. These ground leases have predetermined rent increases based on the CPI index or a defined percentage and termination dates ranging from 2045 to 2084. Nineteen of the ground leases contain renewal options for terms of 30 to 50 years. During the quarter and nine months ended September 30, 2005, the Company recognized ground lease expense of $142,000 and $342,000, respectively, including $33,000 and $145,000, respectively, from the straight-lining of ground lease expense, which is included in Seniors’ Housing property expenses and MOB operating expenses in the accompanying unaudited condensed consolidated statements of income. During the quarter and nine months ended September 30, 2004, the Company recognized ground lease expense of $56,000 and $77,000, respectively.

Legal Matters – From time to time, the Company is exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

15.	Redemption of Shares:

During the nine months ended September 30, 2005 and 2004, 3,029,267 and 361,655 shares, respectively, of common stock were redeemed for $28.8 million and $3.4 million, respectively, and retired from shares outstanding of common stock. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

16.	Distributions:

For the nine months ended September 30, 2005, approximately 70% of the distributions paid to stockholders were considered ordinary income and approximately 30% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2005, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

17.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor and CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company’s assets.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

17.	Related Party Arrangements – Continued:

Pursuant to the Advisory Agreement, the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters and nine months ended September 30, 2005 and 2004, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter Ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Acquisition fees (1):
Acquisition fees from offering proceeds	$824	$3,262	$4,849	$34,992
Acquisition fees from debt proceeds	—	255	11,102	25,358

	824	3,517	15,951	60,350

Asset management fees (2)	4,881	3,635	14,190	9,142

Reimbursement of expenses (3):
Acquisition expenses	88	89	154	322
General and administrative expenses	1,562	1,027	4,153	3,334

	1,650	1,116	4,307	3,656

	$7,355	$8,268	$34,448	$73,148

(1)	For the period from May 3, 2005 through September 30, 2005, acquisition fees for, among other things, identifying Properties and structuring the terms of the leases were equal to 3% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4% of gross offering and loan proceeds for the period from May 14, 2004 through May 2, 2005 and 4.5% of gross offering and loan proceeds under the Prior Offerings). These fees are included in other assets in the accompanying unaudited condensed consolidated balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market (“List” or “Listing”), the Advisor will receive an acquisition fee equal to 3% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, the orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders’ invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders’ invested capital.

(2)	Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the Advisory Agreement, and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month.
(3)	Reimbursement for administrative services, including, but not limited to, accounting; financial, tax, insurance administration and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). Operating expenses for the Expense Years ended September 30, 2005 and 2004, did not exceed the Expense Cap.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

17.	Related Party Arrangements – Continued:

CNL Securities Corp. received fees based on the amounts raised from the Company’s offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company’s second public offering. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the nine months ended September 30, 2005 and 2004, the Company incurred the following fees and costs (in thousands):

	Nine months ended September 30,
	2005	2004
Selling commissions	$8,901	$57,449
Marketing support fees	2,729	5,056
Offering and due diligence costs	3,721	16,411

	$15,351	$78,916

Amounts due to related parties consisted of the following at (in thousands):

	September 30, 2005	December 31, 2004
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$12	$21
Accounting and administrative services	542	761
Acquisition fees and expenses	135	656

	689	1,438

Due to CNL Securities Corp.:
Selling commissions	233	149
Marketing support fees and due diligence expense reimbursements	72	45

	305	194

	$994	$1,632

Century Capital Markets, LLC (“CCM”), an entity in which CNL Capital Corp., an affiliate of the Advisor, was formerly a non-voting Class C member, made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 11. The monthly interest payments due under these commercial paper loans include an annual margin of either 30 or 40 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the nine months ended September 30, 2005 and 2004, $115,600 and $82,000, respectively, was paid to CCM related to these services. Effective September 30, 2005, a non-affiliated third party assumed the administration of these commercial paper loans. Therefore, the Company now pays the monthly services fee directly to the non-affiliated third party.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are principal stockholders. The amounts deposited with this bank were $3.2 million and $22.9 million at September 30, 2005 and December 31, 2004, respectively.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

17.	Related Party Arrangements – Continued:

The Company owns a 9.90% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain affiliates of the Advisor’s parent company lease office space. The remaining interests in the limited partnership are owned by several entities with present or former affiliations with the Advisor’s parent company. On September 30, 2005, the Company severally guaranteed 16.67%, or $2.3 million, of a $14.0 million uncollateralized promissory note of the limited partnership that matures December 31, 2010. During the nine months ended September 30, 2005 and 2004, the partnership distributed approximately $158,000 and $99,000, respectively, to the Company.

In September 2004, a company which is owned by the Company’s chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the “HRA Tenants”) to the remaining members of the limited liability company. The HRA Tenants contributed 27% and 31% of the Company’s total revenues for the quarter and nine months ended September 30, 2004, respectively.

The Company’s chairman of the board is a director in a hospital that leases office space in seven of the MOBs that the Company acquired in August 2004. Additionally, one of the Company’s independent directors is a director in a health system that leases office space in one of the Company’s MOBs that was acquired in April 2004. During the quarter and nine months ended September 30, 2005, these tenants contributed less than 1% of the Company’s total revenues.

18.	Concentration of Credit Risk:

At September 30, 2005, the Company leased its Seniors’ Housing facilities to 22 tenants. Two tenants affiliated with Horizon Bay Management, LLC (“Horizon Bay”) contributed 22% of the Company’s total revenues for the nine months ended September 30, 2005. The HRA Tenants contributed 22% of the Company’s total revenues for the nine months ended September 30, 2005. No other Seniors’ Housing tenant contributed more than 10% of the Company’s total revenues for the nine months ended September 30, 2005. Several of the Company’s tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the net operating income generated from the Seniors’ Housing facilities to fund rent obligations under their leases. At September 30, 2005, $6.3 million of the $6.8 million allowance for doubtful accounts pertained to HRA Tenants. At September 30, 2005, the Company’s MOBs were leased to more than 700 tenants.

At September 30, 2005, 106 of the 188 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. (“Sunrise”), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of September 30, 2005, two Seniors’ Housing Properties were being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each facility will be operated by Sunrise. Horizon Bay operates 27 Seniors’ Housing facilities and six additional operators manage the remaining 53 Seniors’ Housing facilities. At September 30, 2005, DASCO managed or was developing 40 of the Company’s 70 MOBs, and the remaining 30 MOBs were managed by nine third-party property managers.

To mitigate credit risk, certain Seniors’ Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio (“Cross-Default”). Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease (“Pooling” or “Pooled”). In addition, as of September 30, 2005, the Company held $24.9 million in security deposits and rental support related to certain Properties. The Company had remaining limited guarantees from certain tenants and operators that aggregated $8.8 million as of September 30, 2005, related to 12 of its Properties.

In connection with 19 of the Company’s Properties, Sunrise has guaranteed rent payments until the earlier of December 31, 2005, or the date upon which the Properties achieve specified performance thresholds.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2005 and 2004

(UNAUDITED)

18.	Concentration of Credit Risk – Continued:

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation (“ARC”), ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent. In addition, in connection with 17 Properties leased by Encore Senior Living, LLC (“Encore”), Encore has unconditionally guaranteed all the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five Seniors’ Housing facilities that were in various stages of development and were being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants’ obligations to pay minimum rent and the furniture, fixture and equipment reserve due under the leases until the later of (i) March 2006 or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenants’ rent obligations related to three additional Seniors’ Housing facilities for which construction was completed in 2004 until the later of (i) September 2006 or (ii) the Properties achieving predetermined rent coverage thresholds.

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the Company’s results of operations.

19.	Subsequent Events:

Property Acquisitions – In October 2005, the Company acquired a 70% equity interest in an entity that is expected to develop an approximate 67,000-square-foot MOB subject to a ground lease which was entered into by the entity in October 2005. The MOB will be developed by DASCO for an estimated $12.7 million commencing in November 2005 with an estimated completion date in the third quarter of 2006.

Permanent Financing – In October 2005, the Company entered into a $57.7 million mortgage loan collateralized by eight Properties. The loan has a fixed interest rate of 5.39% and requires interest only payments until November 2010, and principal and interest payments thereafter until maturity in November 2015. Loan proceeds were used to repay borrowings under the Company’s Revolving LOC.

In October 2005, the Company committed with the above lender to enter into two additional mortgage loan facilities which will be funded and collateralized upon the acquisition of certain Properties for which the Company has commitments to acquire at September 30, 2005. One is a $40.0 million note payable, ($30.0 million of which has been locked into a 5.61% fixed rate 10-year mortgage loan and $10.0 million of which the interest rate has not yet been determined) that will be collateralized by six Properties. The other is a $51.8 million, 10-year mortgage loan that will be collateralized by seven Properties and for which the interest rate has not yet been determined.

Other – During the period October 1, 2005 through November 4, 2005, the Company received subscription proceeds for an additional 1.2 million shares ($11.8 million) of common stock.

On October 1, 2005 and November 1, 2005, the Company’s board of directors declared distributions totaling $14.9 million and $15.0 million, respectively, or $0.0592 per share of common stock, payable by December 31, 2005.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of CNL Retirement Properties, Inc.

We have completed an integrated audit of CNL Retirement Properties, Inc. and its subsidiaries’ December 31, 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedules

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management’s Report on Internal Control Over Financial Reporting, management has excluded the following consolidated entities which were acquired during 2004 from its assessment of internal control over financial reporting as of December 31, 2004: The DASCO Companies, LLC, including a DASCO-related portfolio of 30 medical office buildings, and a portfolio of 22 medical office buildings. We have also excluded these consolidated entities from our audit of internal control over financial reporting. Total assets and total revenues of these consolidated entities represent 15.6% and 12.1%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida

March 9, 2005, except for the last paragraph of Note 2, which is as of November 29, 2005

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act Rules 13a – 15(f). Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in the Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was effective as of December 31, 2004. Our management has excluded DASCO, including a DASCO-related portfolio of 30 medical office buildings, and a portfolio of 22 medical office buildings from its assessment of internal control over financial reporting as of December 31, 2004 because we acquired these consolidated entities during 2004. Total assets and total revenues of these consolidated entities represent 15.6% and 12.1%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2004.

Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as stated in their report which is included herein.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2004	December 31, 2003
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,580,948	$1,065,150
Accounted for using the direct financing method	480,051	418,347
Intangible lease costs, net	98,237	29,501

	3,159,236	1,512,998

Cash and cash equivalents	51,781	167,090
Restricted cash	34,430	14,812
Accounts and other receivables, net	20,545	12,223
Deferred costs, net	17,469	7,386
Accrued rental income	51,795	14,402
Other assets	11,412	13,800
Real estate held for sale	17,182	19,188
Goodwill	5,791	—

	$3,369,641	$1,761,899

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$937,589	$275,056
Bonds payable	94,451	90,125
Construction loans payable	81,508	7,402
Line of credit	20,000	20,000
Term loan	60,000	—
Due to related parties	1,632	3,258
Accounts payable and other liabilities	33,937	11,657
Intangible lease liability, net	3,742	—
Deferred income	4,811	476
Security deposits	26,253	7,984

Total liabilities	1,263,923	415,958

Commitments and contingencies

Minority interests	2,361	—

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion and 450,000 shares, respectively, issued 238,485 and 150,253 shares, respectively, outstanding 237,547 and 150,077 shares, respectively	2,376	1,501
Capital in excess of par value	2,135,498	1,349,719
Accumulated distributions in excess of net income	(34,517)	(5,279)

Total stockholders’ equity	2,103,357	1,345,941

	$3,369,641	$1,761,899

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Years Ended December 31,
	2004	2003	2002
Revenues:
Seniors’ Housing:
Rental income from operating leases	$172,246	$59,261	$11,902
Earned income from direct financing leases	54,873	31,107	4,366
FF&E reserve income	4,601	2,592	140
Contingent rent	90	47	8
Medical Office Buildings:
Rental income from operating leases	26,225	—	—
Tenant expense reimbursements	4,735	—	—

	262,770	93,007	16,416

Expenses:
Seniors’ Housing property expenses	1,639	136	23
Medical Office Buildings operating expenses	11,234	—	—
General and administrative	14,743	5,462	1,365
Provision for doubtful accounts	3,900	—	—
Asset management fees to related party	12,462	4,318	749
Depreciation and amortization	62,512	17,277	3,190

	106,490	27,193	5,327

Operating income	156,280	65,814	11,089

Interest and other income	4,768	1,626	1,913
Interest and loan cost amortization expense	(42,783)	(9,588)	(1,534)

Income before equity in earnings of unconsolidated entity, minority interests in income of consolidated subsidiaries and discontinued operations	118,265	57,852	11,468

Equity in earnings of unconsolidated entity	178	11	6

Minority interests in income of consolidated subsidiaries	(93)	—	(433)

Income from continuing operations, net	118,350	57,863	11,041

Discontinued operations:
Income from discontinued operations, net	1,451	597	331
Impairment provisions	(1,883)	—	—

Income (loss) from discontinued operations	(432)	597	331

Net income	$117,918	$58,460	$11,372

Net income per share of common stock (basic and diluted)
From continuing operations	$0.56	$0.65	$0.50
From discontinued operations	—	0.01	0.02

	$0.56	$0.66	$0.52

Weighted average number of shares of common stock outstanding (basic and diluted)	210,343	88,840	22,035

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004, 2003 and 2002

(in thousands, except per share data)

				Accumulated distributions in excess of net income	Total
	Common stock		Capital in excess of par value
	Number of shares	Par value

Balance at December 31, 2001	7,135	$71	$61,786	$(948)	$60,909
Subscriptions received for common stock through public offerings and reinvestment plan	37,113	371	370,764	—	371,135
Retirement of common stock	(37)	—	(343)	—	(343)
Stock issuance costs	—	—	(38,899)	—	(38,899)
Net income	—	—	—	11,372	11,372
Distributions declared and paid ($0.7002 per share)	—	—	—	(14,379)	(14,379)

Balance at December 31, 2002	44,211	442	393,308	(3,955)	389,795

Subscriptions received for common stock through public offerings and reinvestment plan	105,998	1,060	1,058,921	—	1,059,981
Retirement of common stock	(132)	(1)	(1,211)	—	(1,212)
Stock issuance costs	—	—	(101,299)	—	(101,299)
Net income	—	—	—	58,460	58,460
Distributions declared and paid ($0.7067 per share)	—	—	—	(59,784)	(59,784)

Balance at December 31, 2003	150,077	1,501	1,349,719	(5,279)	1,345,941

Subscriptions received for common stock through public offerings and reinvestment plan	88,155	882	879,386	—	880,268
Retirement of common stock	(685)	(7)	(6,491)	—	(6,498)
Stock issuance costs	—	—	(87,116)	—	(87,116)
Net income	—	—	—	117,918	117,918
Distributions declared and paid ($0.7104 per share)	—	—	—	(147,156)	(147,156)

Balance at December 31, 2004	237,547	$2,376	$2,135,498	$(34,517)	$2,103,357

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2004	2003	2002
Increase (decrease) in cash and cash equivalents:
Operating activities:
Net income	$117,918	$58,460	$11,372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	54,350	16,367	3,068
Amortization	13,760	2,558	394
Minority interests in income	93	—	433
Accretion of notes payable premium	(48)	—	—
Impairment provisions	1,883	—	—
Above market lease amortization	742	—	—
Below market lease accretion	(721)	—	—
Lease incentive cost amortization	90	—	—
Provision for doubtful accounts	3,900	—	—
Equity in income of unconsolidated entity	(178)	(11)	(6)
Changes in operating assets and liabilities:
Accounts and other receivables	(10,171)	(11,031)	(827)
Accrued rental income	(40,727)	(13,426)	(1,375)
Accrued direct financing lease income	(8,793)	—	—
Ground lease straight-line	14	—	—
Deferred lease incentives	(2,678)	—	—
Other assets	(4,528)	(1,906)	(31)
Interest payable	3,058	696	115
Accounts payable and other liabilities	(1,198)	5,254	484
Deferred income	3,335	476	—
Due to related parties	457	195	(332)
Security deposits	7,839	3,117	3,503
Rents paid in advance	1,001	(91)	(13)

Net cash provided by operating activities	139,398	60,658	16,785

Investing activities:
Investment in land, buildings and equipment	(921,698)	(661,946)	(193,176)
Investment in direct financing leases	(50,230)	(263,330)	(128,065)
Investment in intangible lease costs	(50,064)	(23,220)	(8,408)
Purchase of minority interest	—	—	(8,500)
DASCO Acquisition	(204,441)	—	—
Investment in note receivable	—	—	(2,000)
Proceeds from note receivable	—	2,000	—
Investment in unconsolidated entity	—	—	(350)
Distributions received from unconsolidated entity	175	149	191
Payment of acquisition fees and costs	(73,124)	(53,126)	(16,132)
Payment of deferred leasing costs	(864)	—	—
Increase in restricted cash	(9,448)	(13,127)	(1,650)

Net cash used in investing activities	(1,309,694)	(1,012,600)	(358,090)

Financing activities:
Proceeds from borrowings on mortgages payable	315,045	170,800	32,620
Principal payments on mortgages payable	(28,964)	(13,832)	(268)
Proceeds from construction loans payable	73,618	7,402	—
Proceeds from borrowings on line of credit	—	71,370	—
Repayments on line of credit	—	(51,370)	—
Proceeds from term loan	60,000	—	—
Proceeds from issuance of life care bonds	12,063	8,203	—

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED

(in thousands)

	Year Ended December 31,
	2004	2003	2002
Financing activities - continued:
Retirement of life care bonds	$(7,736)	$(6,589)	$—
Payment of loan costs	(10,149)	(7,523)	(1,309)
Contributions from minority interests	997	—	8,500
Distributions to minority interest	(45)	—	(509)
Subscriptions received from stockholders	880,268	1,059,981	371,135
Distributions to stockholders	(147,138)	(59,784)	(14,379)
Retirement of common stock	(3,933)	(1,117)	(174)
Payment of stock issuance costs	(89,039)	(99,309)	(40,232)

Net cash provided by financing activities	1,054,987	1,078,232	355,384

Net (decrease) increase in cash and cash equivalents	(115,309)	126,290	14,079
Cash and cash equivalents at beginning of year	167,090	40,800	26,721

Cash and cash equivalents at end of year	$51,781	$167,090	$40,800

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$34,658	$7,534	$1,294

Amounts incurred by the Company and paid by related parties on behalf of the Company were as follows:
Acquisition costs	$331	$403	$451
Stock issuance costs	18,987	17,246	5,613

	$19,318	$17,649	$6,064

Supplemental schedule of non-cash investing and financing activities:
DASCO Acquisition
Purchase accounting:
Assets acquired:
Real estate properties accounted for using the operating method	$189,111	$—	$—
Intangible lease costs	25,623
Cash and cash equivalents	470
Restricted cash	633	—	—
Deferred costs	124	—	—
Other assets	1,088	—	—
Goodwill	5,487	—	—

Total	$222,536	$—	$—

Liabilities assumed:
Mortgages payable	$10,562	$—	$—
Construction loans payable	487
Accounts payable and other liabilities	3,379	—	—
Intangible lease liability	2,304	—	—
Security deposits	893	—	—

Total	$17,625	$—	$—

Net assets acquired	$204,911	$—	$—

Net assets acquired, net of cash	$204,441	$—	$—

Mortgage loans assumed on properties acquired	$365,166	$72,762	$12,974

Bonds assumed on properties acquired	$—	$88,511	$—

See accompanying notes to consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

1.	Organizational and Basis of Presentation:

Organization – CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a “REIT”) for federal income tax purposes. The term “Company” includes CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing real estate properties.

The Company acquires real estate properties related to seniors’ housing and health care facilities (the “Properties”) located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities (“CCRC”) and life care communities (collectively “Seniors’ Housing”) and medical office buildings (“MOBs”), specialty clinics, walk-in clinics and other types of health care-related facilities. Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and MOBs are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans (“Mortgage Loans”) and furniture, fixture and equipment financing (“Secured Equipment Leases”) to operators of Seniors’ Housing and other health care-related facilities. In addition, the Company may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. The Company operates in one business segment which is the ownership, development, management and leasing of health care-related real estate. As of December 31, 2004, the Company owned 170 Seniors’ Housing Facilities and 52 MOBs.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC (“DASCO”), a development and property management company that manages 30 of the Company’s MOBs. DASCO may also provide development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the “Advisor”) as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation – The accompanying consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries, DASCO and other entities in which the Company owns a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant inter-company balances and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies:

Investment Properties and Lease Accounting – Seniors’ Housing Properties are leased on a long-term, triple-net basis whereby the tenants are responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance, repairs and utilities. Seniors’ Housing leases generally provide for minimum and contingent rent and contain renewal options from 5 to 20 successive years subject to the same terms and conditions as the initial term. MOBs are leased on either a triple-net or gross basis, have initial lease terms of 5-15 years and are generally subject to renewal options. In addition, MOB gross leases provide for the recovery of a portion of the properties’ operating expenses from the tenants. Substantially all leases require minimum annual rents to increase at predetermined intervals during the lease terms. For the years ended December 31, 2004, 2003 and 2002, the Company’s tenants paid $21.5 million, $8.1 million and $1.1 million, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

Operating method – For leases accounted for as operating leases, Properties are recorded at cost. Minimum rent payments contractually due under the leases are recognized as revenue on a straight-line basis over the lease terms so as to produce constant periodic rent recognition over the lease terms. The excess of rents recognized over amounts contractually due are included in accrued rental income in the accompanying financial statements. Buildings, land improvements and equipment are depreciated on the straight-line method over their estimated useful lives of 39-40 years, 15 years and 3-7 years, respectively. Expenditures for ordinary maintenance and repairs are charged to operations as incurred, while significant renovations and enhancements that improve and/or extend the useful life of an asset are capitalized and depreciated over the estimated useful life.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

Direct financing method – For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the rents receivable and the estimated residual values less the cost of the Properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

Impairment of Long-Lived Assets – The Company evaluates its Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset. Management compares the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset’s estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to the lower of its cost or its estimated fair value.

When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income.

Intangible Lease Costs – In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (“SFAS 141”), the Company allocates the purchase price of acquired Properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management’s determination of the value of the Property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. The allocation to intangible assets is based upon factors considered by management including an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price is allocated to the above or below market value of in-place leases and the value of customer relationships.

The value allocable to the above or below market component of the acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability in the accompanying consolidated financial statements and are amortized to rental income over the remaining terms of the leases acquired with each Property.

The total amount of other intangible assets acquired is further allocated to in-place lease origination costs and customer relationship values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

Cash and Cash Equivalents – All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

Accounts and Other Receivables – Accounts and other receivables consist primarily of lease payments contractually due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed based on its review of Property specific circumstances, including the analysis of the Property’s operations and operating trends, current economic conditions and tenant payment history. At December 31, 2004, the Company had a $3.9 million reserve for doubtful accounts and other receivables. The total amount of the reserve, which represents the cumulative provisions less write-offs of uncollectible rent, if any, is recorded against accounts and other receivables in the consolidated financial statements. At December 31, 2003 and 2002, there were no reserves for doubtful accounts.

Deferred Loan Costs – Loan costs are capitalized and are amortized as interest over the terms of the respective loan agreements using the effective interest method. Unamortized loan costs are expensed when the associated debt is retired before maturity.

Goodwill – In connection with the acquisition of DASCO, the Company allocated $5.8 million to goodwill, which represents the excess of the purchase price plus closing costs paid by the Company over the fair market value of the tangible assets acquired in the business acquisition (see Note 17). Goodwill is not subject to amortization but is subject to the Company’s quarterly impairment analysis. If quoted market prices are not available for the impairment analysis, other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit are used.

Investment in Unconsolidated Entity – The Company owns a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company’s investment in the partnership is accounted for using the equity method as the Company has significant influence.

Development Costs – Development costs, including interest, real estate taxes, insurance and other costs incurred in developing new Properties, are capitalized during construction. Upon completion of construction, development costs are amortized on a straight-line basis over the useful lives of the respective assets.

Capitalized Interest – Interest, including loan costs for borrowings used to fund development and construction, is capitalized as construction in progress and allocated to the individual Property costs. For the years ended December 31, 2004 and 2003, interest of $0.7 million and $36,800, respectively, was capitalized to construction in progress.

Deferred Income – Rental income contractually due under leases from Properties that are under development are recorded as deferred income. Upon completion of construction, deferred income is amortized to revenue on a straight-line basis over the remaining lease term. For the years ended December 31, 2004 and 2003, rental income of $3.2 million and $0.5 million, respectively, related to eight Properties under various stages of development has been deferred and included as deferred income in the accompanying consolidated financial statements.

Bonds Payable – In connection with the acquisition of two CCRCs, the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRCs. Generally, the bonds are refundable to the resident or to the resident’s estate upon termination or cancellation of the CCRC agreement. Proceeds from the issuance of new bonds are used to retire existing bonds. As the maturity of these obligations is not determinable, no interest is imputed.

Minority Interests – Minority interests in consolidated real estate partnerships represents the minority partners’ share of the underlying net assets of the consolidated real estate partnerships. Net income or net losses, contributions and distributions for each partnership are allocated to the minority partner in accordance with the partnership agreement.

FF&E Reserve Income – A furniture, fixture and equipment (“FF&E”) cash reserve has been established in accordance with substantially all of the Seniors’ Housing lease agreements. In accordance with the agreements, the tenants deposit funds into restricted FF&E cash reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent would be increased.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

2.	Summary of Significant Accounting Policies – Continued:

All funds in the FF&E reserve accounts, including the interest earned on the funds and all property purchased with the funds from the FF&E reserve are the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are recorded as property operating expenses in the accompanying consolidated financial statements. In accordance with the terms of a few leases, FF&E reserve accounts are held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company.

With respect to 13 Properties subject to direct financing leases, FF&E reserve accounts are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to these direct financing leases.

Income Taxes – The Company is taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, the Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. At December 31, 2004, 2003 and 2002, the Company was in compliance with all REIT requirements and was not subject to federal income taxes.

Income Per Share – Basic income per common share is calculated based upon net income (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2004, 2003 and 2002, the Company did not have any potentially dilutive common shares.

Use of Estimates – Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Reclassifications – Certain items in the prior years’ financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on reported equity or net income.

Other – Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and the Securities and Exchange Commission require that when a property is identified as held for sale in a financial statement, previously issued annual financial statements included in a registration statement be reclassified to show the operating results of the property in discontinued operations for all periods presented. The three properties identified during the nine months ended September 30, 2005, their related assets, and their revenues and expenses have been reclassified to Real Estate Held For Sale and discontinued operations for all periods presented and certain disclosures in Notes 4, 5, 16, 18 and 20 have been revised accordingly. This reclassification had no effect on stockholders’ equity or net income.

3.	Public Offerings:

Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 shares of common stock from the Advisor. Since its inception through December 31, 2004, the Company has made five public offerings and received subscriptions as follows (in thousands):

		Offering		Subscriptions
Offering	Date Completed	Shares (a)	Amount	Shares (b)	Amount
Initial Offering	September 2000	15,500	$155,000	972	$9,719
2000 Offering	May 2002	15,500	155,000	15,500	155,000
2002 Offering	April 2003	45,000	450,000	45,000	450,000
2003 Offering	April 2004	175,000	1,750,000	156,793	1,567,925
2004 Offering	Open	400,000	4,000,000	20,201	202,014

		651,000	$6,510,000	238,466	$2,384,658

(a)	Includes distribution reinvestment plan shares of 500 in each of the Initial and 2000 Offerings, 5,000 in the 2002 Offering, 25,000 in the 2003 Offering and 15,000 in the 2004 Offering.
(b)	Includes distribution reinvestment plan shares of 5 in the Initial Offering, 42 in the 2000 Offering, 129 in the 2002 Offering, 1,728 in the 2003 Offering and 3,964 in the 2004 Offering.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

3.	Public Offerings – Continued:

The price per share of all of the equity offerings of our common stock, other than shares offered pursuant to our distribution reinvestment plan, has been $10 per share.

In July 2004, at the Company’s 2004 annual meeting, the stockholders approved a resolution to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Under the Company’s first four public offerings (“Prior Offerings”), the Advisor and its affiliates were entitled to selling commissions of 7.5%, a marketing support fee of 0.5% and an acquisition fee of 4.5% of gross offering and debt proceeds. Under the 2004 Offering, the Advisor and its affiliates are entitled to selling commissions of 6.5%, a marketing support fee of 2.0% and an acquisition fee of 4.0% of gross offering and debt proceeds.

Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the years ended December 31, 2004, 2003 and 2002, the Company incurred $87.1 million, $101.3 million and $38.9 million, respectively, in offering costs, including $68.8 million, $85.1 million and $29.7 million, respectively, in selling commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

4.	Investment Properties:

Accounted for Using the Operating Method – Properties subject to operating leases consisted of the following at December 31 (dollars in thousands):

	2004	2003
Land and land improvements	$311,198	$139,526
Buildings and building improvements	2,118,086	868,834
Tenant improvements	62,641	—
Equipment	65,936	40,895

	2,557,861	1,049,255
Less accumulated depreciation	(73,716)	(19,878)

	2,484,145	1,029,377
Construction in progress	96,803	35,773

	$2,580,948	$1,065,150

Number of Properties (1):
Seniors’ Housing:
Operating	130	79
Under construction	3	6

	133	85
Medical Office Buildings (2):
Operating	49	—
Under construction	3	—

	52	—

	185	85

(1)	Excludes four Properties held for sale.
(2)	Includes 20 Properties subject to long-term ground lease agreements.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

4.	Investment Properties – Continued:

For the years ended December 31, 2004, 2003 and 2002, the Company recognized $40.5 million, $10.3 million and $1.1 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of income.

During 2004, the Company made the decision to sell a Seniors’ Housing Property based on the review of the facility’s operating performance. In connection with this decision, the Company recorded an impairment provision of $1.9 million to reduce the carrying value to estimated fair value less the estimated selling costs. No impairment loss was recognized for the years ended December 31, 2003 and 2002.

Future minimum lease payments contractually due under the noncancellable operating leases, including those associated with discontinued operations, at December 31, 2004, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2005	$223,562
2006	229,854
2007	233,328
2008	235,783
2009	236,701
Thereafter	2,229,035

$3,388,263

Accounted for Using the Direct Financing Method — The components of net investment in direct financing leases consisted of the following at December 31 (dollars in thousands):

	2004	2003
Minimum lease payments receivable	$1,529,171	$1,491,957
Estimated residual values	449,099	399,099
Less unearned income	(1,498,219)	(1,472,709)

Net investment in direct financing leases	$480,051	$418,347

Properties subject to direct financing leases	33	31

Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Certain leases contain provisions that allow the tenants to elect to purchase the Properties during or at the end of the lease terms for the Company’s aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount. Lease payments relating to six direct financing leases with a carrying value of $131.1 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

Future minimum lease payments contractually due on direct financing leases at December 31, 2004, were as follows (in thousands):

2005	$52,456
2006	54,179
2007	55,167
2008	56,255
2009	58,083
Thereafter	1,253,031

$1,529,171

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

5.	Intangible Lease Costs:

Intangible lease costs included the following at December 31 (in thousands):

	2004	2003
Intangible lease origination costs:
In-place lease costs	$88,740	$30,880
Customer relationship values	11,698	—

	100,438	30,880
Less accumulated amortization	(9,934)	(1,378)

	90,504	29,502

Above market lease values	8,475	—
Less accumulated amortization	(742)	—

	7,733	—

	$98,237	$29,502

The estimated aggregate amortization expense for intangible lease origination costs is as follows at December 31, 2004 (in thousands):

2005	$12,169
2006	10,913
2007	8,474
2008	7,657
2009	6,921
Thereafter	44,370

$90,504

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. For the year ended December 31, 2004, $0.7 million was charged against rental income from operating leases in the accompanying consolidated financial statements. There were no above market lease costs at December 31, 2003 and 2002.

6.	Restricted Cash:

Restricted cash included the following at December 31 (in thousands):

	2004	2003
Transfer agent escrows	$13,214	$—
Property acquisition deposits	1,950	9,852
Horizon Bay tenant rent deposit	9,537	—
FF&E reserves	4,894	3,229
Lender escrow reserves	3,808	—
Other	1,027	1,731

	$34,430	$14,812

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

7.	Accounts and Other Receivables:

Accounts and other receivables include the following at December 31 (in thousands):

	2004	2003
Rental revenues receivable	$21,790	$11,215
Other receivables	2,655	1,008

	24,445	12,223
Allowance for doubtful accounts	(3,900)	—

	$20,545	$12,223

At December 31, 2004 and 2003, past due rents aggregated $10.7 million and $4.3 million, respectively.

8.	Deferred Costs:

Deferred costs included the following at December 31 (in thousands):

	2004	2003
Financing costs	$17,989	$8,815
Leasing commissions	523	—
Other lease costs	341	—

	18,853	8,815
Less accumulated amortization	(5,408)	(1,429)

	13,445	7,386

Lease incentives	4,114	—
Less accumulated amortization	(90)	—

	4,024	—

	$17,469	$7,386

Lease incentive costs are amortized to rental income over the terms of the leases. For the year ended December 31, 2004, $0.1 million was charged against rental income from operating leases in the accompanying consolidated financial statements.

9.	Other Assets:

Other assets as of December 31, 2004 and 2003, were $11.4 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses, office equipment and prepaid acquisition costs.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness:

Mortgage Notes Payable – Mortgage notes payable and the Net Book Value (“NBV”) of the associated collateral as of December 31, 2004, consisted of the following at December 31 (in thousands):

	2004	2003	NBV
Five mortgages payable, interest only payments at variable rates based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% (3.70% at December 31, 2004), maturing October 2005	$110,445	$—	$229,244
Twenty-five mortgages payable, interest only payments at variable rates ranging from LIBOR plus 1.0% to 3.9% (4.35% weighted average interest rate at December 31, 2004), maturing from November 2006 to January 2010 (1)	276,166	81,463	508,381
Two mortgages payable, interest only payments at a 30-day commercial paper rate plus 1.82% or 3.15% (4.85% weighted interest rate at December 31, 2004), maturing March 2007 and May 2007	43,920	23,520	109,116
Twenty-six fixed rate mortgages, interest only payments, bearing interest at rates ranging from 5.96% to 6.06%, (6.02% weighted average interest rate at December 31, 2004), maturing September 2010 through February 2011 (2)	167,145	92,500	355,145
Forty-seven fixed rate mortgages payable, principal and interest payments, bearing interest at rates ranging from 4.91% to 8.42% (6.25% weighted interest average rate at December 31, 2004), maturing July 2007 through November 2038 (3)	339,913	77,573	567,336

	$937,589	$275,056	$1,769,222

(1)	Three mortgages payable totaling $25.7 million at December 31, 2003, were repaid in full in January 2004.
(2)	Includes fourteen loans, each bearing interest at a current rate of 6.06% with rates increasing annually to a maximum of 7.16%.
(3)	The stated interest rate of 7.42% on one loan was greater than that available to the Company in the open capital market for comparable debt at the time of assumption. Consequently, the Company recognized $0.8 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 4.91%. During the year ended December 31, 2004, the Company recognized $47,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness – Continued:

Maturities for all mortgage notes payable at December 31, 2004 is as follows (in thousands):

2005	$118,160
2006	54,400
2007	75,226
2008	185,073
2009	229,726
Thereafter	275,004

$937,589

Bonds Payable – The Company has non-interest bearing life care bonds payable to certain residents of its two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident’s estate upon the resident’s death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the years ended December 31, 2004 and 2003, the Company issued new bonds to new residents of these retirement facilities totaling $12.1 million and $8.2 million, respectively, and used the proceeds from the new bonds to retire $7.7 million and $6.6 million, respectively, of the existing bonds. As of December 31, 2004, $94.5 million was outstanding in bonds payable.

Line of Credit – The Company has a revolving line of credit (the “Revolving LOC”) that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes, including the funding of distributions. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million until maturity in September 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company’s aggregate amount of debt outstanding in relation to the Company’s total assets until maturity (4.84% at December 31, 2004), and is collateralized by Properties with a carrying value of approximately $121.6 million. The Revolving LOC has financial covenants, including maintaining a minimum net worth and minimum collateral value, and contains provisions that allow for a six month extension and for the facility to be increased to $125.0 million upon the Company pledging additional Properties as collateral. At December 31, 2004, $20.0 million was outstanding under the Revolving LOC.

Term Loan. – On December 30, 2004, the Company drew $60.0 million on a 14-day term loan to purchase Properties for which permanent financing was secured in January 2005. This facility bore interest at 5.02% at December 31, 2004, and was repaid and terminated on January 13, 2005.

Construction Loans Payable – Construction loans payable consisted of the following at December 31 (in thousands):

	Total Facility	2004	2003
Six construction loans payable, each bearing interest at 30-day LIBOR plus 1.75% to 2.75% basis points, (4.62% weighted average interest rate at December 31, 2004), with monthly interest only payments, maturing November 2006 and July 2009	$97,387	$49,169	$6,766
Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (7.5% at December 31, 2004), with monthly interest only payments, maturing December 2007	48,000	32,339	636

	$145,387	$81,508	$7,402

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

10.	Indebtedness – Continued:

Interest and loan cost amortization expense was $42.8 million, $9.6 million and $1.5 million for the years ended December 31, 2004, 2003 and 2002, respectively, including $1.1 million of loan costs written off related to the early termination of debt for the year ended December 31, 2004. No loan cost amounts were written off for the years ended December 31, 2003 and 2002. For the years ended December 31, 2004 and 2003, interest of $0.7 million and $0, respectively, was capitalized to construction in progress.

The fair market value of the Company’s outstanding mortgage notes and construction loans payable was $1.1 billion at December 31, 2004.

The Company was in compliance with all its financial covenants as of December 31, 2004.

11. Intangible Lease Liability:

Intangible lease liability at December 31, 2004, was $3.7 million consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. For the year ended December 31, 2004, $0.7 million was accreted to rental income from operating leases in the accompanying consolidated financial statements. There was no intangible lease liability at December 31, 2003 and 2002.

12. Commitments and Contingencies:

Commitments – The following table presents the Company’s commitments, contingencies and guarantees by expiration period as of December 31, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,366	$—	$—	$—	$2,366
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties	78,003	3,152	—	—	81,155
Pending investments (3)	47,370	—	—	—	47,370

	$161,218	$5,152	$—	$—	$166,370

(1)	In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures April 2005. As of December 31, 2004, the uncollateralized promissory note had an outstanding balance of approximately $14.2 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.
(2)	In connection with the acquisition of 41 Properties, the Company may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company’s initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and minimum annual rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at December 31, 2004, and accordingly are not included in the table above.
(3)	As of December 31, 2004, the Company had commitments to acquire five MOBs and a parcel of undeveloped land subject to the fulfillment of certain conditions.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

12.	Commitments and Contingencies – Continued:

Ground Leases – During the year ended December 31, 2004, the Company acquired 20 MOBs that are subject to ground leases. These ground leases, which were assumed by the Company, have termination dates ranging from 2045 to 2084, have predetermined rent increases based on the CPI index or a defined percentage and 16 of the ground leases contain renewal options for terms of 30 to 50 years. During the year ended December 31, 2004, the Company recognized ground lease expense of $0.2 million, including $13,000 of the straight-lining of ground lease expense which is included in MOB operating expenses in the accompanying financial statements. There was no ground lease expense for the years ended December 31, 2003 and 2002.

Future minimum lease payments due under ground leases at December 31, 2004, exclusive of renewal option periods, were as follows (in thousands):

2005	$320
2006	382
2007	383
2008	385
2009	386
Thereafter	19,225

$21,081

Legal Matters – From time to time, the Company is exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

13.	Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company’s common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25% of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company’s outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2004, 2003 and 2002, 685,396 shares, 131,781 shares and 37,306 shares of common stock were redeemed and retired for $6.5 million, $1.2 million and $0.3 million, respectively. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

14.	Distributions:

For the years ended December 31, 2004, 2003 and 2002, approximately 60%, 71% and 65%, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 40%, 29% and 35%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2004, 2003 and 2002, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company’s assets.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the years ended December 31, 2004, 2003 and 2002, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Years ended December 31,
	2004	2003	2002
Acquisition fees (1):
From offering proceeds	$38,286	$47,644	$16,685
From debt proceeds	29,952	11,277	2,052

	68,238	58,921	18,737

Asset management fees (2)	13,047	4,372	771

Reimbursable expenses (3):
Acquisition expenses	331	403	228
General and administrative expenses	4,313	2,255	987

	4,644	2,658	1,215

	$85,929	$65,951	$20,723

(1)	Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4.5% of gross offering and loan proceeds under the Prior Offerings), excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market, (“List” or “Listing”) the Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders’ invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders’ invested capital.

(2)	Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the advisory agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.
(3)	Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the “Expense Year”) the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). Operating expenses for the Expense Years ended December 31, 2004, 2003 and 2002, did not exceed the Expense Cap.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements – Continued:

CNL Securities Corp. received fees based on the amounts raised from the Company’s offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the years ended December 31, 2004, 2003 and 2002, the Company incurred the following fees and costs (in thousands):

	Years ended December 31,
	2004	2003	2002
Selling commissions	$61,830	$79,499	$27,835
Marketing support fee	6,648	5,300	1,856
Offering and due diligence costs	18,328	16,190	9,208
Soliciting dealer service fee	310	310	—

	$87,116	$101,299	$38,899

Amounts due to related parties consisted of the following at December 31 (in thousands):

	2004	2003
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$21	$372
Accounting and administrative services	761	304
Acquisition fees and expenses	656	815

	1,438	1,491

Due to CNL Securities Corp.:
Selling commissions	149	1,366
Marketing support fees and due diligence expense reimbursements	45	91
Soliciting dealer servicing fee	—	310

	194	1,767

	$1,632	$3,258

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). In March 2004 and June 2002, CCM made the arrangements for the two commercial paper loans totaling $43.9 million, as described in Note 10. During the years ended December 31, 2004 and 2003, CCM was paid $0.2 million and $0.5 million in structuring fees, respectively. These amounts are included in deferred costs as of December 31, 2004 and 2003, and are being amortized over the terms of the loans. In addition, the monthly interest payments due under these loans include an annual margin of 40 and 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the years ended December 31, 2004, 2003 and 2002, $0.1 million, $0.2 million and $0.2 million, respectively, was paid to CCM related to these services.

During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder’s fee related to the acquisition of two Properties.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

15.	Related Party Arrangements – Continued:

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are majority stockholders. The amounts deposited with this bank were $22.9 million and $15.8 million at December 31, 2004 and 2003, respectively.

The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the years ended December 31, 2004 and 2003, the partnership distributed $0.2 million and $0.1 million to the Company, respectively.

On September 1, 2004, a company which is owned by the Company’s chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the “HRA Tenants”) to the remaining members of the limited liability company. The HRA Tenants contributed 30%, 35% and 32% of the Company’s total revenues for the years ended December 31, 2004, 2003 and 2002, respectively.

The Company’s chairman of the board is a director in a hospital that leases office space in seven of the Company’s MOBs that were acquired in August 2004. Additionally, one of the Company’s independent directors is a director in a health system that leases office space in one of the Company’s MOBs that was acquired in April 2004. During the year ended December 31, 2004, these hospitals contributed less than 1% of the Company’s total revenues.

16.	Concentration of Credit Risk:

At December 31, 2004, the Company leased its Seniors’ Housing facilities to 21 tenants, one of which contributed 21% of the Company’s total revenues for the year ended December 31, 2004. The HRA Tenants contributed 29%, 35% and 32% of the Company’s total revenues for the years ended December 31, 2004, 2003 and 2002, respectively. No other Seniors’ Housing tenant contributed more than 10% of total revenues. Several of the Company’s tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the Seniors’ Housing facilities to fund rent obligations under their leases. At December 31, 2004, the Company’s MOBs were leased to more than 500 tenants.

At December 31, 2004, 108 of the 170 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. (“Sunrise”), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of December 31, 2004, two Properties are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each facility will be operated by Sunrise. Horizon Bay operates 26 Seniors’ Housing facilities and five additional operators manage the remaining 34 Seniors’ Housing facilities. At December 31, 2004, DASCO managed 30 of the Company’s 52 MOBs and the remaining 22 are managed by 9 third-party property managers.

To mitigate credit risk, certain Seniors’ Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of December 31, 2004, the Company held $26.3 million in security deposits and rental support related to certain Properties. The Company had limited guarantees from certain tenants and operators that aggregated $10.7 million as of December 31, 2004, related to 12 of its Properties. In connection with three and 19 of the Company’s Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving specified performance thresholds.

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation (“ARC”), ARC has unconditionally guaranteed all of the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

16.	Concentration of Credit Risk – Continued:

In connection with the purchase of five Seniors’ Housing facilities that were in various stages of development and were being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants’ obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant’s rent obligations related to three additional Seniors’ Housing facilities for which construction was completed in 2004 until such time as the operating performance of the Properties achieves predetermined rent coverage thresholds.

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of operations.

17.	Medical Office Building Acquisitions:

In April 2004, the Company acquired 22 MOBs for an aggregate purchase price of $272.0 million, including closing costs (the “MOP Acquisition”).

In August 2004, the Company acquired ownership interests in entities that own 28 MOBs and a 55% interest in DASCO for $212.6 million, including closing costs. In November 2004, the Company acquired an additional two MOBs for $19.4 million, including closing costs (collectively, the “DASCO Acquisition”). The DASCO Acquisition is expected to provide opportunities for the Company to participate in new medical office development and acquisition opportunities as well as to enter the business of managing MOBs.

Included in the DASCO Acquisition were certain limited partnerships with finite lives. Therefore, the minority interests in these partnerships meet the definition of mandatorily redeemable noncontrolling interests as specified in Statement of Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Company estimates that the settlement value of these mandatorily redeemable noncontrolling interests at December 31, 2004 was $5.1 million, based on the sale or disposition of all or substantially all of the assets of the partnerships and the repayments of outstanding liabilities as of that date.

In addition, certain partnerships that own MOBs provide for non-equity participation to various lessees or affiliates of lessees. Certain lessees in the MOBs are entitled to receive a percentage of the pro rata net cash flow, as defined, for the term of their lease, calculated as the percentage of each lease with respect to the total leasable square footage. Such amounts are paid periodically, such as monthly or quarterly. Certain lessees are also entitled to a percentage of their pro rata share of net capital proceeds, as defined, upon the occurrence of a capital transaction (including, but not limited to, the sale or refinancing of the property). Such pro rata share is calculated as the percentage of each lease with respect to the total leasable square footage.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

17.	Medical Office Building Acquisitions – Continued:

The fair value of assets acquired and liabilities assumed at the date of the MOP and DASCO Acquisitions are based on independent appraisals and valuation studies from independent third-party consultants. The aggregate value of the assets acquired, including closing costs, and liabilities assumed were as follows (in thousands):

Assets:
Real estate investment properties:
Accounted for using the operating method	$455,194
Intangible lease costs	47,372

502,566

Cash and cash equivalents	530
Restricted cash	2,485
Deferred costs, net	1,018
Other assets	1,698
Goodwill	5,791

Total assets acquired	514,088

Liabilities:
Mortgages payable	94,808
Construction loan payable	487
Accounts payable and other liabilities	8,117
Intangible lease liability	4,463
Security deposits	2,011

Total liabilities assumed	109,886

Minority interests	1,967

Net assets acquired	$402,235

The amortization periods of the intangible lease costs acquired range from less than one year to 15 years.

The following condensed pro forma (unaudited) information assumes that the MOP and DASCO Acquisitions had occurred on January 1, 2003.

	Years Ended December 31,
	2004	2003
Revenues	$298,164	$145,322
Expenses	178,495	92,623
Net income	118,396	51,903

Basic and diluted income per share	$0.56	$0.52

Weighted average number of common shares outstanding (basic and diluted)	210,343	99,815

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

18.	Selected Quarterly Financial Data (unaudited):

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2004 and 2003 (in thousands):

2004 Quarter	First	Second	Third	Fourth	Year
Continuing Operations:
Revenues	$50,370	$62,998	$70,390	$79,012	$262,770
Income from continuing operations	27,415	29,340	30,426	31,169	118,350

Discontinued Operations:
Revenues	572	539	550	535	2,196
Income (loss) from discontinued operations	386	351	(1,512)	343	(432)

Net income per share, basic and diluted:
Continuing operations	$0.16	$0.14	$0.13	$0.13	$0.56
Discontinued operations	$—	$—	$—	—	$—
Net income	$0.16	$0.14	$0.13	$0.13	$0.56

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations:
Revenues	$11,875	$20,744	$24,862	$35,526	$93,007
Income from continuing operations	8,360	12,786	15,680	21,037	57,863

Discontinued Operations:
Revenues	216	204	208	333	961
Income from discontinued operations	143	127	134	193	597

Net income per share, basic and diluted:
Continuing operations	$0.16	$0.18	$0.16	$0.15	$0.65
Discontinued operations	$—	$—	$—	$0.01	$0.01
Net income	$0.16	$0.18	$0.16	$0.16	$0.66

19.	Subsequent Events:

Property Acquisitions – In January and February 2005, the Company acquired equity interests in three entities that own MOBs for an aggregate purchase price of $28.6 million and assumed a $7.1 million mortgage loan in connection with the purchases. One of the MOBs is currently under construction. The MOBs are located in Illinois, Indiana and Texas, contain approximately 161,900 square feet and are managed or are being developed by DASCO. In February 2005, the Company also acquired a Seniors’ Housing facility located in Illinois for $50 million, consisting of 274 independent and assisted living units, and an undeveloped parcel of land located in Texas for $3.1 million which the Company intends to hold for sale. The Seniors’ Housing facility is leased to and operated by Horizon Bay. In connection with the acquisition of the Seniors’ Housing facility, the Company borrowed $30 million in new permanent financing. The Company used cash available at December 31, 2004, plus additional offering and debt proceeds received in January and February 2005 to purchase these Properties.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2004, 2003 and 2002

19.	Subsequent Events – Continued:

Permanent Financing – On January 6, 2005, the Company assumed a $7.1 million loan in connection with the acquisition of an MOB. The loan bears interest at 8.41% and requires principal and interest payments until maturity in June 2010. The stated interest rate of 8.41% was greater than that available to the Company in the open capital market for comparable debt. Consequently, the Company recognized $0.7 million in debt premium that will be amortized over the period of the loan, which reduces the effective interest rate to 5.67%.

On January 13, 2005, the Company obtained a $100.0 million mortgage loan collateralized by 11 Properties owned by the Company. The loan has a term of five years, bears interest at LIBOR plus 1.25% and requires interest only payments through maturity in January 2010.

On February 28, 2005, the Company obtained a $30.0 million mortgage loan in connection with the acquisition of one Property. The loan requires interest only payments at a variable rate based on the 3- to 9-month Fannie Mae Discount MBS rate plus 0.9% and matures in October 2005. The loan contains provisions that allow for a term extension to October 2010.

On March 4, 2005, the Company obtained eight mortgage loans aggregating $39.0 million collateralized by 13 Properties. The loans require interest only payments at a fixed rate of 4.85% until September 2007, and principal and interest payments thereafter until maturity in March 2012.

Other – During the period January 1, 2005 through February 28, 2005, the Company received subscription proceeds for an additional 4.0 million shares ($40.5 million) of common stock.

On January 1, February 1 and March 1, 2005, the Company declared distributions to stockholders of record on those dates, totaling $14.2 million, $14.3 million and $14.4 million, respectively, or $0.0592 per share of common stock, payable by March 31, 2005.

20.	Real Estate Held For Sale:

Real estate held for sale included four Seniors’ Housing facilities with an aggregate net carrying value of $17.2 million and $19.2 million at December 31, 2004 and 2003 respectively. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” we have reclassified the assets and operating results from the Seniors’ Housing Properties, restating previously reported results to reflect the reclassification on a comparable basis.

The assets of the real estate held for sale are presented separately in the accompanying consolidated balance sheets and consist of the following at (in thousands):

	2004	2003
Real estate investment properties	$16,599	$18,946
Accrued rental income	583	242

Real estate held for sale	$17,182	$19,188

The operational results associated with the Properties are presented as income (loss) from discontinued operations in the accompanying consolidated statements of income. Summarized financial information is as follows (in thousands):

	2004	2003	2002
Rental income from operating leases	$2,196	$961	$523
Operating expenses	(745)	(364)	(192)

Operating income	1,451	597	331
Impairment provisions	(1,883)	—	—

(Loss) income from discontinued operations	$(432)	$597	$331

CNL RETIREMENT PROPERTIES, INC.

Schedule II – Valuation and Qualifying Accounts

Years Ended December 31, 2004, 2003, and 2002

(dollars in thousands)

Year	Description	Balance at Beginning of Year	Additions		Deductions		Balance at End of Year
			Charged to Costs and Expenses	Charged to Other Accounts	Deemed Uncollectible	Collected or Determined to be Collectible
2002	Allowance for doubtful accounts (a)	$—	$—	$—	$—	$—	$—

2003	Allowance for doubtful accounts (a)	$—	$—	$—	$—	$—	$—

2004	Allowance for doubtful accounts (a)	$—	$3,900	$—	$—	$—	$3,900

(a)	Deducted from receivables on the balance sheet.

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Brighton Gardens of Orland Park, IL	$—	$2,162	$12,577	$—	$35	$2,162	$12,612	14,774	$2,062	1999	Apr-00
Broadway Plaza at Pecan Park – TX	3,600	1,344	9,425	—	—	1,344	9,425	10,769	960	2000	Nov-01
Homewood Residence at Boca Raton, FL	4,400	1,144	8,734	—	—	1,144	8,734	9,878	887	2000	Nov-01
Holley Court Terrace, IL	—	2,144	16,850	—	—	2,144	16,850	18,994	1,366	1992	Feb-02
Homewood Residence at Coconut Creek, FL	2,602	1,683	8,193	—	—	1,683	8,193	9,876	779	2000	Feb-02
Heritage Club at Greenwood Village, CO	10,618	1,965	18,025	—	180	1,965	18,205	20,170	1,562	1999	Mar-02
Mapleridge of Dartmouth, MA	3,243	920	8,799	—	23	920	8,822	9,742	646	1999	May-02
Mapleridge of Laguna Creek, CA	3,796	812	7,407	—	—	812	7,407	8,219	553	1999	May-02
Brighton Gardens of Towson, MD	5,781	990	14,109	(27)	103	963	14,212	15,175	1,043	1999	May-02
Brighton Gardens of Camarillo, CA	7,477	2,487	16,676	(1)	41	2,486	16,717	19,203	1,267	1999	May-02
Vero Beach, FL	32,339	1,839	—	(91)	39,907	1,748	39,907	41,655	—	(3)	Aug-02
Homewood Residence at Brookmont Terr., TN	1,931	464	8,652	—	—	464	8,652	9,116	618	2000	Nov-02
Mapleridge of Hemet, CA	3,163	1,176	3,087	—	28	1,176	3,115	4,291	250	1998	Dec-02
Brighton Gardens of Tulsa, OK	3,605	1,538	3,310	13	46	1,551	3,356	4,907	298	1999	Dec-02
Pleasant Hills, AR	8,188	523	10,427	102	151	625	10,578	11,203	634	1984	Dec-02
Brighton Gardens of Hoffman Estates, IL	5,806	1,724	6,064	—	18	1,724	6,082	7,806	435	1999	Dec-02
Mapleridge of Willoughby, OH	3,794	1,091	4,032	66	11	1,157	4,043	5,200	294	1998	Dec-02
Mapleridge of Plymouth, MA	3,525	1,090	3,667	4	6	1,094	3,673	4,767	283	2000	Dec-02
Hearthside of Lynwood, WA	3,250	1,530	5,068	10	42	1,540	5,110	6,650	293	1989	Dec-02
Hearthside of Snohomish, WA	4,437	645	8,364	—	16	645	8,380	9,025	456	1993	Dec-02
Brighton Gardens of Vinings, GA	3,805	1,773	5,830	5	12	1,778	5,842	7,620	406	1999	Dec-02
Brighton Gardens of Oklahoma City, OK	1,881	784	3,000	7	50	791	3,050	3,841	267	1999	Dec-02
Brighton Gardens of Bellevue, WA	5,263	2,165	8,506	—	7	2,165	8,513	10,678	556	1999	Dec-02
Brighton Gardens of Santa Rosa, CA	8,641	2,161	15,044	982	(2,544)	3,143	12,500	15,643	791	2000	Dec-02
Brighton Gardens of Denver, CO	11,123	1,084	17,245	—	—	1,084	17,245	18,329	861	1996	Mar-03
Brighton Gardens of Colorado Springs, CO	10,258	1,073	15,829	—	—	1,073	15,829	16,902	777	1999	Mar-03
Brighton Gardens of Lakewood, CO	11,708	1,073	18,221	—	—	1,073	18,221	19,294	889	1999	Mar-03
Brighton Gardens of Rancho Mirage, CA	7,137	1,716	12,482	5	77	1,721	12,559	14,280	758	2000	Mar-03
The Fairfax, VA	52,332	17,641	60,643	—	2,882	17,641	63,525	81,166	3,185	1989	Mar-03
The Quadrangle, PA	42,119	23,148	90,769	(37)	676	23,111	91,445	114,556	4,698	1987	Mar-03
Brighton Gardens of Yorba Linda, CA	10,377	2,397	11,410	—	47	2,397	11,457	13,854	608	2000	Mar-03
Brighton Gardens of Salt Lake City, UT	11,566	392	15,013	—	20	392	15,033	15,425	827	1999	Mar-03
Brighton Gardens of Northridge, CA	7,603	3,485	11,634	(1)	9	3,484	11,643	15,127	732	2001	Mar-03
Sunrise of Palm Springs, CA	1,369	884	1,873	—	5	884	1,878	2,762	158	1999	Mar-03
Brighton Gardens of Edgewood, KY	1,370	886	1,876	6	14	892	1,890	2,782	190	2000	Mar-03
Brighton Gardens of Greenville, SC	2,132	352	3,938	4	31	356	3,969	4,325	315	1998	Mar-03
Brighton Gardens of Saddle River, NJ	7,867	2,155	10,968	—	—	2,155	10,968	13,123	599	1998	Mar-03
Balmoral of Palm Harbor, FL	—	1,002	11,493	—	279	1,002	11,772	12,774	522	1996	Jul-03

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Somerby at University Park	34,522	2,633	49,166	—	—	2,633	49,166	51,799	1,992	1999	Aug-03
Somerby at Jones Farm	14,698	719	23,136	—	—	719	23,136	23,855	1,013	1999	Nov-03
Brighton Gardens of Tampa, FL	—	1,670	—	—	—	1,670	—	1,670	—	1998	Aug-03
Greentree at Ft. Benjamin Harrison	—	469	4,761	—	—	469	4,761	5,230	167	1999	Sep-03
Greentree at Mt. Vernon, IL	—	225	7,244	—	1,830	225	9,074	9,299	289	2000	Sep-03
Greentree at Post, IN	—	287	4,934	—	—	287	4,934	5,221	164	1999	Sep-03
Greentree at West Lafayette, IN	—	319	5,264	—	936	319	6,200	6,519	191	1999	Sep-03
Sunrise of Arlington, VA	3,543	765	6,463	—	52	765	6,515	7,280	274	1988	Sep-03
Sunrise of Bluemont Park, VA	14,021	2,359	26,196	24	82	2,383	26,278	28,661	1,012	1989	Sep-03
Sunrise of Countryside	7,335	2,288	12,583	—	89	2,288	12,672	14,960	527	1945/88	Sep-03
Sunrise of Falls Church, VA	4,341	1,221	7,631	—	25	1,221	7,656	8,877	334	1993	Sep-03
Sunrise of Farmington Hills, MI	4,690	1,212	8,414	8	3	1,220	8,417	9,637	390	1999	Sep-03
Sunrise of Frederrick, MD	3,443	118	6,971	—	26	118	6,997	7,115	269	1991	Sep-03
Sunrise of Leesburg, VA	1,048	399	1,701	—	7	399	1,708	2,107	80	1850/1989	Sep-03
Sunrise of Mercer Island, WA	3,892	744	7,225	—	2	744	7,227	7,971	287	1990	Sep-03
Sunrise of Mills Basin, NY	12,075	2,596	22,134	24	12	2,620	22,146	24,766	912	2002	Sep-03
Sunrise of Poland, OH	4,291	742	8,044	—	—	742	8,044	8,786	304	1998	Sep-03
Sunrise of Raleigh, NC	3,143	457	5,935	—	11	457	5,946	6,403	276	1996	Sep-03
Sunrise of Sheepshead Bay, NY	12,823	3,856	22,395	24	12	3,880	22,407	26,287	851	2000	Sep-03
Sunrise of Beverly Hills, CA	10,441	3,950	4,165	—	11,567	3,950	15,732	19,682	—	(3)	Sep-03
Sunrise of Cresskill, NJ	8,748	4,632	5,569	—	8,014	4,632	13,583	18,215	—	(3)	Sep-03
Sunrise of Edmonds, WA	9,214	968	2,541	—	10,144	968	12,685	13,653	51	2004	Sep-03
Sunrise at Five Forks, GA	8,105	1,001	9,022	(4)	2,245	997	11,267	12,264	337	2004	Sep-03
Sunrise of Madison	10,639	1,608	2,846	—	12,228	1,608	15,074	16,682	100	2004	Sep-03
Dogwood Forest of Dunwoody, GA	—	836	4,952	—	135	836	5,087	5,923	163	2000	Nov-03
EdenGardens of Gainesville, FL	—	436	7,789	10	27	446	7,816	8,262	255	2000	Nov-03
EdenBrook of Jacksonville, FL	—	1,114	6,112	—	230	1,114	6,342	7,456	256	1999	Nov-03
EdenBrook of Tallahassee, FL	—	670	11,664	—	35	670	11,699	12,369	376	1999	Nov-03
EdenGardens of Aiken, SC	4,992	369	7,139	—	7	369	7,146	7,515	239	1995	Nov-03
EdenBrook of Alpharetta, GA	4,493	718	6,330	—	12	718	6,342	7,060	214	2000	Nov-03
EdenGardens of Arlington, TX	—	350	8,538	—	—	350	8,538	8,888	268	2000	Nov-03
EdenTerrace of Arlington, TX	—	668	7,616	—	11	668	7,627	8,295	250	2000	Nov-03
EdenBrook of Buckhead, GA	4,493	782	6,971	—	5	782	6,976	7,758	247	2000	Nov-03
EdenBrook of Champions, TX	—	530	11,581	—	39	530	11,620	12,150	376	2000	Nov-03
EdenBrook of Charleston, SC	4,992	422	8,827	—	7	422	8,834	9,256	294	2000	Nov-03
EdenGardens of Columbia	—	300	4,043	—	23	300	4,066	4,366	136	1996	Nov-03
EdenGardens of Concord, NC	2,432	393	3,548	—	—	393	3,548	3,941	121	1998	Nov-03

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company(2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Edenbrook of Dunwoody, GA	4,657	368	4,559	—	61	368	4,620	4,988	184	1998	Nov-03
Somerby at Jones Farm, AL	—	605	8,900	—	14	605	8,914	9,519	303	2001	Nov-03
EdenGardens of Kingwood, TX	—	467	8,418	—	12	467	8,430	8,897	291	2001	Nov-03
EdenTerrace of Kingwood, TX	—	572	10,527	—	6	572	10,533	11,105	357	2001	Nov-03
EdenBrook of Louisville, KY	6,663	623	10,144	—	3	623	10,147	10,770	339	2001	Nov-03
EdenTerrace of Louisville, KY	7,915	886	11,897	—	11	886	11,908	12,794	394	2001	Nov-03
EdenGardens of Marietta, GA	—	571	4,397	—	28	571	4,425	4,996	150	1998	Nov-03
EdenBrook of Plano, TX	6,390	464	12,004	—	18	464	12,022	12,486	386	2000	Nov-03
EdenGardens of Rock Hill, SC	—	277	6,783	—	49	277	6,832	7,109	237	1995	Nov-03
EdenBrook of The Woodlands, TX	4,992	395	13,490	—	24	395	13,514	13,909	434	2000	Nov-03
Summit at Park Hills, OH	—	149	6,230	—	—	149	6,230	6,379	89	2001	Jun-04
Brighton Gardens of Carlsbad, CA	—	5,530	9,007	—	—	5,530	9,007	14,537	36	1999	Nov-04
Brighton Gardens of San Dimas, CA	—	3,390	19,788	—	—	3,390	19,788	23,178	70	1999	Nov-04
Brighton Gardens of Carmel Valley, CA	—	3,729	22,081	—	—	3,729	22,081	25,810	79	1999	Nov-04
Brighton Gardens of San Juan Capistrano, CA	—	3,009	5,144	—	—	3,009	5,144	8,153	26	1999	Nov-04
Brighton Gardens of Woodbridge, CT	—	1,624	5,457	—	—	1,624	5,457	7,081	21	1998	Nov-04
Brighton Gardens of Pikesville, MD	—	1,118	8,264	—	—	1,118	8,264	9,382	32	1999	Nov-04
Brighton Gardens of North Shore, MA	—	1,815	25,311	—	—	1,815	25,311	27,126	86	1999	Nov-04
Brighton Gardens of Dedham, MA	—	1,806	18,682	—	—	1,806	18,682	20,488	68	1999	Nov-04
Brighton Gardens of Paramus, NJ	—	2,826	20,012	—	—	2,826	20,012	22,838	73	1999	Nov-04
Brighton Gardens of Arlington, VA	—	4,658	13,907	—	—	4,658	13,907	18,565	51	1999	Nov-04
Brighton Gardens of Richmond, VA	—	905	7,604	—	—	905	7,604	8,509	30	1999	Nov-04
Bickford Cottage of Davenport, IA	3,477	213	5,639	—	—	213	5,639	5,852	58	1999	Aug-04
Bickford Cottage of Marion, IA	2,847	224	5,711	—	—	224	5,711	5,935	58	1998	Aug-04
Bickford Cottage of Champaign, IL	—	54	2,501	—	—	54	2,501	2,555	27	2003	Aug-04
Bickford House of Bloomington, IL	—	514	6,866	—	—	514	6,866	7,380	72	2000	Aug-04
Bickford Cottage of Macomb, IL	—	54	4,315	—	—	54	4,315	4,369	45	2003	Aug-04
Bickford Cottage of Peoria, IL	—	375	7,659	—	—	375	7,659	8,034	79	2001	Aug-04
Courtyard Manor of Auburn Hills, MI	—	1,746	7,574	—	7	1,746	7,581	9,327	151	1999	Apr-04
Courtyard Manor at Sterling Heights, MI	—	1,076	7,834	—	4	1,076	7,838	8,914	155	1989	Apr-04
The Park at Olympia Fields, IL	19,000	3,303	38,891	—	—	3,303	38,891	42,194	892	1999	Feb-04
East Bay Manor, RI	8,235	686	12,752	—	—	686	12,752	13,438	304	1992	Feb-04
Greenwich Bay Manor, RI	7,250	180	11,401	—	—	180	11,401	11,581	267	1980	Feb-04
West Bay Manor, RI	10,000	1,900	15,481	—	—	1,900	15,481	17,381	358	1972	Feb-04

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed	Date Acquired
Waterside Retirement Estates, FL	19,100	1,820	32,645	—	—	1,820	32,645	34,465	735	1980	Feb-04
Carrington Pointe, CA	12,400	1,636	27,753	—	—	1,636	27,753	29,389	617	1988	Feb-04
Cherry Hills Club, CA	6,250	1,428	23,814	—	—	1,428	23,814	25,242	550	1987	Feb-04
The Park at Golf Mills, IL	28,066	2,291	58,811	—	—	2,291	58,811	61,102	1,338	1989	Feb-04
The Heritage Palmeras, AZ	27,222	1,556	45,622	—	—	1,556	45,622	47,178	1,037	1996	Feb-04
The Pointe at Newport Place, FL	3,080	900	6,453	—	—	900	6,453	7,353	175	2000	Feb-04
Newport Place, FL	18,918	5,265	41,850	—	—	5,265	41,850	47,115	961	1993	Feb-04
Prosperity Oaks, FL	33,159	5,415	59,690	—	—	5,415	59,690	65,105	1,352	1988	Feb-04
Pinecrest Place Retirement Community, FL	32,530	893	60,674	—	—	893	60,674	61,567	1,384	1988	Feb-04
North Bay Manor, RI	12,742	464	19,402	—	—	464	19,402	19,866	454	1989	Feb-04
South Bay Manor, RI	12,490	654	16,606	—	—	654	16,606	17,260	383	1988	Feb-04
Emerald Bay Manor, RI	10,400	1,382	18,237	—	—	1,382	18,237	19,619	432	1999	Feb-04
Treemont Retirement Community, TX	12,750	3,211	17,096	—	—	3,211	17,096	20,307	407	1974	Feb-04
The Park at Riverchase, AL	—	1,159	6,246	—	—	1,159	6,246	7,405	174	1997	Feb-04
Heron’s Run, FL	—	446	1,798	—	—	446	1,798	2,244	42	1993	Feb-04
Sakonnet Bay Manor, RI	—	4,383	21,963	—	—	4,383	21,963	26,346	217	1998	Aug-04
Terrace at Memorial City, TX	19,000	4,336	33,496	—	—	4,336	33,496	37,832	39	1992	Dec-04
Spring Shadows Place, TX	6,419	2,943	6,288	—	—	2,943	6,288	9,231	7	1973	Dec-04
Terrace at West University, TX	17,281	3,650	24,976	—	—	3,650	24,976	28,626	31	1998	Dec-04
Terrace at Willowbrook, TX	17,800	2,243	23,551	—	—	2,243	23,551	25,794	27	1996	Dec-04
Terrace at Clear Lake, TX	11,750	2,068	22,769	—	—	2,068	22,769	24,837	28	2000	Dec-04
Terrace at First Colony, TX	17,750	2,160	22,871	—	—	2,160	22,871	25,031	28	2000	Dec-04
Sunrise of Des Peres, MO	—	4,129	17,773	—	—	4,129	17,773	21,902	161	2004	Mar-04
Sunrise of Clayton, MO	—	3,565	15,945	—	—	3,565	15,945	19,510	279	2004	Mar-04
Sunrise of Wilmette, IL	—	2,640	7,053	—	—	2,640	7,053	9,693	70	2004	Mar-04
Boardwalk Medical Office, TX	7,685	1,665	11,367	—	—	1,665	11,367	13,032	293	1997	Apr-04
Las Colinas Medical Plaza II, TX	6,953	1,763	8,801	—	—	1,763	8,801	10,564	276	2001	Apr-04
Independence Park-4204, NC	3,421	1,768	8,160	—	440	1,768	8,600	10,368	224	1994	Apr-04
Independence Park-4228, NC	1,085	888	2,483	—	—	888	2,483	3,371	101	1997	Apr-04
Independence Park-4233, NC	1,280	1,880	2,075	—	—	1,880	2,075	3,955	169	1996	Apr-04
Independence Park-4323, NC	1,168	694	2,647	—	—	694	2,647	3,341	81	1997	Apr-04
Tampa Medical Tower, FL	6,150	2,648	7,243	—	105	2,648	7,348	9,996	541	1984	Apr-04
Yorktown 50, VA	14,917	2,089	22,618	—	24	2,089	22,642	24,731	642	1974	Apr-04
Sherman Oaks Medical Center, CA	9,669	9,024	5,272	—	64	9,024	5,336	14,360	465	1953	Apr-04
Valencia Medical Center, CA	5,183	1,312	5,336	—	63	1,312	5,399	6,711	234	1983	Apr-04
Encino Medical Plaza, CA	7,522	6,904	9,253	—	135	6,904	9,388	16,292	458	1973	Apr-04
Rocky Mountain Cancer Center, CO	4,680	1,069	7,801	—	—	1,069	7,801	8,870	193	1993	Apr-04

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed		Date Acquired
Aurora Medical Center II, CO	4,699	134	9,218	—	2	134	9,220	9,354	363	1994		Apr-04
Aurora Medical Center I, CO	5,264	123	8,485	—	19	123	8,504	8,627	380	1981		Apr-04
Dorsey Hall Medical Center, MD	3,913	1,324	4,020	—	9	1,324	4,029	5,353	207	1988		Apr-04
Chesapeake Medical Center, VA	—	2,087	7,520	—	—	2,087	7,520	9,607	329	1988		Apr-04
Randolph Medical Center, MD	—	2,575	6,453	—	421	2,575	6,874	9,449	261	1975		Apr-04
Plano Medical Center, TX	—	2,519	12,190	—	4	2,519	12,194	14,713	465	1984		Apr-04
Medical Place I, TX	—	876	23,889	—	116	876	24,005	24,881	1,043	1984		Apr-04
Northwest Regional Medical Center, TX	—	599	6,646	—	—	599	6,646	7,245	197	1999		Apr-04
The Diagnostic Clinic, FL	—	2,569	26,918	—	58	2,569	26,976	29,545	700	1972		Apr-04
BayCare Health Headquarters, FL	—	3,019	6,713	—	—	3,019	6,713	9,732	291	1988		Apr-04
Southwest General Birth Place, TX	—	990	12,308	—	—	990	12,308	13,298	153	1994		Aug-04
Baytown Plaza I & II, TX	—	337	1,096	—	6	337	1,102	1,439	78	1972		Aug-04
South Seminole Medical Office Building II, FL	—	709	4,063	—	4	709	4,067	4,776	157	1987		Aug-04
South Seminole Medical Office Building III, FL	—	769	1,768	—	—	769	1,768	2,537	98	1993		Aug-04
Orlando Professional Center I, FL	—	384	788	—	—	384	788	1,172	58	1969		Aug-04
Orlando Professional Center II, FL	—	1,258	1,704	322	—	1,580	1,704	3,284	81	1963		Aug-04
Oviedo Medical Center, FL	—	1,712	6,484	—	223	1,712	6,707	8,419	302	1997		Aug-04
MedPlex B at Sand Lake Commons, FL	—	2,679	3,235	—	1	2,679	3,236	5,915	89	1988		Aug-04
Eagle Creek Medical Plaza, KY	—	14	3,411	—	—	14	3,411	3,425	152	1982		Aug-04
Sand Lake Physicians Office Building, FL	—	23	1,748	—	—	23	1,748	1,771	67	1985		Aug-04
North Alvernon Medical, AZ	—	2,969	9,197	—	32	2,969	9,229	12,198	257	1986		Aug-04
St. Joseph’s Medical Plaza, AZ	—	511	7,736	—	—	511	7,736	8,247	208	1985		Aug-04
Mercy Medical Office Building	—	—	3,049	—	4	—	3,053	3,053	102	1986		Aug-04
Elgin Medical Office Building I, IL	—	—	6,291	—	—	—	6,291	6,291	238	1991		Aug-04
Elgin Medical Office Building II, IL	—	—	6,861	—	1	—	6,862	6,862	241	2001		Aug-04
Santa Rosa Medical Office Building, GA	—	13	8,111	—	6	13	8,117	8,130	106	2003		Aug-04
Fannin Medical Office Building, GA	—	9	2,397	—	118	9	2,515	2,524	35	2002		Aug-04
Physicians East and West, TX	—	3	4,276	—	—	3	4,276	4,279	127	1991		Aug-04
Brentwood Medical Center, CA	—	739	15,501	—	5,421	739	20,922	21,661	—		(3)	Aug-04
Heartland Regional Medical Office Building, IL	—	99	9,788	—	301	99	10,089	10,188	216	2002		Aug-04
Saint Joseph East Office Park, KY	—	17	9,896	—	21	17	9,917	9,934	140	2003		Aug-04
Central Mississippi Medical Center Building, MS	—	34	8,409	—	154	34	8,563	8,597	118	2002		Aug-04
River Oaks Medical Building, MS	—	19	7,127	—	286	19	7,413	7,432	106	2003		Aug-04
Parker Adventist Professional Building, CO	—	16	14,586	—	588	16	15,174	15,190	230	2004		Aug-04
NASA Parkway Medical Office Building, TX	—	460	7,478	—	—	460	7,478	7,938	124	2002		Aug-04
Lake Granbury Medical Plaza, TX	—	63	6,197	—	2,272	63	8,469	8,532	90	2001		Aug-04
Durant Medical Center, OK	—	1,133	7,914	—	—	1,133	7,914	9,047	127	1998		Aug-04
Jackson Central II, MS	—	—	485	—	867	—	1,352	1,352	—		(3)	Aug-04

CNL Retirement Properties, Inc.

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2004

(dollars in thousands)

		Initial Cost to Company (2)		Costs Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
	Encum- brances (1)	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Land	Building, Fixtures and Equipment	Total	Accumulated Depreciation (a)	Date Constructed		Date Acquired
McDowell Mountain Medical Plaza, AZ	11,268	6,219	9,066	—	112	6,219	9,178	15,397	89	1999		Nov-04
Lakeside Healthpark Medical Office Building, NE	2,021	—	1,928	—	1,474	—	3,402	3,402	—		(3)	Nov-04
Other	—	—	—	18	582	18	582	600	44	n/a		n/a

	$997,931	$309,725	$2,239,308	$1,473	$104,158	$311,198	$2,343,466	$2,654,664	$73,716

(1)	Excludes encumbrances of $112.4 million that are carried on properties accounted for using the direct financing method.
(2)	Includes Properties under construction.
(3)	Property was under construction at December 31, 2004.

CNL RETIREMENT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2004

(dollars in thousands)

(a)	Transactions in real estate and accumulated depreciation during 2002, 2003 and 2004 are summarized as follows:

	Cost (b) (d)	Accumulated Depreciation
Properties the Company has invested in under operating leases:

Balance, December 31, 2001	$36,060	$827
Acquisitions	213,820	—
Real estate held for sale	(8,680)	(138)
Depreciation expense (c)	—	3,076

Balance, December 31, 2002	241,200	3,765
Acquisitions	850,430	—
Real estate held for sale	(6,602)	(232)
Depreciation expense (c)	—	16,345

Balance, December 31, 2003	1,085,028	19,878
Acquisitions	1,573,078	—
Impairment provisions	(1,883)	—
Real estate held for sale	(1,559)	(526)
Depreciation expense (c)	—	54,364

Balance, December 31, 2004	$2,654,664	$73,716

(b)	As of December 31, 2004, 2003, and 2002, the aggregate cost of the Properties owned by the Company for federal income tax purposes, including Properties accounted for using the operating method and those accounted for using the direct financing method and held for sale, was $3.0 billion, $1.3 billion and $258.3 million, respectively. Certain leases accounted for under the direct financing method are treated as operating leases for federal income tax purposes.
(c)	Depreciation expense is computed for buildings and equipment based upon estimated lives of 39-40 years, and 3 to 7 years, respectively.
(d)	Acquisition fees and miscellaneous closing costs of $78.3 million, $60.1 million and $13.1 million are included in land, buildings, equipment and intangible lease costs at December 31, 2004, 2003 and 2002, respectively.

INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Assisted Living, Inc. (“Sunrise”) managing and operating the majority of the seniors’ housing Properties owned by the Company as of November 30, 2005. The summarized financial information presented for Sunrise as of December 31, 2004 and December 31, 2003, and for each of the three years ended December 31, 2004, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2004. The summarized financial information presented for Sunrise as of September 30, 2005, was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the period ended September 30, 2005.

Sunrise Assisted Living, Inc.:

Selected Financial Data for the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002	F-66

Sunrise Senior Living, Inc.

Selected Financial Data

(in Thousands, except per share data)

Consolidated Balance Sheet Data:

	September 30, 2005	December 31, 2004	December 31, 2003
Current assets	$308,550	$310,653	$235,895
Noncurrent assets	939,071	775,061	773,903
Current liabilities	276,869	208,557	164,772
Noncurrent liabilities	397,096	352,059	353,147
Minority interests	1,373	1,580	1,603
Stockholders’ equity	572,283	523,518	490,276

Consolidated Statements of Income Data:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
Operating revenue	$1,265,897	$1,461,924	$1,108,540	$427,689
Operating expenses	1,238,186	1,415,955	1,074,633	394,164

Net income	$29,399	$50,687	$62,178	$54,661

Basic net income per share	$0.71	$2.50	$2.92	$2.44

Diluted net income per share	$0.66	$2.24	$2.63	$2.23

ADDENDUM TO

APPENDIX B

PRIOR PERFORMANCE TABLES

THE PRIOR PERFORMANCE TABLES IN THIS

ADDENDUM UPDATE AND REPLACE APPENDIX B

TO THE PROSPECTUS, DATED MARCH 21, 2005.

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the “Prior Public Programs”) sponsored by two of our principals and their Affiliates (collectively, the “Sponsor”) which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), to invest in hotel properties. No Prior Public Programs sponsored by our Affiliates have invested in health care properties leased on a triple-net basis.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from us upon request, without charge. In addition, upon request to us, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring our shares, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table V - Sales or Disposal of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2004. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2004.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II - Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2004, in connection with Prior Public Programs which had offerings that became fully subscribed between January 2002 and December 2004. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program on a cumulative basis commencing with inception and ending December 31, 2004. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2004, of the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2004.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles (“GAAP”). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled “Special Items” provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

Table V - Sales or Disposal of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2002 and December 2004.

The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Subsequent Events

Please note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.’s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Hotels & Resorts, Inc.
(Notes 1 and 2)
Dollar amount offered	$3,090,000,000

Dollar amount raised	99.2%

Less offering expenses:

Selling commissions and discounts	(7.5)
Organizational expenses	(2.0) to (4.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)

(10.0) to (12.0)

Reserve for operations	—

Percent available for investment	88.0 to 90.0%

Acquisition costs:

Cash down payment	83.0 to 85.0%
Acquisition fees paid to affiliates	4.5
Acquisition expenses	0.5

Total acquisition costs	88.0 to 90.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%

Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03

Length of offering (in months)	23, 15, 20, 9, and 13, respectively

Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12, and 1, respectively

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHR Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (168,774 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for sale up to $1.75 billion of shares of common stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003, and upon completion of the 2003 Offering on March 12, 2004, the company received approximately $1.741 billion including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 2:	The amounts shown represent the combined results of the CHR Initial Offering, 1999, 2000, 2002 and 2003 Offering only.

Past performance is not necessarily indicative of future performance.

TABLE II

COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	Other Programs
	(Notes 2 and 3)	(Note 1)
Date offering commenced	7/9/97,6/17/99, 9/15/00, 4/23/02 and 02/5/03

Dollar amount raised	$3,066,534,832	(Note 1)

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,990,112
Real estate commissions	—
Acquisition fees	137,994,067
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674

Total amount paid to sponsor	383,316,853	(Note 1)

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2004 (Note 6)	244,573,472	87,206,712
2003 (Note 6)	127,948,000	160,884,226
2002 (Note 6)	84,484,672	166,749,191
2001 (Note 6)	62,826,759	NA
2000	45,528,919	NA
1999	13,348,795	NA
1998	2,985,455	NA
1997	29,358	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2004	30,832,972	4,992,803
2003	15,061,000	5,792,613
2002	7,824,672	7,334,055
2001	4,418,759	NA
2000	1,878,358	NA
1999	458,634	NA
1998	208,490	NA
1997	6,889	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 8)	16,810,000	919,908,431
Notes	—	320,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 3 and 4)	79,854,706	4,480,309

Note 1:	Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column presents payments to the sponsor during the three years ended December 31, 2004 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the “Restaurant Properties REIT”), all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHR Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999, had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2 (Continued):
Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (168,774 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003, and upon completion of the 2003 Offering on March 12, 2004, the company had received approximately $1.741 billion including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 3:	CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2004, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $2.7 million, $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $2.2 million, $2.6 million, $1.9 million and $2.1 million, respectively, relating to these fees.

Note 4:	During each of the years ended December 31, 2002, 2003 and 2004, the Restaurant Properties REIT (included in “Other Programs”) incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $2.1 million, $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5:	In connection with its 1999 Offering, the Hotels & Resorts REIT had agreed to issue and sell soliciting dealer warrants (“Soliciting Dealer Warrants”) to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hotels & Resorts REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hotels & Resorts REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:	In September 1999, the Restaurant Properties REIT (included in “Other Programs”) acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 8:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RESTAURANT PROPERTIES, INC.

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Notes 5, 23 and 26)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—

Net income (loss) – GAAP basis	—	368,779	4,745,962	15,564,456

Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)

Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—

Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 3)
Continuing Operations:
Gross revenue (Note 24)	$29,560,219	$57,979,792	$82,322,385	$102,633,624	$90,729,744	$80,814,216	$75,231,590
Equity in earnings of unconsolidated joint venture	16,018	97,307	97,559	98,561	100,493	107,702	105,034
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	(1,851,838)	(789,593)	(1,136,997)	(347,179)	(157,488)	134,743
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	(269,149)	(6,989,195)	(2,475,475)	(39,847,668)	(9,598,354)	(12,863,821)	(5,369,437)
Sale of real estate (Notes 23 and 24)	—	—	—	128,479,972	209,497,908	—	—
Interest income	8,984,546	13,335,146	29,678,290	46,676,272	39,899,361	34,391,575	30,163,681
Less: Operating expenses (Notes 5, 23 and 26)	(3,493,160)	(12,830,157)	(31,573,532)	(32,415,562)	(31,567,210)	(26,153,985)	(28,003,880)
Transaction costs	—	(6,798,803)	(10,315,116)	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)	—
Interest expense (Notes 23 and 26)	—	(10,205,197)	(46,806,369)	(67,891,379)	(58,400,715)	(50,575,760)	(47,999,252)
Cost of real estate sold (Notes 23 and 24)	—	—	—	(118,372,146)	(193,178,891)	—	—
Depreciation and amortization (Notes 23 and 26)	(3,658,617)	(8,382,082)	(14,745,709)	(17,435,161)	(12,858,755)	(12,325,337)	(11,901,949)
Loss on termination of cash flow hedge accounting	—	—	(5,347,659)	(8,060,600)	—	(501,500)	(940,000)
Advisor acquisition expense (Note 16)	—	(76,333,516)	—	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	(30,156)	(41,678)	1,023,852	(1,250,245)	(2,408,702)	(1,913,277)	(3,717,660)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	1,042,707	2,733,898	8,713,462	(7,018,854)	(2,488,403)	(1,204,444)	2,300,303
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—	11,578,657	28,329,974	42,949,989
Income tax benefit	—	—	—	—	—	6,345,551	(10,936,893)
Cumulative effect of accounting change	—	—	—	(3,840,902)	—	—	—

Net income (loss) – GAAP basis	32,152,408	(49,837,334)	2,927,163	(24,451,298)	35,589,693	42,440,465	42,016,269

Taxable income
- from operations (Note 8)	33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614	29,936,313

- from gain (loss) on sale (Notes 7, 15, 18 and 21)	(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)	(8,878,566)

Cash generated from (used in) operations (Notes 4 and 5)	39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363	39,086,442
Cash generated from sales (Notes 7, 15, 18 and 21)	2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090	20,562,029
Cash generated from refinancing	—	—	—	—	—	—	—

Cash generated from (used in) operations, sales and refinancing	41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453	59,648,471
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)	(39,086,442)
- from sale of properties	—	—	—	—	—	—	—
- from cash flow from prior period	(265,053)	—	(66,329,582)	(17,733,389)	—	—	(30,673,982)
- from return of capital (Note 10)	(67,821)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,682,621	65,440,019	(10,111,953)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	385,523,966	210,736	—	3,691,600	9,750,000	—	—
Sale of common stock to CNL Fund Advisors, Inc.	—	—	—	—	—	—	—
Retirement of shares of common stock (Note 13)	(639,528)	(50,891)	—	—	(4,709)	—	—
Contributions from minority interest of consolidated joint venture	—	740,621	39,922	—	—	—	—
Distributions to minority interest	(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)	(3,326,967)
Payment of stock issuance costs (Note 20)	(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)	(1,493,437)
Acquisition of land and buildings on operating leases (Note 4)	(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—	(20,725,741)
Investment in direct financing leases (Note 4)	(47,115,435)	(63,663,720)	(15,368,629)	—	—	—	—
Proceeds from sales of equipment direct financing leases	—	2,252,766	1,848,664	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001

Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67

- from recapture	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6

Total distributions on GAAP basis (Note 11):	—	33	67	72

Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—

Total distributions on cash basis (Note 11)	—	33	67	72

Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

	1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	1,187,238	—	—	—	—
Proceeds from sale ofsecurities	—	—	7,720,997	982,050	—	—	11,194,836
Proceeds from borrowing from affiliate (Note 22)	—	—	—	8,708,400	11,750,000	18,709,603	10,900,000
Investment in joint venture	(974,696)	(187,452)	—	(10,000)	(150,000)	—	—
Increase in restricted cash	—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)	5,059,609
Purchase of other investments(Note 4)	(16,083,055)	—	(2,831,779)	—	—	—	—
Investment in mortgage,equipment and other notes receivable (Note 4)	(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—	—
Collections on mortgage, equipment and other notes receivable (Note 4)	1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354	34,788,679
Redemption of (investment in) certificates of deposit	—	2,000,000	—	—	—	—	—
Proceeds from the issuance of bonds	—	—	280,906,000	177,222,667	—	24,905,561	5,000,000
Payment on bonds	—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)	(29,844,064)
Proceeds from borrowing on credit facility, note payable and subordinated note payable	7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800	61,551,794
Payment on credit facility and note payable	(8,039)	(61,580,289)	(586,425,008)	(159,664,801)	(90,875,084)	(66,750,919)	(84,176,850)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(4,574,925)	(1,492,310)	—	—	—	—	—
Decrease (increase) in intangibles and other assets	(6,281,069)	(1,862,036)	(377,755)	—	—	—	—
Proceeds from borrowings on mortgage warehouse facilities	—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661	196,335,393
Payments on mortgage warehouse facilities	—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)	(188,454,039)
Payments of loan and bond issuance costs	—	(5,947,397)	(20,891,532)	(9,633,523)	(27,266)	(2,231,032)	(908,288)
Other	(95,101)	—	—	—	—	19,064	—

Cash generated (deficiency) after cash distributions and special items	75,613,060	(77,187,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667	(14,211,028)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	63	73	30	15	—	30	23

- from recapture	—	—	—	—	—	—	—

Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—	—	––	—

Cash distributions to investors:
Source (on GAAP basis):
- from investment income	60	—	3	—	40	47	46
- from capital gain	—	—	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—	—	—
- from return of capital (Note 10)	14	76	73	76	36	28	31

Total distributions on GAAP basis (Note 11):	74	76	76	76	76	75	77

Source (on cash basis):
- from sales	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—
- from operations (Note 4)	73	76	—	55	76	75	43
- from cash flow from prior period	1	—	76	21	—	—	34
- from return of capital (Note 10)	—	—	—	—	—	—	—

Total distributions on cash basis (Note 11)	74	76	76	76	76	75	77

Total cash distributions as a percentage of original $1,000 investment (Note 6)	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
Total cumulative cash distributions per $1,000 investment from inception	246	322	398	474	550	625	702
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and21)	100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the “Restaurant Properties REIT”) registered for sale $165,000,000 of shares of common stock (the “Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the “1997 Offering”), including $25,000,000 available only to stockholders participating in the company’s reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the “1998 Offering”). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totaling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company’s reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:	Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:	In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,242,205 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:	For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 3%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2004, 22% of the distributions received by stockholders were considered to be ordinary income, 69% were considered a return of capital, 7% were qualified dividends and 2% were capital gains for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 10:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:	During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney’s properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:	In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT’s redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:	During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:	During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:	On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:	During the year ended December 31, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $2,475,475, $39,847,668, $9,598,354, $12,863,821 and $5,369,437, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:	During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:	An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders’ investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003, 2004 and 2005, respectively.

Note 21:	During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, and for December 31, 2004, total aggregate gains of $134,743, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:	During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003 and 2004, the affiliate advanced $18.7 million and $10.9 million, respectively, to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:	Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FASB #144”). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation.

Note 24:	Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:	As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2004, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL HOTELS & RESORTS, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)
Gross revenue	$—	$—	$1,316,599	$4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004
Less: Operating expenses	—	(22,386)	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit (Expense) from Income Taxes	—	—	—	—
Income (Loss) from Discontinued Operations	—	—	—	—

Net income (loss) - GAAP basis	—	22,852	958,939	7,515,988

Taxable income
- from operations (Note 6)	—	46,071	609,304	7,613,284

- from gain (loss) on sale	—	—	—	—

Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
- from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	(7,307)	—	—

Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Distributions to holders of minority interest, net of contributions	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(19,322,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Sale of land, buildings and equipment	—	—	—	—
Sale of investment in equity securities	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit, net	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Payment of capital lease obligation	—	—	—	—
Payment to acquire cash flow hedges	—	—	—	—
Decrease (increase) in intangibles and other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—

Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	—	7	25	48

- from recapture	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)
Gross revenue	$26,681,838	$79,728,000	$207,463,000	$525,411,000	$1,335,297,000
Dividend income (Note 10)	2,780,063	—	—	—	—
Interest and other income	6,637,318	9,289,000	18,063,000	6,966,000	6,941,000
Less: Operating expenses	(3,311,988)	(22,514,000)	(130,886,000)	(367,362,000)	(1,012,893,000)
Interest expense	(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)	(166,463,000)
Depreciation and amortization	(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)	(191,764,000)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	(386,627)	(7,968,000)	(17,256,000)	(23,970,000)	(18,469,000)
Minority interest	(1,516,237)	(1,291,000)	(639,000)	778,000	(8,403,000)
Benefit (Expense) from Income Taxes	––	––	––	864,000	(28,539,000)
Income (Loss) from Discontinued Operations	––	––	––	1,222,000	(2,820,000)

Net income (loss) - GAAP basis	20,670,462	19,328,000	15,810,000	5,993,000	(87,113,000)

Taxable income
- from operations (Note 6)	14,507,032	16,938,386	24,804,256	24,674,829	5,312,846

- from gain (loss) on sale	—	—	—	—	(645,000)

Cash generated from operations (Notes 3 and 4)	43,650,561	58,408,000	76,660,000	112,887,000	213,741,000
Less: Cash distributions to investors (Note 7)
- from operating cash flow	(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)	(213,741,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	—	—	—
- from return of capital (Note 8)	—	—	—	(17,074,000)	(4,602,000)

Cash generated (deficiency) after cash distributions	15,568,286	9,998,000	2,443,000	(17,074,000)	(4,602,000)
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	203,684,044	286,069,000	489,111,000	1,169,496,000	658,578,000
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	—	—	—	—	—
Proceeds from mortgage loans and other notes payable	102,081,950	137,990,000	118,720,000	866,912,000	1,922,508,000
Distributions to holders of minority interest, net of contributions	(10,217,828)	(2,896,000)	(14,040,000)	(106,853,000)	(13,213,000)
Stock issuance costs	(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)	(59,430,000)
Acquisition of land, buildings and equipment	(310,711,912)	(351,621,000)	(446,520,000)	(1,307,313,000)	(118,213,000)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	(450,350,000)	(1,426,309,000)
Investment in unconsolidated subsidiary	(10,174,209)	(30,804,000)	(53,099,000)	(727,000)	(2,192,000)
Deposit on property and other investments	—	—	(10,300,000)	(24,985,000)	—
Acquisition of additional interest CNL Hotel Investors, Inc.	(17,872,573)	—	—	—	—
Sale of land, buildings and equipment	—	—	—	—	16,810,000
Sale of investment in equity securities	—	—	—	—	28,295,000
Redemption of (investment in) certificate of deposit	5,000,000	—	—	—	—
Increase in restricted cash	(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)	(37,778,000)
Proceeds of borrowing on line of credit, net	—	7,500,000	16,579,000	(6,000)	(24,073,000)
Payment on mortgage loans and line of credit	—	(1,184,000)	(1,748,000)	(4,730,000)	(802,812,000)
Payment of other notes	—	—	(26,790,000)	(2,533,000)	(63,593,000)
Payment of loan costs	(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)	(43,979,000)
Payment of capital lease obligation	—	—	—	—	(1,823,000)
Payment to acquire cash flow hedges	—	—	—	—	(4,899,000)
Decrease (increase) in intangibles and other assets	2,510,090	(11,611,000)	(29,643,000)	(81,996,000)	(37,655,000)
Retirement of shares of common stock	(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)	(24,636,000)
Due from related parties - offering expenses	—	(1,411,000)	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(51,774,587)	(6,044,000)	(3,942,000)	94,753,000	(84,121,000)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	38	26	25	14	2

- from recapture	—	—	—	—	—

Capital gain (loss) (Note 7)	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOTELS & RESORTS, INC. (continued)

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)	2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)
Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	40	47	53	30	16	3	—
- from capital gain	—	—	—	—	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—	—	—	—	—
- from return of capital (Note 8)	—	1	9	21	20	45	60	72	74

Total distributions on GAAP basis (Note 9)	—	4	49	68	73	75	76	75	74

Source (on cash basis)
- from sales	—	—	—	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—	—	—	—
- from operations	—	3	49	68	73	75	76	65	2
- from cash flow from prior period	—	—	—	—	—	—	—	—	—
- from return of capital (Note 8)	—	1	—	—	—	—	—	10	72

Total distributions on cash basis (Note 9)	—	4	49	68	73	75	76	75	74

Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%	7.38%	7.688%	7.75%	7.75%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121	194	269	345	420	494
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	100%	100%	100%	100%	100%	100%	100%

Note 1:	Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the “Hotels & Resorts REIT”) registered for sale $165,000,000 of shares of common stock (the “CHR Initial Offering”), including $15,000,000 available only to stockholders participating in the company’s reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999 had received $150,072,637 (7,503,632 shares), including $72,637 (3,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the “1999 Offering”). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (48,260 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2000 Offering”). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (168,774 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the “2002 Offering”). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (161,272 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1.741 billion including $29,003,778 (1,576,293 shares) issued pursuant to the reinvestment plan.. The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004. On August 2, 2004, the Hotels & Resorts REIT effected a reverse stock split and all share numbers have been adjusted to reflect the exchange ratio of one common share for every two issued and outstanding.

Note 2:	The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. For the year ended December 31, 2004, the amounts where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Past performance is not necessarily indicative of future performance.

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:	For the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 23%, 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 77%, 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 8:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:	In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures(19)
CNL Income Fund, Ltd.:
Wendy’s - Mesquite, TX (2)	09/29/86	02/20/02	1,064,259	—	—	—	1,064,259	—	848,000	848,000	1,351,586
Burger King - Orlando, FL (30)	11/12/86	06/18/02	613,553	—	—	—	613,553	—	487,500	487,500	911,938
Jade Hunan - Angleton, TX (2)	09/11/86	01/17/03	297,888	—	—	—	297,888	—	575,000	575,000	568,404
Wendy’s - Oklahoma City, OK (2)	08/20/86	02/19/04	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866

CNL Income Fund II, Ltd.:
Burger King - San Antonio, TX (2)	05/15/87	06/26/02	747,510	—	—	—	747,510	—	703,500	703,500	1,251,201
Denny’s - Casper, WY (2) (38)	09/15/87	08/09/02	346,252	—	—	—	346,252	—	566,700	566,700	872,849
Denny’s - Rock Springs, WY (2)	09/18/87	08/09/02	204,659	—	—	—	204,659	—	667,900	667,900	928,587
Golden Corral - Tomball, TX	05/13/87	10/10/02	458,175	—	—	—	458,175	—	807,583	807,583	1,434,457
Golden Corral - Pineville, LA	06/18/97	12/18/02	262,425	—	—	—	262,425	—	645,400	645,400	1,115,813
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	300,118	—	—	—	300,118	—	501,778	501,778	233,002
Burger King - Holland, MI (39)	04/29/88	06/11/04	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s - Atlanta, GA (41)	12/08/94	09/10/04	282,000	—	—	—	282,000	—	314,926	314,926	341,261

CNL Income Fund III, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	121,558	—	—	—	121,558	—	714,117	714,117	166,684
Burger King - Montgomery, AL (2) (36)	01/28/99	05/17/02	78,294	—	320,000	—	398,294	—	941,358	941,358	261,836
Golden Corral - Altus, OK (2)	10/14/87	09/27/02	307,785	—	—	—	307,785	—	557,900	557,900	920,131
Red Oak Steakhouse - Canton Township, MI (2) (37)	08/18/88	09/30/02	106,315	—	640,000	—	746,315	—	924,921	924,921	1,309,270
Darryl’s - Fayetteville, NC (2)	06/11/97	02/10/03	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IV, Ltd.:
Po’ Folks - Titusville, FL (28)	10/30/87	01/09/02	44,052	—	—	—	44,052	—	258,795	258,795	60,406
Arby’s - Portland, IN (2)	11/15/88	02/28/03	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe - Richmond, VA (2)	12/31/96	03/27/03	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread - Maywood, IL (2)	09/28/88	07/30/03	345,977	—	—	—	345,977	—	681,525	681,525	520,525
Captain D’s - Oak Ridge, TN (2)	12/22/88	04/30/04	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King - Holland, MI (39)	04/29/88	06/11/04	713,794	—	—	—	713,794	—	538,189	538,189	960,213

CNL Income Fund V, Ltd.:
Denny’s - Huron, OH (2) (6)	05/19/89	01/15/02	260,956	—	—	—	260,956	—	448,100	448,100	764,529
Market Street Buffet and Bakery - West Lebanon, NH (2)	07/10/89	01/17/02	654,530	—	—	—	654,530	—	1,159,990	1,159,990	(29,353)
Taco Bell - Bountiful, UT (2)	08/17/89	01/28/02	1,039,998	—	—	—	1,039,998	—	614,249	614,249	1,053,833
Burger King - Lawrenceville, GA (2)	06/27/89	06/20/02	847,000	—	—	—	847,000	—	797,778	797,778	1,290,366

CNL Income Fund VI, Ltd.:
KFC - Caro, MI (35)	04/02/90	11/15/02	396,840	—	—	—	396,840	—	348,855	348,855	651,265
Denny’s - Broken Arrow, OK	08/31/98	06/24/03	472,425	—	—	—	472,425	—	729,440	729,440	472,549
Darryl’s - Greensboro, NC (11)	06/11/97	09/26/03	168,817	—	—	—	168,817	—	282,250	282,250	131,063
Branch Bank & Trust - Marietta, GA	02/24/97	03/31/04	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant - Hermitage, TN	06/18/90	08/05/04	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral - Lawton, OK	12/26/89	08/13/04	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund VII, Ltd.:
Burger King - Columbus, OH (31)	09/27/91	06/03/02	218,833	—	—	—	218,833	—	167,259	167,259	190,438
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	130,073	—	—	—	130,073	—	211,050	211,050	238,235
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	799,084	—	—	—	799,084	—	617,155	617,155	351,952
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454

CNL Income Fund VIII, Ltd.:
Burger King - Baseball City, FL	06/18/91	05/02/02	1,184,559	—	—	—	1,184,559	—	873,857	873,857	1,096,005
Burger King - Columbus, OH (31)	09/27/91	06/03/02	447,392	—	—	—	447,392	—	341,952	341,952	389,340
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	265,926	—	—	—	265,926	—	431,480	431,480	487,058
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	1,076,041	—	—	—	1,076,041	—	960,000	960,000	187,961
Denny’s - Tiffin, OH	03/22/91	03/30/04	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King - Brandon, FL	02/16/91	09/28/04	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,736,767

CNL Income Fund IX, Ltd.:
Hardee’s - Greenville, SC	10/21/91	05/03/02	976,798	—	—	—	976,798	—	760,405	760,405	957,261
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Columbus, OH (31)	09/27/91	06/03/02	549,515	—	—	—	549,515	—	420,008	420,008	478,210
Burger King - Ashland, NH (32)	06/29/92	06/03/02	402,545	—	—	—	402,545	—	325,018	325,018	322,154
Burger King - Pontiac, MI (31)	09/27/91	06/27/02	326,626	—	—	—	326,626	—	529,969	529,969	598,234
Shoney’s - Huntsville, AL	10/04/91	08/20/02	951,528	—	—	—	951,528	—	763,901	763,901	1,050,434
Bakers Square - Libertyville, IL (33)	08/31/00	09/05/02	554,324	—	—	—	554,324	—	494,545	494,545	96,829

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund IX, Ltd. (Continued):
Hardee’s - Farragut, TN	10/09/91	12/18/02	886,300	—	—	—	886,300	—	707,025	707,025	940,825
Denny’s - Grand Prairie, TX	08/20/91	02/28/03	286,543	—	—	—	286,543	—	495,874	495,874	423,298
Johnnies - Wildwood, FL	08/01/91	02/20/04	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s - Greenville, TN	10/09/91	05/06/04	712,148	—	—	—	712,148	—	493,007	493,007	829,856

CNL Income Fund X, Ltd.:
Jack in the Box - San Marcos, TX	03/03/99	04/23/02	1,161,055	—	—	—	1,161,055	—	1,020,829	1,020,829	288,292
Burger King - Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King - Ashland, NH (32)	06/29/92	06/03/02	154,802	—	—	—	154,802	—	124,989	124,989	123,887
Perkins - Ft. Pierce, FL	02/04/92	12/20/02	329,175	—	—	—	329,175	—	1,002,337	1,002,337	623,996
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	543,986	—	—	—	543,986	—	803,568	803,568	149,991
Denny’s - Romulus, MI	02/11/92	07/16/04	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350

CNL Income Fund XI, Ltd.:
Burger King - Columbus, OH	09/01/92	06/03/02	901,125	—	—	—	901,125	—	714,413	714,413	798,711
Burger King - Ashland, NH (32)	06/29/92	06/03/02	915,559	—	—	—	915,559	—	739,228	739,228	732,715
Burger King - East Detroit, MI	06/29/92	06/20/02	833,247	—	—	—	833,247	—	761,501	761,501	779,593
Denny’s - Abilene, TX	11/17/92	03/04/03	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895
Sagebrush - Lynchburg, VA	09/30/92	01/20/04	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s - Cullman, AL	09/30/92	02/11/04	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s - Huntersville, NC	09/28/92	03/09/04	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XI, Ltd. (Continued):
Jack in the Box - Arlington, TX	01/15/93	04/23/02	1,248,205	—	—	—	1,248,205	—	966,466	966,466	937,794
Burger King - Valdosta, GA	08/24/93	08/30/02	623,661	—	—	—	623,661	—	510,432	510,432	648,558
The Knight Club - Tempe, AZ	04/05/93	12/19/03	673,300	—	—	—	673,300	—	710,000	710,000	603,945
Hardee’s - Toccoa, GA	12/28/92	03/03/04	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s - Blue Springs, MO	04/01/93	03/17/04	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s - Fultondale, AL	04/23/93	03/26/04	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s - Columbia, MS	01/04/93	10/04/04	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s - Simpsonville, SC	06/03/93	12/30/04	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078

CNL Income Fund XIII, Ltd.:
Burger King - Dayton, OH	07/30/93	06/03/02	1,049,863	—	—	—	1,049,863	—	905,717	905,717	1,032,534
Lion’s Choice - Overland Park, KS (5)	12/16/93	08/12/02	1,242,050	—	—	—	1,242,050	—	1,029,449	1,029,449	964,561
Hardee’s - Blytheville, AR	07/30/93	05/20/04	639,960	—	—	—	639,960	—	571,557	571,557	652,766

CNL Income Fund XIV, Ltd.:
Razzleberries - Las Vegas, NV	07/08/94	02/01/02	1,143,753	—	—	—	1,143,753	—	1,006,514	1,006,514	631,310
Long John Silver’s - Laurens, SC	03/25/94	08/05/02	155,249	—	—	—	155,249	—	448,796	448,796	257,444
Golden Corral - Greeley, CO	12/13/94	09/25/02	1,306,595	—	—	—	1,306,595	—	1,184,810	1,184,810	1,015,365
Checker’s - Merriam, KS	03/31/94	11/07/02	323,175	—	—	—	323,175	—	284,609	284,609	269,328
Denny’s - Bullhead City, AZ	09/28/93	02/06/04	1,348,866	—	—	—	1,420,634	—	984,118	984,118	1,053,795
Hardee’s - Franklin, TN	11/10/93	03/01/04	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s - Winslow, AZ	09/28/93	03/26/04	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XIV, Ltd. (Continued):
Denny’s - Topeka, KS	01/23/94	05/24/04	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s - Antioch, TN	11/10/93	12/30/04	865,616	—	—	—	865,616	—	722,986	722,986	855,582

CNL Income Fund XV, Ltd.:
Jack in the Box - Redlands, CA	07/29/94	02/15/02	1,300,882	—	—	—	1,300,882	—	973,020	973,020	758,150
Long John Silver’s - Medina, OH	10/05/94	09/30/02	395,205	—	—	—	395,205	—	812,056	812,056	285,620
Checker’s - Stratford, NJ	05/27/94	12/27/02	350,802	—	—	—	350,802	—	287,391	287,391	271,787
Denny’s - Bartlesville, OK	08/31/95	06/24/03	558,990	—	—	—	558,990	—	935,365	935,365	610,214
Denny’s - Huntsville, TX	11/23/94	03/12/04	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s - Piney Flats, TN	04/28/94	03/23/04	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s - Cookeville, TN	04/28/94	04/02/04	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s - Columbia, SC	04/28/94	08/03/04	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q - Columbus, GA (40)	12/19/01	08/27/04	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s - Marietta, GA (42)	05/27/94	09/10/04	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s - Norcross, GA (43)	05/27/94	09/10/04	310,000	—	—	—	310,000	—	376,146	376,146	432,864

CNL Income Fund XVI, Ltd.:
Denny’s - Mesquite, TX	08/31/95	03/28/02	448,675	—	—	—	448,675	—	987,353	987,353	480,530
Jack in the Box - Rancho Cordova, CA	10/31/94	06/04/02	1,325,054	—	—	—	1,325,054	—	900,290	900,290	705,521
Denny’s - Bucyrus, OH (26)	06/08/95	08/07/02	144,915	—	—	—	144,915	—	540,000	540,000	385,051

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Income Fund XVI, Ltd. (Continued):
Denny’s - Salina, KS	12/12/95	02/04/03	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral - Independence, MO	12/31/94	11/21/03	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444
Golden Corral - Ft. Collins, CO	03/13/95	03/26/04	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895

CNL Income Fund XVII, Ltd.:
Denny’s - Mesquite, NV	04/25/96	03/29/02	771,800	—	—	—	771,800	—	1,186,460	1,186,460	494,461
Wendy’s - Knoxville, TN	07/30/96	05/31/02	1,045,425	—	—	—	1,045,425	—	783,748	783,748	484,686
Bakers Square - Wilmette, IL	01/31/00	06/27/02	1,682,371	—	—	—	1,682,371	—	1,627,273	1,627,273	380,572
Jack in the Box - Mansfield, TX (34)	03/20/97	08/23/02	212,415	—	—	—	212,415	—	164,054	164,054	93,557
Burger King - Ocean Shores, WA (16)	01/28/99	09/18/03	243,714	—	—	—	243,714	—	360,012	360,012	67,199

CNL Income Fund XVIII, Ltd.:
On the Border - San Antonio, TX	09/02/97	05/08/02	470,304	—	—	—	470,304	—	1,225,163	1,225,163	190,705
Boston Market - San Antonio, TX	08/18/97	05/29/02	481,325	—	—	—	481,325	—	857,595	857,595	9,631
Boston Market - Raleigh, NC (27)	01/23/97	08/07/02	714,050	—	—	—	714,050	—	1,225,686	1,225,686	511,581
Golden Corral - Destin, FL (2)	02/05/98	06/27/03	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717
NI’s International Buffet - Stow, OH (2)	04/02/97	08/30/04	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270

CNL APF Partners, LP:
Boston Market - Jessup, MD	05/06/97	02/19/02	324,343	—	—	—	324,343	—	1,243,060	1,243,060	107,266
Black-eyed Pea - Herndon, VA	07/14/98	02/22/02	815,875	—	—	—	815,875	—	1,279,118	1,279,118	354,530
TGI Friday’s - El Paso, TX	08/14/98	03/19/02	1,594,729	—	—	—	1,549,729	—	1,602,944	1,602,944	577,055
Big Boy - Las Vegas, NV	08/20/97	04/19/02	981,540	—	—	—	981,540	—	1,658,000	1,658,000	114,934
Big Boy - Overland Park, KS	02/26/99	04/26/02	577,580	—	—	—	577,580	—	1,037,383	1,037,383	(7,476)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP Continued):
Burger King - Tappahannock, VA	03/16/99	05/16/02	1,089,779	—	—	—	1,089,779	—	857,826	857,826	285,470
Burger King - Prattville, AL	01/28/99	05/17/02	497,867	—	—	—	497,867	—	1,018,519	1,018,519	285,895
Burger King - Tuskegee, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	972,222	972,222	267,501
Burger King - Montgomery, AL	01/28/99	05/17/02	797,867	—	—	—	797,867	—	1,296,296	1,296,296	362,395
Burger King - Montgomery, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	1,018,519	1,018,519	289,495
Black-eyed Pea - McKinney, TX	12/30/98	05/31/02	1,149,064	—	—	—	1,149,064	—	1,644,856	1,644,856	304,736
Black-eyed Pea - Forestville, MD (10)	10/01/97	06/01/02	—	—	—	—	—	—	643,925	643,925	477,253
Burger King - Coon Rapids, MN	03/16/99	06/03/02	1,078,973	—	—	—	1,078,973	—	844,815	844,815	288,892
Burger King - Rochester, NH	03/16/99	06/03/02	1,193,284	—	—	—	1,193,284	—	963,499	963,499	318,314
Burger King - Columbus, OH	03/16/99	06/03/02	950,938	—	—	—	950,938	—	744,585	744,585	257,877
Burger King - Asheboro, NC	03/16/99	06/03/02	1,513,213	—	—	—	1,513,213	—	1,228,831	1,228,831	436,666
Hardee’s - Gulf Shores, AL	03/16/99	06/13/02	904,861	—	—	—	904,861	—	914,337	914,337	320,113
Burger King - Lancaster, OH	03/16/99	06/14/02	1,321,822	—	—	—	1,321,822	—	799,195	799,195	364,070
Burger King - John’s Island, SC	03/16/99	06/14/02	1,289,282	—	—	—	1,289,282	—	1,077,802	1,077,802	367,639
IHOP - Elk Grove, CA	08/20/97	06/17/02	2,085,346	—	—	—	2,085,346	—	1,540,356	1,540,356	751,308
Hardee’s - Tusculum, TN	03/16/99	06/17/02	653,460	—	—	—	653,460	—	666,045	666,045	233,604
Pollo Tropical - Miami, FL	09/22/98	06/20/02	1,302,936	—	—	—	1,302,936	—	1,318,182	1,318,182	392,816
Burger King - St. Paul, MN	03/16/99	06/26/02	849,273	—	—	—	849,273	—	747,713	747,713	271,528
Texas Roadhouse - Joilet, IL	02/25/00	06/27/02	1,940,745	—	—	—	1,940,745	—	1,745,014	1,745,014	384,473
Black-eyed Pea - Phoenix, AZ	09/30/97	06/28/02	281,000	—	—	—	281,000	—	641,371	641,371	265,557
Black-eyed Pea - Mesa, AZ	09/30/97	06/28/02	1,710,000	—	—	—	1,710,000	—	1,600,000	1,600,000	522,239

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Black-eyed Pea Phoenix, AZ	09/30/97	06/28/02	425,000	—	—	—	425,000	—	641,254	641,254	282,585
Black-eyed Pea Tucson, AZ	09/30/97	06/28/02	234,000	—	—	—	234,000	—	641,871	641,871	251,809
Jack in the Box - Fresno, CA	05/22/98	07/18/02	1,244,289	—	—	—	1,244,289	—	972,841	972,841	394,246
Black-eyed Pea Phoenix, AZ	09/30/97	07/19/02	580,000	—	—	—	580,000	—	645,471	645,471	207,379
Jack in the Box - Austin, TX	10/05/99	07/22/02	1,384,759	—	—	—	1,384,759	—	1,289,945	1,289,945	299,499
Black-eyed Pea - Albuquerque, NM (10)	01/00/00	07/26/02	—	—	—	—	—	—	666,355	666,355	238,206
Big Boy - St. Clairsville, OH	12/18/98	07/29/02	339,300	—	—	—	339,300	—	1,144,209	1,144,209	169,976
Jack in the Box - Fort Worth, TX	01/11/00	08/05/02	1,141,653	—	—	—	1,141,653	—	1,062,145	1,062,145	223,450
Jack in the Box - Menlo Park, CA	12/30/99	08/22/02	1,772,360	—	—	—	1,772,360	—	1,546,740	1,546,740	368,611
Arby’s - Lawrenceville, GA	02/08/00	08/26/02	1,422,750	—	—	—	1,422,750	—	1,374,986	1,374,986	314,054
Darryl’s - Louisville, KY	06/11/97	08/28/02	1,840,800	—	—	—	1,840,800	—	1,481,448	1,481,448	514,069
Black-eyed Pea - Killeen, TX	12/18/98	09/05/02	1,133,800	—	—	—	1,133,800	—	1,386,948	1,386,948	257,250
IHOP - Fairfax, VA	06/18/97	09/06/02	2,268,911	—	—	—	2,268,911	—	1,709,091	1,709,091	906,669
Black eyed Pea - Oklahoma City, OK	03/26/97	09/10/02	475,000	—	—	—	475,000	—	617,022	617,022	268,734
Arby’s - Circleville, OH	09/09/99	09/10/02	993,900	—	—	—	993,900	—	925,329	925,329	237,321
Black eyed Pea - Waco, TX (10)	10/01/97	09/13/02	70,000	—	—	—	70,000	—	661,682	661,682	280,179
Hardee’s - Iuka, MS	03/16/99	09/18/02	594,413	—	—	—	594,413	—	616,476	616,476	233,121
Hardee’s - Warrior, AL	03/16/99	09/18/02	667,050	—	—	—	667,050	—	627,937	627,937	238,440
Hardee’s - Horn Lake, MS	03/16/99	09/20/02	818,263	—	—	—	818,263	—	833,058	833,058	319,101
Jack in the Box - Corning, CA	09/17/99	09/24/02	1,266,556	—	—	—	1,266,556	—	1,158,524	1,158,524	314,769

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Bennigan’s - Batavia, IL	10/21/99	09/25/02	2,595,121	—	—	—	2,595,121	—	2,429,907	2,429,907	729,536
Shoney’s - Titusville, FL	03/31/02	09/26/02	686,200	—	—	—	686,200	—	—	—	(82,318)
Pollo Tropical - Sunrise, FL	09/30/98	09/26/02	1,457,533	—	—	—	1,457,533	—	1,454,545	1,454,545	527,258
Hardee’s - Biscoe, NC	03/16/99	09/27/02	564,984	—	—	—	564,984	—	522,853	522,853	199,708
Black-eyed Pea - Bedford, TX	03/26/97	09/30/02	921,175	—	—	—	921,175	—	620,336	620,336	224,003
Black-eyed Pea - Norman, OK	11/09/98	09/30/02	1,091,708	—	—	—	1,091,708	—	1,429,799	1,429,799	335,124
Black-eyed Pea - Mesa, AZ	11/30/98	09/30/02	1,325,500	—	—	—	1,325,000	—	1,677,152	1,677,152	228,704
Hardee’s - Aynor, SC	03/16/99	09/30/02	586,189	—	—	—	586,189	—	546,022	546,022	209,884
Denny’s McKinney, TX	06/05/96	10/02/02	600,000	—	—	—	600,000	—	1,014,221	1,014,221	484,416
Black-eyed Pea - Scottsdale, AZ (10)	04/17/97	10/02/02	—	—	—	—	—	—	769,863	769,863	(31,203)
Arby’s Renton, WA	09/14/99	10/18/02	1,406,197	—	—	—	1,406,197	—	1,286,545	1,286,545	261,304
Piz za -Hut - Belle, WV	05/17/96	10/21/02	47,500	—	—	—	47,500	—	47,485	47,485	13,301
Pizza Hut - Collinsville, IL	04/02/97	10/25/02	801,953	—	—	—	801,953	—	795,476	795,476	(55,653)
Burger King - Tampa, FL	08/19/99	10/28/02	770,306	—	—	—	770,306	—	1,057,404	1,057,404	5,224
Big Boy - O’Fallon, MO	01/19/99	10/31/02	679,925	—	—	—	679,925	—	1,017,250	1,017,250	(54,647)
Golden Corral - Hopkinsville, KY	02/19/97	11/07/02	924,057	—	—	—	924,057	—	1,260,576	1,260,576	255,379
Jack in the Box - Los Angeles, CA	01/04/99	12/10/02	1,793,802	—	—	—	1,793,802	—	1,575,414	1,575,414	591,448
Hardee’s Columbia, TN	03/16/99	12/12/02	859,259	—	—	—	859,259	—	787,764	787,764	319,094
Golden Corral - Olathe, KS	10/02/97	12/19/02	1,751,760	—	—	—	1,751,760	—	1,577,340	1,577,340	791,627
Darryl’s - Hampton, VA	06/11/97	12/19/02	871,290	—	—	—	871,290	—	1,203,391	1,203,391	595,216

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Jack in the Box - Humble, TX	02/03/97	12/20/02	1,265,506	—	—	—	1,265,506	—	932,112	932,112	566,284
Hardee’s - Chalkville, AL	03/16/99	12/20/02	680,428	—	—	—	680,428	—	608,445	608,445	248,876
TGI Friday’s - Lakeland, FL	07/20/99	12/20/02	834,234	—	—	—	834,234	—	1,711,517	1,711,517	85,755
Pollo Tropical - Miami, FL	09/22/98	12/23/02	1,079,144	—	—	—	1,079,144	—	1,227,273	1,227,273	402,650
Golden Corral - Universal City, TX	08/04/95	12/30/02	959,975	—	—	—	959,975	—	994,152	994,152	747,387
Darryl’s - Nashville, TN	06/11/97	01/15/03	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl’s - Huntsville, AL	06/11/97	01/29/03	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box - Humble, TX	11/04/99	01/31/03	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl’s - Knoxville, TN	06/11/97	02/18/03	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl’s - Evansville, IN	06/11/97	02/21/03	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia’s House of Pancakes - Benton Harbor, MI	02/06/99	02/24/03	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy - Mansfield, OH	01/27/99	02/28/03	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee’s - Petal, MS	03/16/99	03/17/03	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken - Gretna, LA	05/11/99	04/21/03	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea - Albuquerque, NM	10/01/97	04/25/03	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral - Liberty, MO	10/23/97	06/16/03	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468
Denny’s - Shawnee, OK	09/06/95	06/24/03	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney’s - Cocoa Beach, FL	02/28/02	07/02/03	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee’s - Johnson City, TN	03/16/99	07/15/03	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill - Roswell, GA	03/29/00	08/15/03	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Darryl’s - Raleigh, NC	06/11/97	08/21/03	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl’s - Pensacola, FL	06/11/97	09/24/03	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075
Golden Corral - Columbia, TN	12/03/96	09/29/03	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864
Boston Market - Newport News, VA	07/16/97	09/30/03	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy’s Steak and Seafood - Murfreesboro, TN	08/05/97	09/30/03	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral - Winchester, KY	06/05/97	10/01/03	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee’s - Rock Hill, SC	03/16/99	10/03/03	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral - Mobile, AL	12/30/97	10/16/03	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral - Enid, OK	11/24/97	11/04/03	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral - Muskogee, OK	04/27/98	11/04/03	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral - Edmond, OK	07/20/98	11/04/03	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill - Columbus, OH	11/16/99	12/08/03	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097
Darryl’s - Winston-Salem, NC	06/11/97	01/16/04	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s - West Point, MS	03/16/99	03/06/04	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral - Corsicana, TX	08/18/95	02/11/04	895,300	—	—	—	895,300	—	997,401	997,401	923,054
Darryl’s (sold to related party for re-development) Raleigh, NC	06/11/97	03/01/04	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant - Woodson Terrace, MO	01/19/99	03/03/04	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680
Hardee’s - Mobile, AL	03/16/99	03/18/04	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s - Bethel Park, PA	06/11/97	03/30/04	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill - Pineville, NC	04/22/99	04/21/04	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL APF Partners, LP (Continued):
Burger King - Portland, OR	09/20/01	04/29/04	496,208	—	—	—	496,208	—	500,000	500,000	158,888
Pizza Hut - Bowling Green, OH	12/05/96	05/14/04	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s - Debary, FL	02/08/02	06/15/04	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill - Rock Hill, SC	10/2899	06/18/04	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s - Tampa, FL	02/11/97	06/25/04	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King - Port Angeles, WA	01/28/99	09/27/04	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America - Lynnwood, WA	01/28/99	09/30/04	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill - Centerville, OH	10/04/99	12/20/04	824,917	—	—	—	824,917	—	1,930,434	1,930,434	220,430
Steak & Ale - Birmingham, AL	06/16/98	12/23/04	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale - Jacksonville, FL	06/16/98	12/30/04	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918

CNL Funding 2000-A, LP:
Steak & Ale - Palm Harbor, FL	06/16/98	06/14/02	1,241,943	—	—	—	1,241,943	—	1,232,558	1,232,558	504,926
Steak & Ale Restaurant - Austin, TX	06/16/98	07/02/02	1,437,468	—	—	—	1,437,468	—	1,372,093	1,372,093	568,339
Denny’s - Santee, SC	03/16/99	11/21/02	583,000	—	—	—	583,000	—	678,340	678,340	251,554
Roadhouse Grill - Pensacola, FL	07/24/98	01/15/04	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo - Auburn Hills, MI	04/12/99	03/26/04	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex - Olathe, KS	04/12/99	04/07/04	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex - Altamonte Springs, FL	04/12/99	05/28/04	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round - Cincinnati, OH	10/20/97	12/16/04	637,583	—	—	—	637,583	—	772,727	772,727	513,109

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding 2001, LP:
Chevy’s Fresh Mex - Independence, MO	04/29/99	04/30/04	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500

Maple & Main Orlando, LLC (18):
Exxon - Punta Gorda, FL	11/0203	11/05/03	807,432	—	—	—	807,432	—	754,450	754,450	—
Checker’s - Tampa, FL	09/16/03	12/31/03	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—
BB&T - Virginia Beach, VA	05/25/04	06/21/04	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s - Newark, OH	03/29/04	09/08/04	936,551	—	—	—	936,551	—	750,000	750,000	18,881
Jiffy Lube - Fredericksburg, VA	10/24/03	10/25/04	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s - West Carrolton, OH	03/29/04	12/16/04	1,112,072	—	—	—	1,112,072	—	734,994	734,994	—

CNL RAI Restaurants, Inc. (18):
Denny’s - Orlando, FL	12/01/02	06/27/03	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny’s - Brooksville, FL	12/01/02	08/29/03	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny’s - Orange City, FL	12/01/02	09/30/03	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny’s - Palm Coast, FL	12/01/02	12/23/03	999,951	—	—	—	999,951	—	889,549	889,549	91,267
Sweet Tomatoes - Albuquerque, NM	03/10/04	05/14/04	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615
Walgreen’s (former Darryl’s) - Raleigh, NC	03/01/04	07/14/04	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—
Flat Rock Grill - Roanoke, VA	09/15/03	12/16/04	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank - Carrollton, TX	03/31/04	12/29/04	1,797,170	—	—	—	1,797,170	—	886,572	886,572	(20,298)

South Street Investments, Inc. (18):
Denny’s - Apopka, FL	11/20/02	09/26/03	508,538	—	—	—	508,538	—	467,800	467,800	—

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18):
Arby’s - Oak Park Heights, MN	02/20/01	02/08/02	108,400	860,199	—	—	968,599	870,487	—	870,487	10,593
Arby’s - Greenwood, IN	09/07/01	02/21/02	106,134	1,051,402	—	—	1,157,535	1,051,402	—	1,051,402	330
Arby’s - Hudson, WI	02/20/01	03/06/02	141,804	949,356	—	—	1,091,160	963,121	—	963,121	15,707
Arby’s - Wauseon, OH	04/10/01	03/11/02	101,408	700,080	—	—	801,488	704,249	—	704,249	7,174
Arby’s - St. Paul, MN	02/20/01	03/21/02	87,658	713,993	—	—	801,651	724,346	—	724,346	9,604
Arby’s - Richfield, MN	02/20/01	04/03/02	120,587	1,035,063	—	—	1,155,650	1,051,406	—	1,051,406	16,798
Arby’s - Crystal, MN	02/20/01	04/17/02	113,810	945,740	—	—	1,059,550	960,672	—	960,672	15,913
Arby’s - Hopkins, MN	02/20/01	04/26/02	90,927	829,399	—	—	920,326	842,495	—	842,495	14,275
Arby’s - Rochester, MN	02/20/01	05/02/02	101,643	817,845	—	—	919,488	831,824	—	831,824	15,757
Arby’s - Apple Valley, MN	02/20/01	05/17/02	178,105	1,315,159	—	—	1,493,264	1,337,639	—	1,337,639	23,636
Arby’s - Pell City, AL	09/18/01	06/21/02	102,875	936,662	—	—	1,039,537	938,824	—	938,824	2,860
Arby’s - East Huntington, PA	09/01/01	07/15/02	153,028	1,103,332	—	—	1,256,360	1,115,401	—	1,115,401	18,068
Arby’s - Florence, AL	10/01/01	08/22/02	176,044	1,182,056	—	—	1,358,100	1,196,262	—	1,196,262	17,628
Arby’s - Troy, AL	09/21/01	08/22/02	134,632	920,681	—	—	1,055,313	931,745	—	931,745	10,910
Arby’s - Muskegon, MI	11/15/01	08/29/02	183,565	1,255,825	—	—	1,439,390	1,261,682	—	1,261,682	6,545
Arby’s - Greenville, MI	07/25/02	10/31/02	196,093	1,074,766	—	—	1,270,860	1,074,766	—	1,074,766	(198)
Arby’s - Cullman, AL	09/05/01	11/13/02	175,467	993,620	—	—	1,169,087	1,001,853	—	1,001,853	8,373
Arby’s - Evansville, IN	04/01/02	11/15/02	166,901	1,080,328	—	—	1,247,229	1,089,280	—	1,089,280	26,999
Arby’s - Youngstown, OH	04/10/02	11/27/02	109,192	903,118	—	—	1,012,310	909,500	—	909,500	8,019

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Union City, TN	09/04/02	12/30/02	207,127	1,158,879	—	—	1,366,005	1,158,879	—	1,158,879	(2,918)
Arby’s - Northwood, OH	08/30/02	01/06/03	176,585	1,028,037	—	—	1,204,623	1,028,037	—	1,028,037	(124)
Arby’s - Winston-Salem, NC	09/06/02	01/27/03	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby’s - Sikeston, MO	10/15/02	02/05/03	244,103	1,168,224	—	—	1,412,328	1,168,224	—	1,168,224	24
Arby’s - Bowling Green, OH	09/23/02	02/12/03	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby’s - Norcross, GA	09/10/02	02/13/03	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby’s - Montgomery, AL	09/12/02	02/13/03	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby’s - Buffalo, MN	12/13/02	04/11/03	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby’s - Bellevue, PA	07/30/02	04/11/03	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby’s - Toledo, OH	09/30/02	04/15/03	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby’s - Frankfort, IN	08/08/02	05/19/03	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby’s - Cullman, AL	10/01/02	06/12/03	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505
Arby’s - Albany, OR	06/30/03	10/23/03	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby’s - Birmingham, AL	06/18/03	12/31/03	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)
Arby’s - Hutchinson, MN	10/17/03	02/20/04	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby’s - Nashville, TN	10/21/03	02/24/04	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby’s - Franklin, IN	12/02/03	03/23/04	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby’s - Hastings, MN	06/30/03	04/08/04	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby’s - Murfreesboro, TN	08/08/03	04/23/04	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby’s - Zainesville, OH	09/30/03	04/23/04	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby’s - Aliquippa, PA	10/08/03	05/17/04	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby’s - Blaine, MN	09/22/03	06/25/04	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050
Arby’s - Champin, MN	08/11/03	08/31/04	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby’s - Boonville, IN	03/05/04	10/08/04	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby’s - Kentwood, MI	03/05/04	10/14/04	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby’s - Pittsburgh, PA	10/23/03	10/22/04	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby’s - Austin, MN	05/25/04	11/30/04	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby’s - Pleasant Hills, PA	03/04/04	12/30/04	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459

CNL Funding 2001-A, LP (18):
Taco Cabana - Houston, TX	12/29/00	01/04/02	26,785	1,153,066	—	—	1,179,851	1,179,852	—	1,179,852	26,766
Taco Cabana - Austin, TX	12/29/00	01/04/02	25,137	1,082,108	—	—	1,107,245	1,107,246	—	1,107,246	25,119
Bakers Square - Normal, IL	05/14/01	01/09/02	188,577	1,469,683	—	—	1,658,260	1,477,273	—	1,477,273	6,796
IHOP - Nacogdoches, TX	12/28/00	01/18/02	105,773	1,388,437	—	—	1,494,210	1,401,869	—	1,401,869	15,380
IHOP - McAllen, TX	12/28/00	02/15/02	120,708	1,427,813	—	—	1,548,521	1,443,318	—	1,443,318	18,025
Pizza Hut - Dania, FL	10/06/00	02/19/02	40,920	292,892	—	—	333,812	295,455	—	295,455	5,279
Jack in the Box - Plano, TX	09/25/01	02/26/02	147,787	1,719,706	—	—	1,867,493	1,728,972	—	1,728,972	14,854
IHOP - Kennewick, WA	12/20/01	02/27/02	152,934	1,626,400	—	—	1,779,334	1,627,500	—	1,627,500	2,842
Jack in the Box - Stephenville, TX	03/28/01	02/28/02	164,069	1,344,498	—	—	1,508,567	1,361,617	—	1,361,617	19,729
Village Inn - Coralville, IA	05/14/01	02/28/02	159,126	1,070,921	—	—	1,230,046	1,077,273	—	1,077,273	8,156

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - San Antonio, TX	12/29/00	03/05/02	33,261	1,214,659	—	—	1,247,920	1,247,920	—	1,247,920	34,289
Jack in the Box - San Antonio, TX	09/26/01	03/06/02	135,343	1,442,978	—	—	1,578,322	1,456,085	—	1,456,085	11,979
Krystal - Rincon, GA	09/15/00	03/11/02	57,088	1,015,712	—	—	1,072,800	1,028,215	—	1,028,215	21,369
Village Inn - Davenport, IA	05/14/01	03/15/02	182,384	1,219,097	—	—	1,401,481	1,227,273	—	1,227,273	8,905
Jack in the Box - Katy, TX	09/25/01	03/18/02	123,072	1,376,098	—	—	1,499,170	1,385,410	—	1,385,410	12,373
IHOP - Albuquerque, NM	10/29/01	03/19/02	161,229	1,660,447	—	—	1,821,676	1,664,998	—	1,664,998	4,653
IHOP - Lafayette, LA	12/28/00	03/19/02	87,911	1,548,629	—	—	1,636,540	1,566,820	—	1,566,820	20,424
Jack in the Box - Round Rock, TX	09/19/00	03/20/02	134,634	1,226,470	—	—	1,361,104	1,257,009	—	1,257,009	40,447
Jack in the Box - Concord, NC	07/07/00	03/22/02	126,308	1,296,102	—	—	1,422,410	1,331,738	—	1,331,738	46,935
Jack in the Box - Cedar Hill, TX	12/20/01	03/22/02	120,438	1,388,773	—	—	1,509,211	1,392,479	—	1,392,479	5,497
IHOP - Brownsville, TX	12/28/00	03/28/02	88,052	1,456,628	—	—	1,544,680	1,471,963	—	1,471,963	18,921
IHOP - San Marco, TX	12/20/01	03/28/02	156,600	1,509,200	—	—	1,665,800	1,511,250	—	1,511,250	2,990
Bakers Square - Maple Grove, MN	05/14/01	03/29/02	200,077	1,354,552	—	—	1,554,629	1,363,636	—	1,363,636	10,198
IHOP - Ammon, ID	12/28/00	04/05/02	83,477	1,433,491	—	—	1,516,968	1,451,613	—	1,451,613	19,833
Home Town Buffet - Visalia, CA	12/28/01	04/10/02	329,510	2,409,694	—	—	2,739,205	2,409,000	—	2,409,000	(773)
TB/KFC - Gun Barrel City, TX	10/31/00	04/19/02	29,711	922,295	—	—	952,006	931,818	—	931,818	17,313
Tahoe Joes - Roseville, CA	12/28/01	04/23/02	414,477	2,965,855	—	—	3,380,332	2,965,000	—	2,965,000	(1,077)
Old Country Buffet - Glendale, AZ	12/28/01	04/25/02	246,584	1,818,524	—	—	2,065,108	1,818,000	—	1,818,000	(1,856)
Home Town Buffet - Temecula, CA	12/28/01	04/26/02	298,731	2,000,577	—	—	2,299,308	2,000,000	—	2,000,000	(746)
Village Inn - Johnston, IA	05/14/01	04/29/02	121,465	812,100	—	—	933,565	818,182	—	818,182	6,761

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet - Woodbury, MN	12/28/01	04/29/02	191,917	1,600,461	—	—	1,792,378	1,600,000	—	1,600,000	(612)
Bakers Square - Orland Park, IL	05/14/01	04/30/02	292,465	1,940,017	—	—	2,232,482	1,954,545	—	1,954,545	16,742
Pizza-Hut - Oakland Park, FL	10/06/00	05/03/02	83,765	652,145	—	—	735,910	659,091	—	659,091	6,512
Jack in the Box - Magnolia, TX	08/30/01	05/03/02	101,729	1,245,406	—	—	1,347,135	1,260,198	—	1,260,198	13,660
IHOP - Westminister, CO	12/20/01	05/03/02	229,223	1,831,730	—	—	2,060,953	1,836,750	—	1,836,750	5,100
Jack in the Box - Baton Rouge, LA	12/20/01	05/03/02	185,925	1,405,359	—	—	1,591,284	1,412,154	—	1,412,154	7,539
Village Inn - Roy, UT	05/14/01	05/06/02	142,392	933,183	—	—	1,075,575	940,909	—	940,909	8,152
Home Town Buffet - Loma Linda, CA	12/28/01	05/07/02	447,446	3,046,175	—	—	3,493,621	3,045,000	—	3,045,000	(619)
Home Town Buffet - Champaign, IL	12/28/01	05/08/02	195,577	1,768,682	—	—	1,964,259	1,768,000	—	1,768,000	(848)
Jack in the Box - Baytown, TX	09/19/00	05/10/02	108,115	1,141,081	—	—	1,249,196	1,173,149	—	1,173,149	40,830
IHOP - Norman, OK	10/12/00	05/13/02	219,316	1,554,570	—	—	1,773,886	1,577,745	—	1,577,745	51,274
IHOP - Rockford, IL	12/20/01	05/15/02	148,323	1,646,238	—	—	1,794,561	1,650,750	—	1,650,750	5,243
Rio Bravo - Fayetteville, AR	06/29/00	05/17/02	147,141	1,171,240	—	—	1,318,381	1,200,000	—	1,200,000	39,827
Bakers Square - Onalaska, WI	05/14/01	05/17/02	119,693	924,167	—	—	1,043,860	931,818	—	931,818	8,241
Ruby Tuesday - University Place, WA	08/23/00	05/31/02	133,340	1,574,504	—	—	1,707,844	1,590,909	—	1,590,909	40,555
Pizza Hut - Pembroke Pines, FL	10/06/00	05/31/02	20,692	359,803	—	—	380,495	363,636	—	363,636	13,021
Pizza Hut - N. Miami, FL	10/06/00	05/31/02	15,365	267,154	—	—	282,519	270,000	—	270,000	5,191
Bakers Square - Rochester, MN	05/14/01	05/31/02	172,761	1,352,440	—	—	1,525,200	1,363,636	—	1,363,636	12,750
Bakers Square - Stillwater, MN	05/14/01	05/31/02	141,347	991,789	—	—	1,133,136	1,000,000	—	1,000,000	9,350
Home Town Buffet - Louisville, KY	12/28/01	05/31/02	199,891	1,500,579	—	—	1,700,470	1,500,000	—	1,500,000	(726)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet - Mesa, AZ	12/28/01	06/03/02	306,624	2,115,024	—	—	2,421,648	2,114,000	—	2,1114,000	(1,045)
IHOP - Shreveport, LA	10/12/00	06/04/02	207,681	1,643,127	—	—	1,850,808	1,663,150	—	1,663,150	33,799
IHOP - Jonesboro, AR	10/12/00	06/05/02	152,295	1,328,505	—	—	1,480,800	1,348,500	—	1,348,500	56,238
Taco Cabana - Dallas, Texas	12/29/00	06/06/02	33,359	987,667	—	—	1,021,026	1,021,026	—	1,021,026	27,228
HomeTown Buffet - Oklahoma City, OK #737	12/28/01	06/13/02	204,563	1,455,705	—	—	1,592,205	1,455,000	—	1,455,000	(1,031)
HomeTown Buffet - Oklahoma City, OK	12/28/01	06/13/02	136,500	1,955,947	—	—	2,160,510	1,955,000	—	1,955,000	(767)
Jack in the Box - Corsicana, TX	06/30/00	06/14/02	69,849	1,083,639	—	—	1,153,488	1,118,650	—	1,118,650	52,045
Ruby Tuesday - Port Lucie, FL	06/06/00	06/14/02	119,187	1,583,384	—	—	1,702,571	1,607,399	—	1,607,399	12,328
Bakers Square - Bradley, IL	05/14/01	06/20/02	256,960	1,509,030	—	—	1,765,990	1,522,727	—	1,522,727	15,133
IHOP - Evansville, IN	03/29/02	06/20/02	166,194	1,469,696	—	—	1,635,890	1,471,963	—	1,471,963	2,753
IHOP - Buford, GA	03/29/02	06/20/02	212,950	1,679,961	—	—	1,892,911	1,682,243	—	1,682,243	2,729
Taco Cabana - San Antonio, TX #107	12/29/00	06/26/02	(34,711)	921,822	—	—	887,111	952,957	—	952,957	33,569
Taco Cabana - Universal City, TX	12/29/00	06/26/02	(40,496)	1,075,459	—	—	1,034,963	1,111,783	—	1,111,783	39,164
Taco Cabana - Austin, TX	12/29/00	06/26/02	(54,547)	1,448,578	—	—	1,394,031	1,497,504	—	1,497,504	52,752
Taco Cabana - San Antonio, TX #130	12/29/00	06/26/02	(52,067)	1,382,733	—	—	1,330,666	1,429,436	—	1,429,436	50,354
Taco Cabana - Dallas, TX #136	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	38,129
Taco Cabana - Houston, TX #143	12/29/00	06/26/02	(47,108)	1,251,044	—	—	1,203,936	1,293,299	—	1,293,299	45,558
Taco Cabana - San Antonio, TX #158	12/29/00	06/26/02	(49,918)	1,325,668	—	—	1,275,750	1,370,443	—	1,370,443	76,694
Taco Cabana - Schertz, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	39,004
Taco Cabana - Houston, TX	12/29/00	06/26/02	(52,933)	1,404,681	—	—	1,351,748	1,452,125	—	1,452,125	51,153

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana - Houston, TX #174	12/29/00	06/26/02	(35,537)	943,770	—	—	908,233	975,647	—	975,647	34,369
Taco Cabana - Katy, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	21,178
Taco Cabana - Arlington, TX	12/29/00	06/26/02	(38,843)	1,031,563	—	—	992,719	1,066,404	—	1,066,404	28,981
Taco Cabana - Houston, TX #241	12/29/00	06/26/02	(49,670)	1,319,084	—	—	1,269,414	1,363,637	—	1,363,637	48,036

Taco Cabana - Denton, TX	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	43,001
Baker Square - Bolingbrook, IL	05/14/01	06/28/02	289,661	1,621,644	—	—	1,911,305	1,636,364	—	1,636,364	16,147
IHOP - Harlingen, TX	09/28/01	06/28/02	169,260	1,611,009	—	—	1,780,269	1,619,998	—	1,619,998	(1,134)
Old Country Buffet - Madison, WI	12/28/01	06/28/02	233,107	2,092,013	—	—	2,325,120	2,091,000	—	2,091,000	(1,199)
HomeTown Buffet - Wichita, KS	12/28/01	06/28/02	224,736	2,000,969	—	—	2,225,704	2,000,000	—	2,000,000	(1,147)
Old Country Buffet - Mechanicsburg, PA	12/28/01	06/28/02	153,548	1,818,880	—	—	1,972,429	1,818,000	—	1,818,000	(1,523)
IHOP - Rocky Mount, NC	10/12/00	06/28/02	73,833	1,504,517	—	—	1,578,350	1,528,300	—	1,528,300	33,625
JIB - Hickory, NC	03/28/01	06/28/02	196,658	1,455,112	—	—	1,651,770	1,481,564	—	1,481,564	28,329
HomeTown Buffet - Louisville, KY	12/28/01	06/28/02	113,298	1,145,554	—	—	1,258,853	1,145,000	—	1,145,000	(660)
Old Country Buffet - Franklin, OH	12/28/01	06/28/02	129,930	1,318,638	—	—	1,448,568	1,318,000	—	1,318,000	(760)
Pizza Hut - El Reno, OK	01/18/02	06/28/02	51,697	367,573	—	—	419,270	368,764	—	368,764	1,591
Bakers Square - Mt. Prospect, IL	05/14/01	07/02/02	278,538	1,914,440	—	—	2,192,978	1,931,818	—	1,931,818	19,310
Old Country Buffet - Onalaska, WI	12/28/01	07/10/02	146,806	1,455,705	—	—	1,602,511	1,455,000	—	1,455,000	(1,020)
Pizza Hut - Taylor, TX	01/25/02	07/11/02	44,204	251,186	—	—	295,390	252,000	—	252,000	1,112
IHOP - Cathedral City, CA	03/29/02	07/18/02	255,633	1,506,263	—	—	1,759,896	1,509,346	—	1,509,346	3,182
Jack in the Box - Shelby, NC	09/19/00	07/19/02	130,680	1,282,602	—	—	1,413,282	1,322,836	—	1,322,836	50,638

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Simpsonville, SC	09/26/01	07/19/02	102,456	1,485,174	—	—	1,587,630	1,503,608	—	1,503,608	21,487
Old Country Buffet - Cincinnati, OH	12/28/01	07/22/02	140,678	975,569	—	—	1,116,247	975,000	—	975,000	(821)
OCB - Bourbonnais, IL	12/28/01	07/23/02	128,046	1,273,743	—	—	1,401,789	1,273,000	—	1,273,000	(1,087)
HomeTown Buffet - Rockford, IL	12/28/01	07/23/02	260,488	2,274,326	—	—	2,534,814	2,273,000	—	2,273,000	(1,941)
Pizza-Hut - Belton, TX	01/25/02	07/24/02	109,036	615,776	—	—	724,812	618,282	—	618,282	2,875
IHOP - Covington, LA	03/29/02	07/26/02	222,517	1,716,670	—	—	1,939,187	1,720,183	—	1,720,183	2,971
IHOP - Flourissant, MO	03/29/02	07/30/02	151,617	1,548,233	—	—	1,699,850	1,551,402	—	1,551,402	3,922
Jack in the Box - Rock Hill, SC	09/15/00	08/05/02	106,828	1,143,510	—	—	1,250,338	1,181,275	—	1,181,275	46,288
Jack in the Box - Greer, SC	09/25/01	08/05/02	111,253	1,454,109	—	—	1,565,361	1,474,257	—	1,474,257	22,417
Jack in the Box - Conroe, TX	09/15/00	08/09/02	143,657	1,412,719	—	—	1,556,376	1,459,375	—	1,459,375	57,750
Pizza Hut - Waco, TX (Baylor)	01/18/02	08/13/02	98,648	550,444	—	—	649,092	553,145	—	553,145	3,009
Jack in the Box - Greenville, SC	09/25/01	08/16/02	117,001	1,530,054	—	—	1,647,054	1,551,255	—	1,551,255	24,584
Bakers Square - Eau Claire, WI	05/14/01	08/20/02	190,268	1,169,094	—	—	1,359,362	1,181,818	—	1,181,818	13,617
Bakers Square - Springfield, IL	05/14/01	08/20/02	151,166	1,079,164	—	—	1,230,330	1,090,909	—	1,090,909	12,569
Old Country Buffet - Mankato, MN	12/28/01	08/20/02	179,487	1,637,118	—	—	1,816,605	1,636,000	—	1,636,000	(1,503)
Jack in the Box - Baton Rouge, LA	08/23/00	08/22/02	79,926	1,127,994	—	—	1,207,920	1,167,135	—	1,167,135	48,323
TB/KFC - Center, TX	10/31/00	08/30/02	15,631	852,554	—	—	868,185	863,636	—	863,636	10,412
IHOP - Shawnee, OK	12/20/01	08/30/02	144,543	1,434,527	—	—	1,579,070	1,441,500	—	1,441,500	7,947
HomeTown Buffet - Medford, OR	02/15/02	09/05/02	390,166	2,410,406	—	—	2,800,571	2,409,000	—	2,409,000	(2,071)
HomeTown Buffet - Manchester, CT	12/28/01	09/13/02	171,290	1,774,390	—	—	1,945,681	1,773,000	—	1,773,000	(1,469)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Kilgore, TX	06/27/02	09/18/02	95,181	1,093,811	—	—	1,188,992	1,097,200	—	1,097,200	4,625
IHOP - Bristol, VA	12/28/00	09/20/02	82,611	1,350,001	—	—	1,432,612	1,373,272	—	1,373,272	25,525
Bakers Square - Akron, OH	05/14/01	09/27/02	243,619	1,257,883	—	—	1,501,502	1,272,727	—	1,272,727	16,331
Texas Roadhouse - Peoria, IL	06/25/02	09/30/02	422,739	2,127,261	—	—	2,550,000	2,134,177	—	2,134,177	10,527
Jack in the Box - Mesa, AZ	06/27/02	10/04/02	202,549	1,475,706	—	—	1,678,254	1,482,598	—	1,482,598	7,435
Pizza Hut - Rockmart, GA	01/18/02	11/06/02	66,876	366,030	—	—	432,906	368,764	—	368,764	2,914
Ruby Tuesday - Angola, IN	07/01/01	11/08/02	83,924	1,415,770	—	—	1,499,694	1,426,713	—	1,426,713	29,521
Krystals - Pelham, AL	09/15/00	11/14/02	103,023	910,619	—	—	1,013,642	928,108	—	928,108	26,012
HomeTown Buffets - Hilliard, OH	12/28/01	11/22/02	200,829	1,615,595	—	—	1,816,424	1,614,000	—	1,614,000	(1,717)
IHOP - Enid, OK	09/28/01	12/05/02	213,823	1,323,224	—	—	1,537,046	1,336,499	—	1,336,499	4,742
IHOP - Kansas City, MO	03/29/02	12/05/02	218,978	1,500,970	—	—	1,719,949	1,509,346	—	1,509,346	8,575
Perkins - Millington, TN	05/24/02	12/06/02	163,718	1,111,111	—	—	1,274,829	1,111,111	—	1,111,111	756
Perkins - Mankato, MN	09/13/02	12/10/02	180,448	1,193,299	—	—	1,373,747	1,193,299	—	1,193,299	1,108
Ruby Tuesday - Island Park, NY	02/27/01	12/18/02	100,483	1,782,108	—	—	1,882,592	1,800,000	—	1,800,000	21,046
Pizza Hut - Woodville, TX	01/18/02	12/19/02	41,310	351,085	—	—	392,396	354,013	—	354,013	3,077
Krystals - Trenton, GA	09/15/00	12/20/02	130,970	896,970	—	—	1,027,940	915,294	—	915,294	26,769
Pizza Hut - Bethany, OK	01/18/02	01/10/03	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box - Las Vegas, NV	09/26/02	02/13/03	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF - Springfield, OH	12/22/00	02/13/03	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut – 19th Street - Waco, TX	01/18/02	03/11/03	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Gadsden, AL	12/26/02	03/13/03	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box - San Antonio, TX	09/26/02	03/14/03	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box - Round Rock, TX	08/28/02	03/20/03	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D’s - Dothan, AL	12/26/02	04/17/03	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D’s - Hopkinsville, KY	12/26/02	04/10/03	179,825	931,252	—	—	1,111,078	932,610	—	932,610	1,578
Captain D’s - Arab, AL	12/26/02	04/30/03	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207
Captain D’s - Crosslanes, WV	12/26/02	04/21/03	56,254	464,941	—	—	521,195	465,619	—	465,619	744
Taco Bell/KFC - Kaufman, TX	10/31/00	05/06/03	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878
Jack in the Box - Yermo, CA	08/26/02	05/06/03	353,295	1,602,027	—	—	1,995,322	1,622,463	—	1,622,463	21,343
Captain D’s - Montgomery, AL	12/26/02	05/05/03	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D’s - Louisville, KY	12/26/02	05/16/03	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box - Houston, TX	09/26/02	05/20/03	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box - Paris, TX	12/30/02	05/16/03	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D’s - Nashville, TN	12/26/02	05/07/03	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box - Killeen, TX	09/26/02	05/01/03	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round - Maple Grove, MN	04/01/01	05/09/03	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D’s - Greenville, AL	12/26/02	06/11/03	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D’s - Russellville, AL	12/26/02	06/27/03	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D’s - Madison, AL	12/26/02	06/27/03	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D’s - Crossville, TN	12/26/02	06/27/03	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Captain D’s - Clinton, MS	12/26/02	06/12/03	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D’s - Louisville, KY	12/26/02	06/17/03	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D’s - Eufaula, AL	12/26/02	06/25/03	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D’s - Alabaster, AL	12/26/02	06/13/03	160,117	897,029	—	—	1,057,147	899,229	—	899,229	2,460
Jack in the Box - Greenville, SC	01/16/03	06/13/03	274,469	1,317,214	—	—	1,591,684	1,326,457	—	1,326,457	11,407
Jack in the Box - Marble Falls, TX	01/16/03	06/19/03	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398
Jack in the Box - San Diego, CA	01/16/03	06/18/03	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848
Arby’s - Fraser, MI	09/11/01	06/20/03	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829
Arby’s - Waterbury, CT	07/21/00	06/18/03	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby’s - Orange, CT	07/21/00	06/18/03	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D’s - Laurel, MS	12/26/02	07/28/03	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D’s - Columbia, SC	12/26/02	07/17/03	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse - Roseville, MI	10/31/02	07/23/03	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse - Christianburg, VA	09/30/02	07/31/03	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box - Cookeville, TN	01/16/03	07/10/03	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D’s - Tupelo, MS	12/26/02	07/31/03	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D’s - Andalusia, AL	12/26/02	08/06/03	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D’s - Princeton, KY	12/26/02	08/07/03	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday - Tampa, FL	03/12/03	08/11/03	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King - Wichita, KS	04/01/03	08/15/03	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Conover, NC	01/16/03	08/21/03	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box - Salinas, CA	12/30/02	08/29/03	490,183	1,493,196	—	—	1,983,379	1,509,782	—	1,509,782	18,707
Captain D’s - Franklin, KY	12/26/02	08/29/03	157,118	1,007,252	—	—	1,164,370	1,010,743	—	1,010,743	3,786
Jack in the Box - Simpsonville, SC	01/16/03	08/29/03	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box - Anderson, SC	01/16/03	09/16/03	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole - Conroe, TX	04/16/03	09/15/03	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395
Captain D’s - Warrensburg, CO	12/26/02	09/23/03	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464
Black Angus - Lone Tree, CO	05/16/02	09/19/03	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363
Captain D’s - Bluefield, WV	12/26/02	09/05/03	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D’s - Ozark, AL	12/26/02	09/15/03	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D’s - Pearl, MS	12/26/02	09/11/03	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box - Austin, TX	09/26/02	09/15/03	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn - Virginia Beach, VA	06/16/03	09/26/03	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D’s - Cahokia, IL	12/26/02	09/24/03	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D’s - Birmingham, AL	12/26/02	09/24/03	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box - Simpsonville, SC	01/16/03	09/30/03	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box - Charlotte, NC	01/16/03	09/30/03	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn - Rio Rancho, NM	06/16/03	10/10/03	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy’s - Knoxville, TN	06/13/03	10/22/03	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy’s - Dayton, TN	06/13/03	10/28/03	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box - Uvalde, TX	01/16/03	10/31/03	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker’s Square - St. Paul, MN	06/16/03	10/31/03	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker’s Square - Dearborn, MI	06/16/03	11/06/03	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker’s Square - Taylor, MI	06/16/03	11/07/03	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker’s Square - Fresno, CA	06/16/03	11/20/03	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn - St. Petersburg, FL	06/16/03	12/16/03	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548
Johnny Carino’s - Houston, TX	01/21/03	12/22/03	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760
Wendy’s - Clinton, TN	06/13/03	12/30/03	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376
O’Charley’s - Plainville (Avon), IN	10/17/03	12/30/03	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino’s - Austin, TX	12/30/02	12/31/03	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box - Rock Hill, SC	01/16/03	12/31/03	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553
Max and Erma’s - Cincinnati (Union Township), OH	09/24/03	01/09/04	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s - Knoxville, TN	06/13/03	01/14/04	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s - Murfreesboro, TN	10/17/03	01/16/04	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger - Dallas, TX	06/25/00	01/29/04	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square - St. Anthony Village, MN	08/04/03	02/13/04	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s - Lexington, KY	10/17/03	02/18/04	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s - Smyrna, TN	10/17/03	03/03/04	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s - Cary, NC	10/17/03	03/04/04	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square - Dekalb, IL	06/16/03	03/08/04	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s - Cincinnati, OH	11/07/03	03/12/04	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730
O’Charley’s - Burlington, NC	10/17/03	03/31/04	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday - Cape Coral, FL	01/13/04	03/31/04	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s - Marietta, GA	10/17/03	04/08/04	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE - Fredricksburg, VA	02/09/01	04/15/04	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s - Bloomington, IN	10/17/03	04/29/04	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s - Chattanooga, TN	10/17/03	05/03/04	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212
Max and Emma’s - Auburn Hills, MI	05/05/03	05/04/04	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055
O’Charley’s - Mobile, AL	10/17/03	05/12/04	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s - Louisville, KY	10/17/03	05/21/04	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s - O’Fallon, IL	12/30/03	06/08/04	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s - Paducah, KY	12/30/03	06/18/04	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s - Hermitage, TN	12/30/03	06/22/04	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole - Port Arthur, TX	01/07/04	06/25/04	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s - Monroe, NC	10/17/03	06/28/04	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s - Dothan, AL	10/17/03	06/30/04	180,735	1,866,665	—	—	2,047,400	1,901,609	—	1,901,609	42,596
O’Charley’s - Evansville, IN	11/07/03	06/30/04	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s - Franklin, TN	11/07/03	06/30/04	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole - Jasper, TX	01/07/04	06/30/04	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s - Asheville, NC	10/17/03	07/13/04	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2001-A, LP (18) (Continued):
Casa Ole - Sulphur, LA	01/07/04	08/10/04	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s - Byram, MS	08/29/03	08/17/04	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s - Richland, MS	08/29/03	08/17/04	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s - Oxford, AL	10/17/03	08/23/04	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s - Richmond, VA	10/17/03	08/30/04	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s - Hopkinsville, KY	10/17/03	09/02/04	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill - Louisville, KY	12/23/03	09/13/04	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759
O’Charley’s - Johnson City, TN	12/30/03	09/17/04	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998
O’Charley’s - Bristol, VA	10/17/03	09/28/04	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s - Greenwood, SC	12/30/03	09/28/04	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s - Mobile, AL	10/17/03	09/29/04	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square - West St. Paul, MN	06/16/03	09/30/04	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole - Orange, TX	01/07/04	09/30/04	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s - Indianapolis, IN	10/17/03	10/14/04	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s - Florence, KY	10/17/03	11/09/04	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162
Casa Ole - Silsbee, TX	01/07/04	11/16/04	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole - Vidor, TX	01/07/04	12/16/04	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s - Centerville, GA	10/17/03	12/21/04	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Funding 2002-A, LP (18):
Black Angus - Phoenix, AZ	08/02/01	03/29/02	308,838	1,962,499	—	—	2,271,337	1,967,245	—	1,967,245	13,445
Black Angus - Goodyear, AZ	07/23/01	05/01/02	305,468	1,855,849	—	—	2,161,317	1,862,193	—	1,862,193	11,485
Jack in the Box - Charlotte, NC	08/30/01	06/14/02	152,691	1,450,809	—	—	1,603,500	1,467,708	—	1,467,708	17,149
Jack in the Box - Baton Rouge, LA	08/30/01	07/12/02	80,374	1,145,280	—	—	1,225,654	1,160,007	—	1,160,007	16,487
Jack in the Box - Lake Zurich, IL	09/26/01	12/20/02	440,278	2,215,642	—	—	2,655,920	2,246,512	—	2,246,512	39,380
Bennigans - Killeen, TX	08/07/01	12/30/02	285,025	1,897,117	—	—	2,182,142	1,925,583	—	1,925,583	31,785

CNL Net Lease Investors, LP (18):
JIB - Arlington, TX (8)	09/25/02	09/25/02	1,096,799	—	—	—	1,096,799	—	1,096,799	1,096,799	—
Burger King - Jackson, MI (8)	09/25/02	09/25/02	958,464	—	—	—	958,464	—	958,464	958,464	—
IHOP - Buffalo Grove, IL (8)	09/25/02	09/25/02	1,591,656	—	—	—	1,591,656	—	1,591,656	1,591,656	—
Arby’s-Lee’s - Summit, MO (8)	09/25/02	09/25/02	956,778	—	—	—	956,778	—	956,778	956,778	—
Krispy Kreme - Clive, IA (8)	09/25/02	09/25/02	719,193	—	—	—	719,193	—	719,193	719,193	—
Boston Market - Eden Prairie, MN (8)	09/25/02	09/25/02	1,096,256	—	—	—	1,096,256	—	1,096,256	1,096,256	—
Denny’s - Glenwood Springs, CO	09/25/02	09/30/02	71,421	724,289	—	—	795,710	724,289	—	724,289	(2,560)
JIB - Apple Valley, CA	09/25/02	10/29/02	195,846	1,125,979	—	—	1,321,825	1,125,979	—	1,125,979	(390)
Jack in the Box - Calexico, CA	09/25/02	11/08/02	267,747	1,380,933	—	—	1,648,680	1,380,873	—	1,380,873	(431)
IHOP - Smyrna, GA	09/25/02	11/15/02	258,136	1,487,570	—	—	1,745,706	1,487,640	—	1,487,640	(255)
IHOP - Las Vegas, NV	09/25/02	11/19/02	224,805	1,532,903	—	—	1,757,708	1,533,114	—	1,533,114	4
Arby’s - Lafayette, IN	09/25/02	11/21/02	142,253	1,233,489	—	—	1,375,742	1,234,521	—	1,234,521	1,632

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
JIB - Pomona, CA	09/25/02	12/06/02	230,597	1,256,692	—	—	1,487,290	1,256,583	—	1,256,583	(501)
IHOP - Bend, OR	09/25/02	12/10/02	196,621	1,335,109	—	—	1,531,730	1,334,916	—	1,334,916	(674)
JIB - Woodinville, WA	09/25/02	12/12/02	238,915	1,416,445	—	—	1,655,360	1,416,512	—	1,416,512	(421)
IHOP - Chico, CA	09/25/02	12/16/02	237,578	1,704,094	—	—	1,941,672	1,706,088	—	1,706,088	2,084
IHOP - Phoenix, AZ	09/25/02	12/16/02	257,508	1,421,205	—	—	1,678,713	1,422,679	—	1,422,679	1,492
Denny’s - Grand Prairie, TX	09/25/02	12/18/02	166,695	641,605	—	—	808,300	643,812	—	643,812	(17,570)
JIB - Stockton, CA	09/25/02	12/19/02	123,370	1,194,990	—	—	1,318,360	1,195,358	—	1,195,358	44
JIB - Altadena, CA	09/25/02	12/19/02	238,359	1,568,973	—	—	1,807,332	1,569,349	—	1,569,349	(104)
IHOP - Madera, CA	09/25/02	12/20/02	221,369	1,517,381	—	—	1,738,750	1,517,799	—	1,517,799	(23)
JIB - Los Angeles, CA	09/25/02	12/20/02	281,609	1,440,875	—	—	1,722,484	1,441,506	—	1,441,506	319
Stone Grill - Henderson, NV	09/25/02	12/20/02	129,187	315,790	—	—	444,977	316,876	—	316,876	(501)
JIB - Veradale, WA	09/25/02	12/20/02	152,024	1,432,938	—	—	1,584,962	1,434,470	—	1,434,470	1,591
Denny’s - Tulsa, OK	09/25/02	12/23/02	111,276	87,719	—	—	198,995	88,021	—	88,021	(8,056)
Chipolte Mexican Grill - Redlands, CA	09/25/02	12/26/02	184,168	947,782	—	—	1,131,950	948,249	—	948,249	229
Arby’s - Boise, ID	09/25/02	12/27/02	144,299	880,157	—	—	1,024,456	879,752	—	879,752	(1,105)
IHOP - Las Vegas, NV- 752	09/25/02	12/30/02	301,535	1,654,627	—	—	1,956,162	1,654,674	—	1,654,674	(737)
IHOP - Chesapeake, VA	09/25/02	12/30/02	224,282	1,596,258	—	—	1,820,540	1,595,915	—	1,595,915	(1,328)
JIB - Sacramento, CA	09/25/02	12/31/02	121,340	1,230,480	—	—	1,351,820	1,230,859	—	1,230,859	(85)
JIB - Delano, CA	09/25/02	12/31/02	218,259	1,193,558	—	—	1,411,817	1,193,846	—	1,193,846	(125)
LJS - Pasadena, TX	09/25/02	01/10/03	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Jack in the Box - Caldwell, ID	09/25/02	01/14/03	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP - Addison, TX	09/25/02	01/14/03	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP - Arlington, TX	09/25/02	01/15/03	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box - Centralia, WA	09/25/02	01/17/03	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny’s - Fort Worth, TX	09/25/02	01/17/03	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP - Merced, CA	09/25/02	01/24/03	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny’s - Port Charlotte, FL	09/25/02	01/29/03	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452
KFC - Virginia Beach, VA	09/25/02	01/30/03	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers - Orlando, FL	09/25/02	02/04/03	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP - Vernon Hills, IL	09/25/02	02/05/03	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749
IHOP - Pasadena, TX	09/25/02	02/07/03	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny’s - Surfside Beach, SC	09/25/02	02/10/03	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill - Clinton, MO	09/25/02	02/11/03	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito - Cheraw, SC	09/25/02	02/12/03	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP - Orland Park, IL	09/25/02	02/12/03	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB - Phoenix, AZ	09/25/02	02/19/03	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB - Fontana, CA	09/25/02	02/19/03	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box - Puyallup, WA	09/25/02	02/20/03	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB - Nampa, ID	09/25/02	02/28/03	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby’s - Indianapolis, IN	09/25/02	03/07/03	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Sherman, TX	09/25/02	03/14/03	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny’s - Independence, MO	09/25/02	03/18/03	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box - New Caney, TX	09/25/02	03/26/03	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP - Columbia, SC	09/25/02	03/27/03	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral - Longmont, CO	09/25/02	03/28/03	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP - Coeur D’Alene, ID	09/25/02	03/28/03	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP - Hoffman Estates, IL	09/25/02	03/31/03	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650
Hardees - Hattiesburg, MS	09/25/02	04/04/03	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby’s - Greenville, AL	09/25/02	04/04/03	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box - Peoria, AZ	09/25/02	04/04/03	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232
Denny’s - Goodyear, AZ	09/25/02	04/08/03	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers - Olathe, KS	09/25/02	04/17/03	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy’s - Escondido, CA	09/25/02	05/09/03	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral - Jacksonville, FL	09/25/02	05/15/03	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box - Santa Maria, CA	09/25/02	05/20/03	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box - Post Falls, ID	09/25/02	05/22/03	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral - Garden City, KS	09/25/02	05/30/03	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP - Lithia Springs, GA	09/25/02	06/02/03	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express - Lincolnton, NC	09/25/02	06/11/03	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny’s - McAlester, OK	09/25/02	06/24/03	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Denny’s - Yukon, OK	09/25/02	06/24/03	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral - Bartlesville, OK	09/25/02	06/26/03	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box - Beaumont, TX	09/25/02	07/11/03	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box - Decatur, TX	09/25/02	07/16/03	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny’s - Enid, OK	09/25/02	08/11/03	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box - Irving, TX	09/25/02	08/15/03	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers - Independence, MO	09/25/02	09/17/03	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)
Remington Grill - Sanford, NC	09/25/02	09/22/03	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral - Weslaco, TX	09/25/02	09/26/03	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral - Ada, OK	09/25/02	09/30/03	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153
Golden Corral - Abilene, TX	09/25/02	10/14/03	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral - Shawnee, OK	09/25/02	11/04/03	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box - Ontario, OR	09/25/02	12/31/03	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)
Jack in the Box - Mojave, CA	09/25/02	01/08/04	364,908	1,241,898	—	—	1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King - Bowling Green, OH	09/25/02	01/16/04	107,489	818,684	—	—	926,173	823,270	—	823,270	4,207
Burger King - Wauseon, OH	09/25/02	01/29/04	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King - Columbia, SC	09/25/02	02/04/04	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box - San Benito, TX	09/25/02	03/25/04	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s - Louisville, KY	09/25/02	03/30/04	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market - Carrolton, TX	09/25/02	03/31/04	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Golden Corral - Augusta, GA	09/25/02	03/31/04	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King - Bradford, PA	09/25/02	04/02/04	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s - Raytown, MD	09/25/02	04/27/04	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market - Kansas City, MO	09/25/02	08/20/04	200,500	1,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market - Houston, TX	09/25/02	09/21/04	171,942	840,790	—	—	1,012,732	842,675	—	842,675	1,384
Boston Market - Orlando, FL	09/25/02	09/27/04	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market - Vero, FL	09/25/02	09/28/04	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206
Denny’s - Corpus Christi, TX	09/25/02	09/30/04	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
Jack in the Box - Campbell, CA	06/30/04	10/05/04	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734
Jack in the Box - Castro Valley, CA	06/30/04	10/22/04	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box - Cucamonga, CA	06/30/04	10/27/04	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box - Chula Vista, CA	06/30/04	10/29/04	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral - Newman, GA	05/25/04	11/04/04	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral - Conyers, GA	05/25/04	11/04/04	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box - Palmdale, CA	06/30/04	11/08/04	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP - Spring, TX	07/22/04	11/08/04	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box - Los Angeles, CA	06/30/04	11/10/04	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP - Hillsboro, TX	07/22/04	11/18/04	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box - Dallas, TX	09/30/04	11/24/04	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral - Lawrenceville, GA	05/25/04	11/29/04	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box - San Rafael, CA	06/30/04	12/10/04	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Investors, LP (18) (Continued):
Applebee’s - Gaffney, SC	06/28/04	12/15/04	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes - Orlando, FL	03/10/04	12/17/04	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral - Alpharetta, GA	05/25/04	12/22/04	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box - Berkely, CA	09/30/04	12/30/04	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871

CNL Net Lease Funding, LLC (18):
Sweet Tomatoes - Atlanta, GA	03/10/04	06/03/04	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232
Sweet Tomatoes - Westminister, CO	03/10/04	06/09/04	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation - Lake Forest, CA	03/10/04	06/09/04	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207
Sweet Tomatoes - Raleigh, NC	03/10/04	06/17/04	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes - Alpharetta, GA	03/10/04	06/18/04	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes - St. Charles, IL	03/10/04	06/30/04	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes - Albuquerque, NM	03/10/04	06/30/04	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes - Sarasota, FL	03/10/04	07/07/04	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box - Palo Alto, CA	06/30/04	07/29/04	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box - Bakersfield, CA	06/30/04	08/12/04	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral - Buford, GA	05/25/04	08/17/04	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973
Jack in the Box - Riverside, CA	06/30/04	08/17/04	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box - Phoenix, AZ	06/30/04	08/18/04	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes - Peoria, AZ	03/10/04	08/19/04	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box - Marysville, CA	06/30/04	08/20/04	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CNL Net Lease Funding, LLC (18) (Continued):
Golden Corral - Snellville, GA	05/25/04	08/30/04	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes - Tampa, FL	03/10/04	08/30/04	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral - Kennesaw, GA	05/25/04	09/02/04	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box - Orcutt, CA	06/30/04	09/08/04	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes - Aurora, CO	03/10/04	09/09/04	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box - Woodland, CA	06/30/04	09/10/04	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531
Jack in the Box - Santa Ana, CA	06/30/04	09/17/04	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918
Sweet Tomatoes - Fort Myers, FL	03/10/04	09/17/04	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes - Tampa, FL	03/10/04	09/22/04	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box - Houston, TX	06/30/04	09/24/04	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box - Antioch, CA	06/30/04	09/28/04	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box - Auburn, WA	06/30/04	09/28/04	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box - Mesa, AZ	06/30/04	09/28/04	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box - Chico, CA	06/30/04	09/29/04	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s - Greenville, SC	06/28/04	09/30/04	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box - Irving, TX	06/30/04	09/30/04	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729

CNL Restaurant Capital, LP (24):
Applebee’s - Salinas, CA	02/10/97	04/26/02	449,350	1,600,000	—	—	2,049,350	—	1,496,871	1,496,871	—
Fazoli’s - Cordova, TN (25)	12/28/01	06/28/02	638,052	—	—	—	638,052	—	501,969	501,969	—
Fazoli’s - Collierville, TN (25)	12/23/99	08/08/02	667,882	—	—	—	667,882	—	621,070	621,070	—

Past performance is not necessarily indicative of future performance.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)
CFD Holdings, LLC:
Denny’s - Plant City, FL (25)	09/30/02	05/23/03	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny’s - Fort Pierce, FL (25)	09/30/02	11/14/03	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny’s - Orlando, FL (25)	09/30/02	12/03/03	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823

CFD Holdings II, LLC:
Fazoli’s - Oregon, OH (25)	05/08/03	06/24/04	383,988	—	—	—	383,988	—	740,459	740,459	27,852

CNL Funding 2001-4, LP:
Burger King - Boynton Beach, FL (25)	07/21/03	03/12/04	999,217	—	—	—	999,217	—	709,380.	709,380	28,932
Burger King - West Palm Beach, FL (25)	07/21/03	06/23/04	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King - Coral Springs, FL (25)	05/05/03	08/31/04	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)

CNL Hotels & Resorts, Inc.:
Hampton Inn - Omaha, NE	07/10/03	07/07/04	5,840,562	—	—	—	5,840,562	—	5,408,607	5,408,607	562,970
Comfort Inn - Marietta, GA	07/10/03	07/15/04	5,119,961	—	—	—	5,119,961	—	5,023,017	5,023,017	168,741
Hampton Inn - Denver, CO	07/10/03	11/15/04	2,639,686	—	—	—	2,639,686	—	2,554,787	2,554,787	358,791
Residence Inn - Charlotte, NC	07/10/03	12/17/04	3,763,810	—	—	—	3,763,810	—	3,177,789	3,177,789	460,146

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3)	Reserved for future use.
(4)	Reserved for future use.
(5)	Cash received net of closing costs includes $147,750 of lease termination income.
(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8)	Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale
(9)	This property was being constructed and as sold prior to completion of construction.

Past performance is not necessarily indicative of future performance.

(10)	CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.
(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.
(12)	Reserved for future use.
(13)	Reserved for future use.
(14)	Reserved for future use.
(15)	Reserved for future use.
(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.
(17)	Reserved for future use.
(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP; CNL Net Lease Investors LP and CNL Net Lease Funding 2003, LLC, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.
(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20)	Reserved for future use.
(21)	Reserved for future use.
(22)	Reserved for future use.
(23)	Reserved for future use.
(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.
(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $33,979 of lease termination income.
(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.
(28)	CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.
(29)	CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.
(30)	CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31)	CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.
(32)	CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.
(33)	CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.
(34)	CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.
(35)	CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.
(36)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.
(37)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

Past performance is not necessarily indicative of future performance.

(38)	Cash received net of closing costs includes $227,579 of insurance proceeds received after the building was destroyed by fire.
(39)	CNL Income Fund II, Ltd. owned a 49 percent interest and CNL Income Fund IV, Ltd. owned a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund IV, Ltd. represent each partnership’s percentage interest in the property owned by Holland Joint Venture.
(40)	CNL Income Fund VII, Ltd. owned a 68.75 percent interest and CNL Income Fund XV, Ltd. owned a 31.25 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund XV, Ltd. represent each partnership’s percentage interest in the property owned by CNL VII, XV Columbus Joint Venture.
(41)	The Checker’s property in Atlanta, GA was exchanged on September 10, 2004 for a Checker’s property in Clearwater, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Clearwater, FL is being leased under the same lease as the Checker’s property in Atlanta, GA with a five year lease extension.
(42)	The Checker’s property in Marietta, GA was exchanged on September 10, 2004 for a Checker’s property in Tampa, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Tampa, FL is being leased under the same lease as the Checker’s property in Marietta, GA, with a five year lease extension.
(43)	The Checker’s property in Norcross, GA was exchanged on September 10, 2004 for a Checker’s property in Ruskin, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Ruskin, FL is being leased under the same lease as the Checker’s property in Norcross, GA, with a five year lease extension.

Past performance is not necessarily indicative of future performance.